UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

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☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Ingevity Corporation

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF 2025

ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

PURIFY | PROTECT | ENHANCE

ingevity®

MESSAGE TO OUR STOCKHOLDERS Luis Fernandez-Moreno | March __, 2025

Dear Fellow Ingevity Stockholders,

It is my pleasure to invite you to the 2025 annual meeting of stockholders (the “Annual Meeting”) of Ingevity Corporation (“Ingevity,” the “Company” or “us”) on behalf of Ingevity’s Board of Directors (the “Board”). The Annual Meeting will be held virtually via live audio webcast on [•], 2025, at 9:30 a.m. Eastern Time.

Bold actions are underway across the Company – to our leadership, portfolio, operating priorities, and cost structure – to drive profitable growth and significant, sustainable value creation for all Ingevity stockholders. These actions are delivering results, and we believe our momentum is just beginning.

New leadership, new priorities and a team focused on execution

To accelerate improved performance and best position the Company for the future, in October 2024, your Board of Directors initiated a search for a new chief executive officer and appointed me to serve as Interim CEO during the transition. This search is progressing well, and we are very pleased with the quality of candidates under consideration. We also further strengthened Ingevity’s executive team during the year with the addition of experienced manufacturing and chemical industry leaders: Terry Dyer as Senior Vice President and Chief Human Resources Officer, and Ryan Fisher as Senior Vice President, General Counsel and Corporate Secretary.

Working alongside the Board and Ingevity team, we launched new strategic priorities last fall – execution excellence, reducing leverage, and portfolio optimization. I am proud of our employees’ focus and execution in each of these areas.

On a consolidated basis, we delivered adjusted EBITDA* for fiscal 2024 of $363 million, exceeding analyst estimates, and improved EBITDA Margins* by 350 basis points to 25.8%. We realized a total of $84 million in cost savings in 2024 and generated $51 million of free cash flow* despite $200 million of cash outflows related to our repositioning actions. This enabled us to reduce debt and lower our leverage ratio in the second half of the year. Segment performance is also improving.

Record year for Performance Materials

In 2024, we delivered record performance in our Performance Materials segment for both sales and EBITDA. The fourth quarter of 2024 marked the sixth consecutive quarter of EBITDA margins surpassing 50%, driven by pricing and operational efficiency initiatives. We expect continued positive results in this business as ICE vehicles increasingly become more fuel-efficient and consumer preferences further trend toward hybrids. We are also making progress in developing new markets for our carbon technologies in silicon anode batteries through our investment in Nexeon.

Transforming Performance Chemicals

The increased EBITDA margins we reported for the Performance Chemicals segment in the second half of 2024 demonstrate our work to proactively manage this business by exiting lower margin cyclical end markets, reducing our physical footprint to optimize costs and diversifying our raw material stream. In addition, we addressed uneconomic long-term contracts, which previously hindered our ability to manage the cost and timing of key raw material purchases.

*Reconciliation of these non-GAAP financial measures can be found in Appendix A.

INGEVITY | 2025 Proxy Statement	1

Message from our CEO

Advanced Polymer Technologies demonstrating resiliency

We achieved increased sales volumes in 2024 for the Advanced Polymers Technologies segment even in challenging market conditions. Although demand is expected to remain flat in the near term, we believe long-term this segment will generate 20% or better margins, driven by greater industrial demand in existing markets supported by more innovation in high-growth areas such as bioplastics used in food packaging and apparel.

Reshaping portfolio to focus on higher growth, higher margin opportunities

On October 30, 2024, we publicly announced that we were reviewing our business portfolio, a review which began in March 2024, and which has been one of my top priorities since assuming the interim CEO role.

As part of this review, we announced on January 16, 2025, our decision to explore strategic alternatives for a majority of our Performance Chemicals Industrial Specialties product lines and our North Charleston, South Carolina, crude tall oil refinery. Exiting most of the Industrial Specialties product line is expected to strengthen the Performance Chemicals segment further and enable us to focus our attention on higher growth and higher margin opportunities within our portfolio while increasing the Company’s earnings and cash flow.

We are proceeding expeditiously with the review of Industrial Specialties and the refinery and expect to communicate a path forward by year end. We are also continuing to review the rest of our portfolio.

Continuing to enhance the Ingevity board with fresh, qualified perspectives

Over the last three years, Ingevity has added three new independent directors to the Company’s nine-member Board, including J. Kevin Willis, senior vice president and chief financial officer of Ashland Inc. in December 2024. Kevin’s appointment follows a search that began in June 2024 with the assistance of an independent search firm. Kevin played an integral role in Ashland’s successful separation from Valvoline and the reorganization of Ashland’s European operations and brings highly relevant experience in the chemical industry. He also brings extensive financial planning, capital allocation analysis, and business development experience, which make him well suited to help oversee and guide the management team on the Company’s new strategic priorities and the improvement initiatives we are pursuing.

Thank you for your investment

I am immensely proud of the progress we are making to transform Ingevity for the future. Working alongside our Board, I’m committed to taking appropriate actions to ensure our business portfolio and cost structure are aligned with our objectives of being a specialty chemicals leader, driving profitable growth and creating value for our stockholders.

Thank you for your continued investment in Ingevity. Our premier activated carbon platform, leading specialty chemicals business, global footprint and innovative employees provide a strong foundation for success. We are bullish about the future and confident in our ability to strengthen our position as a world class specialty chemicals leader. We hope you share our enthusiasm for Ingevity and the exciting opportunities ahead.

 Best regards,

Luis Fernandez-Moreno

Interim President and CEO

Additional information about this year’s Annual Meeting

The accompanying notice of Annual Meeting and proxy statement are being mailed to each holder of record of the Company’s common stock (the “Common Stock”) as of the record date, [•], 2025. Please see “Questions and Answers about the Annual Meeting, Proxy Solicitation and Voting Information” for additional information about how to attend, vote, examine the list of stockholders and submit questions during the Annual Meeting. You can participate in the Annual Meeting, submit questions and vote your shares of the Common Stock during the Annual Meeting by visiting www.cesonlineservices.com/ngvt25_vm. To participate in the Annual Meeting, you must pre-register at www.cesonlineservices.com/ngvt25_vm by 11:59 PM (Eastern Time) on [•], 2025. Further details regarding participation, voting and the business to be conducted at the Annual Meeting appear in the accompanying notice of the Annual Meeting and proxy statement.

2	INGEVITY | 2025 Proxy Statement

Message from our CEO

Your vote will be especially important at this year’s Annual Meeting. Vision One Fund, LP (“VOF”) on behalf of itself and Vision One Management Partners, LP (“VOMP”), collectively with VOF, its affiliates and other persons identified in proxy solicitation materials filed on their behalf (“Vision One”) has notified the company that it intends to nominate

Julio C. Acero, Courtney R. Mathers, Merri J. Sanchez and F. David Segal for election as directors at the Annual Meeting in opposition to the nominees recommended by the Board. You may receive solicitation materials from Vision One, including proxy statements and [•] proxy cards. Ingevity is not responsible for the accuracy or completeness of any information provided by or on behalf of Vision One or its nominees or any other statements Vision One may make.

The Board unanimously does NOT endorse any of the nominees for director submitted by Vision One and unanimously recommends that you vote “FOR” each of the nine highly qualified nominees proposed by the Board on the enclosed WHITE proxy card or WHITE voting instruction form: Jean S. Blackwell, Luis Fernandez-Moreno, Diane H. Gulyas, Bruce D. Hoechner, Frederick J. Lynch, Karen G. Narwold, Daniel F. Sansone, J. Kevin Willis, and Benjamin G. (Shon) Wright. We strongly urge you to discard and NOT to vote using any [•] proxy card sent to you by Vision One. If you have already submitted a [•] proxy card sent to you by, or on behalf of, Vision One, you can revoke such proxy and vote for the Board’s nine nominees and on the other matters to be voted on at the Annual Meeting by marking, signing and dating the enclosed WHITE proxy card or WHITE voting instruction form and returning it in the enclosed postage-paid envelope or by using the information on the WHITE proxy card or WHITE voting instruction form to vote via the Internet or telephone by otherwise following the instructions on your WHITE proxy card, or WHITE voting instruction form. Only your latest validly executed proxy will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in the accompanying proxy statement.

Please note that this year, your proxy card looks different. It has more names on it than there are seats up for election, under recent requirements called a “universal proxy card.” This means the Company’s proxy card is required to list the Vision One nominees in addition to the Board’s nominees. Please mark your card carefully and only vote “FOR” the nine nominees and all other proposals recommended by the Board.

Whether or not you plan to attend the Annual Meeting virtually, we urge you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described in the proxy materials using the WHITE proxy card or WHITE instruction form or notice. Your vote will mean that you are represented at the Annual Meeting even if you do not attend virtually.

If you have any questions or require any assistance with voting your shares, please call Ingevity’s proxy solicitor:

Innisfree M&A Incorporated
501 Madison Avenue, 20th floor
New York, New York 10022
Shareholders may call toll free: (877) 687-1874
Banks and Brokers may call collect: (212) 750-5833

INGEVITY | 2025 Proxy Statement	3

NOTICE of 2025 Annual Meeting of Stockholders of Ingevity Corporation

How to vote:

Online Vote online using the control number on your WHITE proxy card at the voting website indicated.

By phone Locate the control number on your WHITE proxy card to vote by calling the toll-free number indicated.

By mail Mark, date and sign your WHITE proxy card and return it in the enclosed postage pre-paid envelope

During the virtual meeting See “Questions and Answers about the Annual Meeting, Proxy Solicitation, and Voting Information” for details on how to virtually attend and vote during the meeting

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on [•], 2025. The Proxy Statement and our Annual Report are available at [•].

YOUR VOTE IS VERY IMPORTANT!

If you have any questions about the Annual Meeting or how to vote your shares, please contact the firm assisting us with the solicitation of proxies:

INNISFREE M&A INCORPORATED:

(877) 687-1874 (toll-free from the U.S. and Canada)

or +1 (412) 232-3651 from other countries

DATE & TIME [•], 2025 9:30 a.m. Eastern Time

LIVE AUDIO WEBCAST
LOCATION

www.cesonlineservices.com/ngvt25_vm
See “Questions and Answers about the Annual Meeting, Proxy Solicitation, and Voting Information” for details on how to pre-register and participate at the meeting

RECORD DATE [•], 2025 Holders of record of our Common Stock at the close of business on the Record Date are entitled to receive notice of, virtually attend, and vote at the Annual Meeting

To allow our stockholders greater access to the meeting and lower the barriers to stockholder participation, our Annual Meeting will be held in a virtual format only with no physical meeting location.

Items of business

At the Annual Meeting, stockholders will be asked to act on the following items:

■	Elect the nine (9) director nominees named in the proxy statement;
■	Approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers;
■	Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2025;
■	Approve the Ingevity Corporation 2025 Omnibus Incentive Plan; and
■	Consider any other business properly brought before the meeting.

Additional information

Please note that Vision One has provided notice of its intent to nominate four nominees for election to the Company’s Board at the Annual Meeting in opposition to the nominees recommended by our Board. Pursuant to SEC rules, we are required to reflect the Vision One nominees on our WHITE proxy card; however, our Board does not endorse the Vision One nominees and urges you to use the WHITE proxy card or WHITE voting instruction form to vote FOR only the nine (9) nominees recommended by the Board. You cannot vote FOR more than nine nominees at the Annual Meeting. You are permitted to vote FOR fewer than nine nominees. If you vote FOR less than nine nominees, your shares will only be voted FOR those nominees you have marked. If you vote FOR more than nine nominees, your votes on Proposal 1 regarding nominees will be invalid and will not be counted.

Whether or not you plan to attend the Annual Meeting virtually, we urge you to review the proxy materials carefully and to use your WHITE proxy card to vote in advance as promptly as possible.

By Order of the Board of Directors,

Ryan C. Fisher

Corporate Secretary

4	INGEVITY | 2025 Proxy Statement

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6	INGEVITY | 2025 Proxy Statement

INGEVITY | 2025 Proxy Statement	7

Proxy Statement Summary

This summary highlights information about Ingevity Corporation and certain information contained elsewhere in this proxy statement (the “Proxy Statement”) for our 2025 Annual Meeting of Stockholders (the “Annual Meeting”). This summary does not contain all of the information that you should consider in deciding to vote. Please read the entire Proxy Statement carefully before voting.

Agenda Items and Board Recommendations

Proposal	Board Vote Recommendation	Page
Proposal 1: Election of Directors
■ Our Board consists of a group of accomplished and highly qualified leaders who possess the requisite skills, experience, and character to effectively oversee Ingevity’s evolving needs and strategy	FOR only each of our Board’s 9 director nominees
■ Our Board is committed to refreshment, with three new independent directors appointed since 2022, to bring new perspectives and skills required to develop and support Ingevity’s corporate strategy		17

Proposal 2: Advisory vote on compensation of our Named Executive Officers (Say-on-Pay)
■ Our executive compensation program is designed to align the interests of our executives with our stockholders
■ A significant portion of our executive’s compensation is contingent on the achievement of financial metrics that deliver value to our stockholders	FOR	44

Proposal 3: Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2025
■ PricewaterhouseCoopers LLP (“PwC”) is an internationally renowned auditing firm with the requisite skill and experience to perform public company audits
■ PwC has the right mix of long-term relationship to understand our business and sufficient independence, with the recent refreshment of the audit partner, to effectively audit our financials	FOR	87

Proposal 4: Approve the Ingevity Corporation 2025 Omnibus Incentive Plan
■ Our existing 2016 Omnibus Incentive Plan will expire in May 2026
■ The 2025 Omnibus Incentive Plan provides the Talent and Compensation Committee of the Board appropriate tools to incentivize our employees across the organization to achieve results that are aligned with stockholder interests	FOR	90

8	INGEVITY | 2025 Proxy Statement

Proxy Statement Summary

2024 Business Overview

2024 Business Overview

2024 was a transformational year for Ingevity. Our Performance Materials segment delivered a record year for sales and segment EBITDA, our Advanced Polymer Technologies segment increased sales volumes, and we took major steps to reposition our Performance Chemicals (“PC”) segment to focus on our more profitable end markets. The benefits of our repositioning actions translated to better than expected earnings, margins and cash flow for fiscal year 2024. We delivered adjusted EBITDA* of $363 million, exceeding analyst estimates, and improved EBITDA margins* by 350 basis points to 25.8%.

INGEVITY | 2025 Proxy Statement	9

Proxy Statement Summary

2024 Achievements

2024 Achievements

Pursuing Excellence

■	Achieved American Chemistry Council top quartile safety performance for 2024, successfully reaching our corporate sustainability safety goal to protect and prioritize the safety and wellbeing of our people.
■	Launched Zero Harm Behaviors safety management practices throughout the U.S. and UK to further standardize proactive safety protocols and tools for evaluation of incidents and implement continuous improvement strategies for workplace health and safety. The program launches in China in Q1 2025.
■	Named as one of “America’s Most Responsible Companies” by Newsweek magazine for 2025, marking the third consecutive year. This prestigious award recognizes the top 600 publicly traded companies headquartered in the United States for their commitment to making a positive global impact.
■	Added Senior Vice President and Chief Financial Officer of Ashland Global, J. Kevin Willis, as the ninth member of our experienced Board of Directors, providing substantial chemical industry, finance and capital management expertise and experience driving corporate transformation.
■	Further strengthened Ingevity’s executive team with the addition of experienced manufacturing and chemical industry leaders: Terry Dyer as Senior Vice President and Chief Human Resources Officer, and Ryan Fisher as Senior Vice President, General Counsel and Corporate Secretary.
■	Achieved top 16% in the chemicals industry score in our rating from the 2025 S&P Global Corporate Sustainability Assessment, reflecting an increase from our 2024 score, and a ranking of Committed in our 2024 EcoVadis assessment, benchmarking our management of material environmental, social and governance (ESG) risks, opportunities and impacts.
■	Ingevity and our employees donated over 4,900 volunteer hours through our IngeviCares philanthropy program in 2024 in support of our sustainability goal to make a positive impact in the communities where we operate, increasing overall employee volunteerism involvement by over 700 hours over 2023.

10	INGEVITY | 2025 Proxy Statement

Proxy Statement Summary

Snapshot of the Board’s Director Nominees

Snapshot of the Board’s Director Nominees

Name	Age	Director Since	Principal Occupation	Independent	Committee Memberships*	Other Public Company Boards
JEAN S. BLACKWELL (CHAIR)	70	2016	Former Senior Executive at Cummins Inc.		– T&C – N&G – Executive (Chair)	2
LUIS FERNANDEZ-MORENO	62	2016	Interim President and CEO, Ingevity Corporation; Sole Member and Manager, Strat and Praxis LLC; Former Senior Vice President and President, Chemicals Group at Ashland Inc.			1
DIANE H. GULYAS	68	2019	Former President, DuPont Performance Polymers, E.I. du Pont de Nemours		– T&C (Chair) – N&G – Executive	1
BRUCE D. HOECHNER	65	2023	Former CEO, Rogers Corporation		– T&C – N&G (Chair) – Executive	1
FREDERICK J. LYNCH	60	2016	Operating Partner, AEA Investors LP; Former President and CEO, Masonite International Corporation		– Audit – T&C
KAREN G. NARWOLD	65	2019	Former EVP, Chief Administrative Officer, General Counsel and Corporate Secretary, Albemarle Corporation		– Audit – S&S (Chair) – Executive
DANIEL F. SANSONE	72	2016	Former EVP, Strategy and CFO, Vulcan Materials Company		– Audit (Chair) – T&C – Executive	1
J. KEVIN WILLIS	59	2024	SVP and CFO, Ashland Inc.		– Audit – S&S
BENJAMIN G. (SHON) WRIGHT	50	2022	Vice President and President, Distribution Business, Cummins Incorporated		– Audit – S&S

*	Audit – Audit Committee
T&C – Talent and Compensation Committee
N&G – Nominating and Governance Committee
S&S – Sustainability and Safety Committee
Executive – Executive Committee

Board Demographics

63.4 years	6 years	3 new	3/9	2/9	3/5	8/9

AVERAGE AGE	MEDIAN TENURE	DIRECTORS ADDED SINCE 2022	DIRECTORS ARE WOMEN	DIRECTORS IDENTIFY AS RACIALLY OR ETHNICALLY DIVERSE	COMMITTEES AND BOARD CHAIRED BY WOMEN	DIRECTORS ARE INDEPENDENT

INGEVITY | 2025 Proxy Statement	11

Proxy Statement Summary

Corporate Governance Highlights

Corporate Governance Highlights

We recognize that strong corporate governance practices contribute to long-term stockholder value. We are committed to sound governance practices, including those described below.

Board Independence, Composition, and Accountability

■  8 of 9 directors are independent, including the Chair

■  Separate Chair and CEO roles

■  Five fully independent Board committees

■  Regular Board and committee executive sessions

■  Board with diverse skills, experiences and backgrounds

■  Director overboarding policy

■  Director retirement age of 72 (unless waived by the Board on a case by case basis)

Best Practices

■  Active stockholder engagement program

■  Ongoing commitment to Board refreshment, with three new directors added since 2022

■  Annual Board, committee and individual director self-evaluations

■  Board leadership role in CEO and executive succession planning

■  Robust enterprise risk management program that includes Board oversight of key risk areas

■  Board oversight of sustainability matters and cybersecurity risk (primarily through the Sustainability and Safety Committee)

■  Annual Sustainability Report containing measurable sustainability goals

■  Comprehensive new director orientation

■  Policy prohibiting officers, directors, and employees from hedging and pledging our Common Stock

■  Robust stock ownership guidelines applicable to executives and directors

■  Comprehensive Code of Conduct and Ethics and Compliance Program

Stockholder Rights

■  Annual election of all directors

■  Majority voting with director resignation policy (plurality in contested elections)

■  Stockholders representing 50% of voting power may call special meetings

■  No poison pill

■  One share, one vote standard - no dual-class shares

■  No supermajority voting requirements

■  Annual advisory vote on executive compensation

12	INGEVITY | 2025 Proxy Statement

Proxy Statement Summary

Executive Compensation Governance Practices

Executive Compensation Governance Practices

The T&C Committee continues to implement and maintain practices in our compensation programs and related areas that reflect responsible corporate governance and compensation policies. These practices include the following:

What We Do	What We Don’t Do
Use performance metrics to align pay with Company financial performance	No repricing, backdating or discounting of stock options
Balance short-term and long-term incentives through focused use of performance metrics	No hedging, pledging or short sales of Common Stock by any director, executive officer or other employee
Emphasize stock ownership with long-term incentives being paid in Common Stock and meaningful Common Stock ownership guidelines	No excise tax gross-ups for change of control payments
Maintain a “clawback” policy for executive incentive compensation in the event of a restatement of financial results regardless of fault	No excessive perquisites
Use “double trigger” change of control (with respect to replacement awards) for severance and equity vesting provisions	No tax gross-ups on perquisites other than in connection with relocation benefits
Engage an independent consultant to advise the T&C Committee
Discourage excessive risk taking by offering a balanced compensation program that uses multiple incentive metrics that balance focus on achievement of long- and short-term goals
Pay dividend equivalents only on stock unit awards that vest, if any

INGEVITY | 2025 Proxy Statement	13

Background to the Solicitation

The summary below provides background information regarding the Company, the Board and our engagement with Vision One beginning in November 2024 through the date of this Proxy Statement.

The Board and its Nominating & Governance Committee (“N&G Committee”) regularly consider the composition of the Board with the intent of balancing, among other considerations, the strengths of existing institutional knowledge, continuity and experience that certain longer-tenured directors may bring while also regularly welcoming fresh perspectives and skills that may be beneficial to the Company’s evolving needs and ability to navigate industry and business cycles, seize value creation opportunities, invest in new opportunities and manage through risks and challenges. The Board and N&G Committee have put in place a robust, rigorous process, with a long-term planning horizon, for routine board refreshment and effective director succession planning.  This process is supplemented by annual self-evaluations, support from nationally recognized third-party search firms, and feedback from the Company’s investors. Accordingly, the Board has successfully recruited and identified nine highly-qualified directors, including the Company’s interim CEO and eight independent directors with long records of achievement. In connection with the Board’s refreshment process, the Board utilized nationally recognized search firms to add three new directors to the Board in the past three years. These directors were added to further expand the Board’s industry and market depth, international manufacturing experience, and capital allocation, restructuring and strategic experience.

We value and are committed to regular, meaningful engagement with our stockholders. In 2024, we engaged with stockholders and potential stockholders 252 times via in-person meetings and phone and video calls where we discussed a variety of topics, including capital allocation and leverage, portfolio review, key raw material costs, financial results, and the CEO transition. Senior leadership participated in approximately 70% of these engagements. In 2024, we also attended 14 conferences/roadshows hosted by analysts resulting in over 100 meetings with stockholders or potential stockholders. We also broadcast live audio webcasts of quarterly earnings presentations to keep stockholders informed. The Board and the Company’s senior management have long evaluated and pursued strategic steps to execute on the Company’s strategy to focus on higher margin and higher growth products and optimize the Company’s manufacturing network in order to achieve its objectives of improving profitability and reducing cyclicality. For example, on November 1, 2023, the Company announced via press release steps it was taking to further reposition its Performance Chemicals segment, including the closure of its plant in DeRidder, Louisiana. On July 31, 2024, the Company announced additional steps it had taken to advance the strategic repositioning of its Performance Chemicals segment to drive the execution of its corporate strategy and maximize profitability, including the closure of its plant in Crossett, Arkansas and moving oleo chemical refining to the North Charleston, South Carolina site’s secondary refinery. To date, we have made significant progress in proactively managing our Performance Chemicals business, including by exiting lower margin cyclical end markets, reducing our physical footprint to optimize costs, diversifying our raw material streams, and addressing uneconomic long-term supply contracts.

On October 3, 2024, the Company announced that John Fortson had departed the Company after serving in various roles since the Company’s separation from Westrock in 2016, including as president, CEO and a member of the Board since 2020. The Company announced that Luis Fernandez-Moreno, a member of the Board since 2016, would serve as interim president and CEO during the Board’s search process to identify a permanent president and CEO.

On October 30, 2024, during the Company’s third quarter 2024 earnings call, Mr. Fernandez-Moreno stated that one of his core areas of focus as interim president and CEO would be to conduct a review of the Company’s portfolio of businesses and overall corporate strategy, a review which first began in March 2024 and continues to this day as part of the Company’s strategy of focusing on higher margin and higher growth products and its regular assessment on the return of its operations.

On November 14, 2024, Vision One filed a Form 13F with the SEC disclosing its holding of 112,521 Ingevity shares, which represented 0.31% of the total outstanding shares of the Company as of October 28, 2024.  This was the first 13F filing that reflects Vision One’s position in the Company.

On November 26, 2024, without any prior engagement, Courtney Mather and Julio Acero of Vision One sent a letter addressed to the Board via email to Mr. Fisher. The letter stated Vision One’s views regarding the Company’s financial performance, history of acquisitions, and governance. In their letter Vision One demanded that the Company’s Board initiate a strategic review process to explore alternatives for the Performance Chemicals and Advanced Polymer Technologies segments, add a director to its Board who is a stockholder representative and implement certain corporate governance changes. Vision One also requested to promptly speak to the Company regarding its views and requested copies of the forms that a proposed director nominee would be required to furnish in accordance with the Company’s Bylaws if it were to nominate a director for election at the next annual meeting. Neither the Company nor any members of the Board had received any requests for engagement or any other feedback from Vision One prior to the letter. Mr. Fisher confirmed receipt of the letter to Mr. Mather by email on the same day.

14	INGEVITY | 2025 Proxy Statement

Background to the Solicitation

On December 3, 2024, Mr. Fernandez-Moreno sent a letter addressed to Mr. Mather and Mr. Acero via email from Mr. Fisher, which letter invited them to meet to discuss their letter and their perspectives on Ingevity and its corporate strategy with Mr. Fernandez-Moreno and Ms. Blackwell, with the goal of developing a constructive dialogue focused on maximizing stockholder value.

On December 6, 2024, Mr. Fisher provided Mr. Mather a copy of the requested questionnaire that is required to be submitted by all director candidates in connection with their nomination and directed Mr. Mather to the advance notice provisions contained within the Company’s Bylaws for additional requirements for Board nominations.

On December 12, 2024, Mr. Fernandez-Moreno and Ms. Blackwell spoke to representatives from Vision One, including Mr. Mather, via teleconference regarding why they invested in the Company, their views about potential strategic alternatives for the Company’s businesses, and their perspectives about the Company’s current strategy and capital allocation. During this meeting, Mr. Fernandez-Moreno referred to his October 30 announcement and reiterated that the Company was actively progressing on various fronts and was already in the process of evaluating its portfolio, but that he was unable to share any non-public specifics. Further, Mr. Fernandez-Moreno assured the Vision One representatives that he would relay their thoughts to the entire Board.

On December 16, 2024, the Board, including all members of the N&G Committee, had a regularly scheduled meeting during which they discussed Vision One’s letter and the subsequent conversation with Mr. Fernandez-Moreno and Ms. Blackwell. The Board also discussed its continued strategic review of the Company’s portfolio and corporate strategy.

As part of the Company’s ongoing board refreshment process, on December 16, 2024, Ingevity announced the appointment of J. Kevin Willis to the Board, which was the culmination of a search process that first began in June 2024 and was conducted with the assistance of an independent search firm. Mr. Willis brings extensive experience as a CFO of a publicly traded, sustainability-focused specialty chemicals company with international reach, as well as integral skills in strategic planning and execution, including returns-driven capital allocation planning, operating efficiencies initiatives and business portfolio management. In appointing him, the Board expressed its confidence in Mr. Willis and emphasized the importance of adding a director whose profile and skillsets complement the existing Board and the needs of the Company, enhancing the Board’s composition for the next stage of the Company’s growth.

On January 16, 2025, Ingevity announced plans to explore strategic alternatives for most of the industrial specialties product line of its Performance Chemicals Segment and portions of its North Charleston refinery. In the press release announcing the initiation of this process, Mr. Fernandez-Moreno said, “Ingevity’s management team and Board are committed to taking aggressive action to deliver more shareholder value” and that “we are continuing to evaluate the rest of the Ingevity portfolio.”

Without any further substantive engagement by Vision One since the December 12, 2024 conversations, on January 21, 2025, Vision One delivered to Mr. Fisher its formal notice (the “Nomination Notice”), informing Ingevity for the first time of its intent to nominate Mr. Acero and Mr. Mather, two fund principals, and Dr. Merri J. Sanchez and Mr. F. David Segal (the “Vision One Nominees”) for election to our Board at the 2025 annual meeting of stockholders and providing completed questionnaires for each nominee. The Nomination Notice also indicated that, as of the date of the notice, Vision One was the beneficial owner of 1.15% of the Company’s shares. Mr. Fisher confirmed receipt of the letter to Mr. Mather by email on the same day.

In the days that followed, members of the Board, led by Bruce Hoechner, the independent Chair of the N&G Committee, and members of Ingevity’s senior management, discussed, as part of the Company’s established process, the Nomination Notice and the biographical information on the Vision One Nominees contained therein and performed due diligence on their disclosed affiliations and experience.

On January 27, 2025, Mr. Fisher contacted Mr. Mather by email to start the process of setting up interviews for each Vision One Nominee with the N&G Committee.

On February 6 and 7, 2025, the N&G Committee interviewed each Vision One Nominee by videoconference separately, with a focus on understanding the background, skills and experiences that they could bring to the Board. Following the interviews, the members of the N&G Committee discussed each Vision One Nominee and what the N&G Committee learned about such nominee during the call, while taking into account the existing Board composition, the skills matrix for the Vision One Nominees as compared to the current Board, and the current and future strategic needs of the Company.

On February 10, 2025, as part of its ordinary course process to consider and nominate director candidates for election to the Board at the next annual meeting of stockholders, the N&G Committee met to carefully review the experience, skills matrix, qualifications and other attributes of its incumbent directors, the Vision One Nominees and the profiles of other potential director candidates that had been previously identified to the N&G Committee or recently identified by the Company’s advisors. The goal of this process was to cultivate a complementary mix of individuals with diverse professional backgrounds, expertise in and familiarity with the industry, a track record of accomplishment and engagement, knowledge and skills reflecting the broad set of opportunities and dynamics that the Board and management would continue to navigate as part of the Company’s initiatives to enhance stockholder value and manage risks.

INGEVITY | 2025 Proxy Statement	15

Background to the Solicitation

Following its consideration of all candidates for nomination, the N&G Committee concluded not to recommend the candidacy of any of the Vision One Nominees to the Board because, among other reasons, it determined that each of Vision One’s Nominees lacked experience in the specialty chemicals sector, public company executive experience, capital allocation expertise and portfolio management expertise and would not meaningfully improve the mix of operational, portfolio management or capital allocation expertise that was already present on the Board, skills which the N&G Committee believed to be priorities given the Company’s ongoing evaluation of operational improvements and portfolio review. The N&G Committee ultimately concluded that the current Board, which includes the three independent directors that were added in the past three years, was best positioned to advance the Company’s strategic plan and recommended to the Board that the Board nominate and recommend to its stockholders that they vote for all the incumbent directors: Jean S. Blackwell, Luis Fernandez-Moreno, Diane H. Gulyas, Bruce D. Hoechner, Frederick J. Lynch, Karen G. Narwold, Daniel F. Sansone, Kevin Willis and Benjamin G. (Shon) Wright.

During that same meeting, the N&G Committee also discussed its willingness, in the interest of seeking a constructive resolution with Vision One, to consider appointing to the Board a new, mutually agreeable candidate with Vision One whose profile, skillset and expertise would be better positioned to help the Company achieve its goals, such as, without limitation, any of the other viable candidates that the N&G Committee had previously identified in its candidate searches, which list it consistently refreshed with its advisors.

On February 10, 2025, at its regularly scheduled meeting, the Board approved the recommendations of the N&G Committee regarding nominees to the Board, including proposing to Vision One that they collaborate with the Board in appointing a new, mutually agreed candidate to the Board whose profile better fits the present needs of the Company and the Board.

On February 14, 2025, Ms. Blackwell contacted Mr. Mather by email to request a call to continue the discussions regarding Vision One’s interest in the Company and the Vision One Nominees.

On February 14, 2025, Vision One filed a Form 13F with the SEC disclosing its holding of 410,648 Ingevity shares, which represented approximately 1.134% of the total outstanding shares of the Company as of December 31, 2024.

On February 18, 2025, the Company reported its financial results for the fourth quarter and full year 2024, in which it beat certain consensus projections and announced, among other things, a record year in Performance Materials for both sales and EBITDA, with margins surpassing 50%, and significant savings as part of our Performance Chemicals repositioning actions. On the earnings call the following day, Mr. Fernandez-Moreno emphasized that the Company had been taking proactive steps to improve performance and enhance stockholder value, and that the Company and the Board remained focused on maximizing value for the Company’s stockholders.

On February 19, 2025, representatives of the Company’s Investor Relations Team spoke with Vision One as part of its customary post-earnings call stockholder engagement.

On February 20, 2025, Ms. Blackwell and Mr. Hoechner spoke with Mr. Mather by phone to inform them that the Board did not nominate the Vision One Nominees.  In an effort to advance a constructive resolution with Vision One and deepen our engagement and dialogue, the Board extended an invitation to Vision One to share its perspectives on the Company directly with the Board in two weeks’ time. The Board also offered to work with Vision One to identify a mutually agreeable candidate to join the Board whose profile, skills and experience were better positioned to help the Company execute on its strategic plan and be most beneficial to the Company at this stage of its growth. Mr. Mather rejected the proposals outright without any further discussion or engagement and indicated that Vision One would be proceeding with a proxy contest.

On February 25, 2025, Vision One publicly disclosed its engagement with the Company by filing proxy soliciting material with the SEC in the form of a presentation that disclosed its four director nominees and outlined its views and criticisms of the Company, and to which presentation it attached the November 26, 2024 letter that it had previously sent to the Board. On March 6, 2025, Vision One filed an amended version of its presentation with certain corrections and additional soliciting material.

Later that same day, the Company issued a press release and stockholder letter in addition to a letter to the Company’s employees in response to Vision One’s presentation, highlighting the various actions that were underway at the Company to drive improved performance and value creation at the Company, including, among others, its recent financial results, its ongoing strategic review process, the CEO search process and the recent Board refreshment, all of which had been initiated prior to Vision One’s engagement with the Company. It also provided detail on its proposal to collaborate with Vision One to identify a mutually agreed director for appointment to the Board. The Company reiterated that despite Vision One’s rejection of the Company’s efforts to engage constructively amid the Company’s CEO search and active strategic review process, the Company remained open to further engagement with Vision One in a manner that would best serve the interests of all Ingevity stockholders.

On March 3, 2025, the Company notified Vision One that the Company intends to solicit proxies for the following nine director nominees: Jean S. Blackwell, Luis Fernandez-Moreno, Diane H. Gulyas, Bruce D. Hoechner, Frederick J. Lynch, Karen G. Narwold, Daniel F. Sansone, J. Kevin Willis and Benjamin G. (Shon) Wright.

On March [7], 2025, the Company filed its preliminary proxy statement with the SEC.

16	INGEVITY | 2025 Proxy Statement

PROPOSAL 1 ELECTION OF DIRECTORS

OUR BOARD RECOMMENDS A VOTE FOR EACH BOARD NOMINEE ON THE WHITE PROXY CARD:
Jean S. Blackwell;
Luis Fernandez-Moreno;
Diane H. Gulyas;
Bruce D. Hoechner;
Frederick J. Lynch;
Karen G. Narwold;
Daniel F. Sansone;
J. Kevin Willis; and
Benjamin G. (Shon) Wright.

Our Board currently has nine members, each of whom were elected at the 2024 Annual Meeting of Stockholders, except J. Kevin Willis, who was appointed to the Board in December 2024. Our Nominating & Governance Committee has recommended, and the Board has nominated, the nine incumbent directors for election at the Annual Meeting: Jean S. Blackwell, Luis Fernandez-Moreno, Diane H. Gulyas, Bruce D. Hoechner, Frederick J. Lynch, Karen G. Narwold, Daniel F. Sansone, J. Kevin Willis, and Benjamin G. (Shon) Wright.

Each director elected at the Annual Meeting will serve until the 2026 annual meeting of stockholders and until his or her successor has been elected and qualified. Each Board nominee has consented to being named in this Proxy Statement and to serving as a director if elected. If any nominee is unable to stand for election for any reason, the Common Stock represented at our Annual Meeting by proxy may be voted for another candidate proposed by our Board.

As previously described, Vision One has notified us of its intent to nominate Julio C. Acero, Courtney R. Mathers, Merri J. Sanchez and F. David Segal for election as directors at the Annual Meeting in opposition to the nominees recommended by our Board. The Board unanimously does NOT endorse any of the nominees for director submitted by Vision One and unanimously recommends that you only vote “FOR” each of the highly qualified nominees proposed by our Board on the enclosed WHITE proxy card or WHITE voting instruction form. We strongly urge you to discard and NOT to vote using any [•] proxy card sent to you by Vision One. If you have already submitted a [•] proxy card sent to you by, or on behalf of, Vision One, you can revoke such proxy and vote for the Board’s nominees and on the other matters to be voted on at the Annual Meeting by marking, signing and dating the enclosed WHITE proxy card and returning it in the enclosed postage-paid envelope or by using the information on the WHITE proxy card or WHITE voting instruction form or notice to vote via the Internet or telephone by otherwise following the instructions on your WHITE proxy card or WHITE voting instruction form. Only your latest validly executed proxy will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in this proxy statement. Stockholders cannot vote “FOR” more than nine nominees at the Annual Meeting. Shareholders are permitted to vote “FOR” fewer that nine nominees. If you vote “FOR” less than nine nominees, your shares will only be voted “FOR” those nominees you have marked. If you vote “FOR” more than nine nominees, your votes on Proposal 1 regarding nominees will be invalid and will not be counted.

INGEVITY | 2025 Proxy Statement	17

Proposal 1 Election of Directors

Recommendation of the Board

Recommendation of the Board

The Nominating & Governance Committee and the Board believe that, as a group, the Board nominees listed on the WHITE proxy card provide our Board with a strong balance of experience, leadership, qualifications, attributes and skills, and that each individual nominee has and can continue to make a significant contribution to the Board and should serve as a director of the Company. The information that follows below summarizes the particular experience, qualifications, attributes and skills of each Board nominee in greater detail. The Board recommends that you use the WHITE proxy card or WHITE voting instruction form to vote “FOR” only each of the nominees proposed by the Board.
The Board does NOT endorse any of the Vision One Nominees. After considering the Vision One Nominees in accordance with its ordinary course procedures for evaluating director nominees, the Nominating & Governance Committee and the Board unanimously determined that the Vision One Nominees lacked the experience and attributes that the Nominating & Governance Committee and the Board believe are critical to serving the Company’s governance needs and supporting the execution of the Company’s long-term strategy. Among other factors considered by the Nominating & Governance Committee and the Board, particular emphasis was placed on industry experience, public company executive experience, capital allocation and strategic transaction experience and other relevant expertise. The Board strongly urges you to discard any materials sent to you by Vision One, including any [•] proxy card that may be sent to you by Vision One. If you have already voted using a [•] proxy card sent to you by Vision One, you have every right to change your vote and we strongly urge you to revoke that proxy by using the WHITE proxy card or WHITE voting instruction form to vote in favor of only the nine nominees recommended by the Board — by Internet, telephone or by signing, dating and returning the enclosed WHITE proxy card or WHITE voting instruction form.

Vote Required:

As a result of Vision One’s intent to nominate four persons for election as directors at the Annual Meeting in opposition to the nominees recommended by our Board, and, assuming such nominees are in fact properly proposed for election at the Annual Meeting and such nominations have not been withdrawn by Vision One, the election of directors will be considered a contested election and, as provided in our Bylaws, directors will be elected on a plurality basis. This means that the nine director nominees receiving the greatest number of votes cast “FOR” their election will be elected. Abstentions and any broker non-votes will not affect the outcome of the election (except to the extent they otherwise reduce the number of shares voted FOR the applicable nominee(s)).

In the event that Vision One withdraws its nominees, abandons its solicitation or fails to comply with the universal proxy rules after you have already voted, any votes cast in favor of Vision One's nominees will be disregarded and will not be counted, whether such vote is provided on a WHITE proxy card or Vision One’s [•] proxy card. Only the latest validly executed proxy that you submit will be counted — any proxy may be revoked at any time prior to its exercise at the Annual Meeting. In the event that any of the nominees for election change, you can still sign and date a later submitted WHITE proxy card.

In the event that Vision One withdraws its nominees, abandons its solicitation or fails to comply with the universal proxy rules and the the election of directors is uncontested, the election will be determined by a majority of the votes cast by the stockholders entitled to vote in the election and abstentions and broker non-votes will have no effect on the outcome of the election of directors.

18	INGEVITY | 2025 Proxy Statement

Proposal 1 Election of Directors

Board Nominees for Director

Board Nominees for Director

JEAN S. BLACKWELL Independent Director and Board Chair

Committee Membership:

■  Executive (Chair)

■  Talent and Compensation

■  Nominating and Governance

Director Since: 2016

Independent Chair Since: 2021

Age: 70

Current Public Company Boards:

■  Johnson Controls International (NYSE: JCI) (since 2018)

Other Notable Boards / Affiliations:

■  Celanese Corporation (NYSE: CE) (2014 – 2024)

■  Essendant (previously publicly traded; NASDAQ: USTR, NASDAQ: ESND) (2007 – 2018)

■  The Nassau Companies of New York (previously publicly traded; NYSE: PFX) (2004 – 2009)

Education:

■  B.A., Economics, College of William and Mary

■  J.D., University of Michigan

KEY BOARD CONTRIBUTIONS

Ms. Blackwell is an accomplished corporate executive and public company director with strong financial acumen and extensive knowledge of the business operations of publicly traded companies across different sectors, including specialty chemicals, automotive, wholesale distribution and insurance. She has substantial oversight experience in the areas of finance and law, having served both as a CFO and General Counsel, advising on strategy, legal compliance and critical regulatory issues such as data privacy, international operations, workplace safety and environmental impact.

Ms. Blackwell possesses a broad view of risk management and mitigation. As CFO at Cummins with responsibility for managing economic, financial, operational and strategic risks, she led improvements in cost structure, positioning the company to achieve more stable earnings and strengthened the resilience of the overall business model. During her time as CFO, she navigated Cummins through financial distress, including a review of current assets, deleveraging and improving credit ratings.  As CEO of the company’s foundation, she was responsible for overseeing the company’s broader business impact efforts and community engagement.

During her time as VP of Human Resources at Cummins, Ms. Blackwell oversaw human capital management of the company’s then ~28,000 employees and helped foster a culture of performance and development at all levels.

Ms. Blackwell also has a track record as a board member of successfully overseeing significant, large-scale M&A, including Johnson Controls’ $13.2 billion sale of its Power Solutions business and its pending $8.1 billion sale of its Residential / Light Commercial HVAC businesses to Bosch.

PROFESSIONAL HIGHLIGHTS

Cummins (NYSE:CMI) – a global power technology company

■  CEO of Cummins Foundation and EVP of Corporate Responsibility (2008 – 2013)

■  EVP and CFO (2003 – 2008)

■  VP, Cummins Business Services (2001 – 2003)

■  VP, Human Resources (1998 – 2001)

■  VP, General Counsel (1997– 1998)

State of Indiana

■  Budget Director (1993 – 1995)

Indiana State Lottery Commission

■  Executive Director (1991 – 1992)

Bose McKinney & Evans LLP – a full-service business law firm

■  Partner (1985 –1991; 1995 – 1997)

■  Associate (1979-1984)

INGEVITY | 2025 Proxy Statement	19

Proposal 1 Election of Directors

Board Nominees for Director

LUIS FERNANDEZ-MORENO Interim President and CEO

Director Since: 2016

Age: 62

Current Public Company Boards:

■  Select Water Solutions (NYSE: WTTR) (since 2022)

Other Notable Boards / Affiliations:

■  HASA (since 2023)

■  Huber Engineered Materials (since 2019)

■  OQ Chemicals (2018 –2023)

■  Ascensus Specialties (2017 – 2021)

Education:

■  B.S., Chemical Engineering, Universidad Iberoamerica

■  Wharton Management Certificate Program, University of Pennsylvania

KEY BOARD CONTRIBUTIONS

Mr. Fernandez-Moreno currently serves as interim President and CEO of Ingevity, leveraging his extensive operational experience in the performance materials, chemicals and coatings industries to drive execution on the Company’s long-term strategy and optimize business performance. He has been a member of Ingevity’s Board since its spinoff from WestRock in 2016.

During his prior role as President of Ashland’s $3.5 billion chemical division and his current service on the board of Select Water Solutions, a $1.4 billion provider of sustainable water and chemical solutions to the energy industry, Mr. Fernandez-Moreno has overseen successful growth initiatives and developed a deep understanding of business impact and responsible environmental practices, which he leverages in Board discussions regarding strategies to maximize Ingevity’s stockholder value creation.

As former President of Water Technologies at Ashland, Mr. Fernandez-Moreno was instrumental in revitalizing the business. He introduced a focus on key growth opportunities that enhanced customer service and bolstered revenue growth, delivering a 55% increase in EBITDA year over year in 2013, ultimately resulting in a successful sale of the division for $1.8 billion in 2014. Having held numerous global leadership roles for large chemical producers in the U.S., Mexico, Brazil, France and the United Kingdom, he has worked to position complex global businesses for sustainable value creation, developing experience in M&A, joint ventures and divestitures.

PROFESSIONAL HIGHLIGHTS

Ingevity Corporation (NYSE:NGVT)

■  Interim President and CEO (since 2024)

Strat and Praxis – a consulting services company

■  Founder (since 2018)

Ashland (NYSE:ASH) – a global specialty materials company

■  SVP and President, Chemical Group (2015 – 2017)

■  President, Ashland Specialty Ingredients (2013 – 2017)

■  President, Ashland Water Technologies (2012 – 2013)

Arch Chemicals (previously publicly traded; NYSE:ARJ) – a manufacturer of water treatment products

■  EVP, HTH Water Products & Wood Protection (2010 – 2011)

The Dow Chemical Company (NYSE:DOW) – a leading materials science company

■  VP, Coating Materials (2009 – 2010)

Rohm and Haas (previously publicly traded; NYSE:ROH) – a U.S. specialty chemicals manufacturer (acquired by Dow Chemical in 2009)

■  Group Vice President, Paint and Coatings (2005 – 2009)

20	INGEVITY | 2025 Proxy Statement

Proposal 1 Election of Directors

Board Nominees for Director

DIANE H. GULYAS Independent Director

Committee Membership:

■  Talent & Compensation (Chair)

■  Nominating & Governance

■  Executive

Director Since: 2019

Age: 68

Current Public Company Boards:

■  Expeditors International of Washington (NYSE: EXPD) (since 2015)

Notable Boards/Affiliations:

■  W.R. Grace & Co. (2015 – 2021, until acquisition by Standard Industries)

■  Mallinckrodt Pharmaceuticals (NYSE: MNK) (2013 – 2018)

■  International Motors, LLC (formerly Navistar; previously publicly traded; NYSE: NAV) (2009 – 2012)

■  Viasystems (previously publicly traded; NASDAQ: VIAS) (2003 – 2009)

Education:

■  B.S., Chemical Engineering, University of Notre Dame

KEY BOARD CONTRIBUTIONS

Ms. Gulyas has extensive senior leadership experience in the chemicals industry, including at DuPont, where she held a variety of executive positions over her 36-year career with the company. During her tenure, she led three multibillion-dollar growth-oriented businesses, including a $4 billion business portfolio covering 35 global sites, and served as chair of a $1 billion joint venture with the Japanese company Teijin, which enables her to provide global markets and industry relevant expertise to the Board.

Ms. Gulyas’ significant experience in international operations, particularly in Europe and Asia, spans risk oversight, sustainability, global manufacturing and sales. Her tenure at DuPont also included responsibility for a range of industries relevant to Ingevity’s business, including specialty chemicals.

She has extensive experience in marketing and international sales and distribution, having served as the first Chief Marketing Officer at DuPont with responsibilities for branding, market research, digital marketing and worldwide capacity. This expertise allows her to provide valuable insights into market trends and go-to-market strategies that impact the Company’s growth and overall performance.

Ms. Gulyas also has a track record of successfully overseeing transformative M&A, having served on the Board of W.R. Grace & Co. during the company’s $7 billion sale to Standard Industries.

PROFESSIONAL HIGHLIGHTS

DuPont de Nemours (NYSE:DD) – a global innovation leader with technology-based materials and solutions

■  President, Performance Polymers (2009 – 2014)

■  Global Chief Marketing and Sales Officer (2004 – 2006)

■  VP, Electronic and Communication Technologies Platform (2002 – 2004)

■  VP and General Manager, Advanced Fiber (1997 – 2002)

INGEVITY | 2025 Proxy Statement	21

Proposal 1 Election of Directors

Board Nominees for Director

BRUCE D. HOECHNER Independent Director

Committee Membership:

■  Nominating & Governance (Chair)

■  Talent & Compensation

■  Executive

Director Since: 2023

Age: 65

Current Public Company Boards:

■  Curtiss-Wright Corporation (NYSE: CW) (since 2017)

Other Notable Boards/ Affiliations:

■  Director, Rogers Corporation (NYSE: ROG) (2017 – 2023)

■  Director, Greater Phoenix Economic Council (2017 –2022)

Education:

■  B.S., Chemical Engineering, Pennsylvania State University

■  Wharton Management Certificate Program, University of Pennsylvania

KEY BOARD CONTRIBUTIONS

Mr. Hoechner is an accomplished senior executive with more than 40 years of experience delivering exceptional results at high-growth technology-driven global organizations. His strong financial acumen, as well as his expertise in business strategy development, international marketing and change management, enable him to contribute valuable perspectives to the Board’s strategy discussions and planning.

As CEO of Rogers Corporation, he successfully transformed the company into a globally recognized market-driven, innovation-led growth company, driving significant value creation. Mr. Hoechner built world-class market positions in technologies that enable significant performance improvement in battery power distribution systems for electric vehicles and neighborhood electric vehicles.  He led the execution of several accretive acquisitions, including DeWAL Industries, which bolstered the company’s innovative technology applications portfolio and Silicone Engineering, expanding the company’s global footprint.

His manufacturing experience spans domestic and international regions, including China and Thailand. During his tenure at Rogers, the company expanded Asia operations, launching numerous manufacturing facilities and innovation centers to further identify break-through solutions instrumental in driving the company’s value creation strategy.

PROFESSIONAL HIGHLIGHTS

Rogers Corporation (NYSE:ROG) – a global leader in engineered materials

■  President and CEO (2011 – 2022)

The Dow Chemical Company (NYSE:DOW) – a materials science company

■  President, Dow Advanced Materials Division, Asia (2009 – 2011) and Rohm and Haas (previously publicly traded; NYSE:ROH) – a U.S. specialty chemicals manufacturer (acquired by Dow Chemical in 2009)

■  Corporate VP, General Manager, Paint and Coatings, Asia (2006 – 2009)

■  Various other roles of increasing responsibility (1981 – 2006)

22	INGEVITY | 2025 Proxy Statement

Proposal 1 Election of Directors

Board Nominees for Director

FREDERICK J. LYNCH Independent Director

Committee Membership:

■  Audit

■  Talent & Compensation

Director Since: 2016

Age: 60

Current Public Company Boards:

■  N/A

Other Notable Boards/ Affiliations:

■  Nations Roof (since 2024)

■  Verdesian Life Sciences (since 2023)

■  TileBar (since 2023)

■  Window Nation (2021-2022)

■  Traeger Pellet Grills Holdings (NYSE: COOK) (2020 – 2021)

■  Process Sensing Technologies (2020 –2024)

■  Masonite International Corporation (previously publicly traded; NYSE: DOOR) (2009 – 2019)

Education:

■  B.S., Chemical Engineering, Villanova University

■  M.B.A., Fox School of Business, Temple University

KEY BOARD CONTRIBUTIONS

Mr. Lynch contributes extensive global operating experience gained during his leadership career at companies ranging from midsize to Fortune 100 multinational manufacturing corporations. He brings substantial knowledge of the chemicals industry, manufacturing, supply chain management, sustainability and strategic planning. He is also an Audit Committee Financial Expert under SEC rules.

During his time as CEO of Masonite International, Mr. Lynch led transformation initiatives including the innovation of the company’s digital approach and simplifying and accelerating the customer ordering experience. Under his leadership, Masonite International became a publicly traded company.  During his tenure as CEO, he also oversaw the execution of numerous key portfolio optimization changes and strategic acquisitions, including the $82 million acquisition of National Hickman and $13 million acquisition of USA Wood Door. Mr. Lynch also oversaw several additional acquisitions in the UK, which transformed the company’s European business.

As an operating partner at a private equity firm, Mr. Lynch focuses on value-driven initiatives to enhance operational performance and develop high-quality leadership teams. This experience enhances the Board’s oversight of the company’s strategy, human capital management, senior leadership development and execution.

PROFESSIONAL HIGHLIGHTS

AEA Investors, LP – a global private investment firm

■  Operating Partner, Middle Market Private Equity Team (since 2020)

Masonite International (previously publicly traded; NYSE: DOOR) – a leading global building products manufacturer

■  President and CEO (2006 – 2019)

Alpharma (previously publicly traded; NYSE:ALO) – a global pharmaceutical company

■  President, Human Generics Division and SVP, Global Supply Chain (2003 – 2006)

Honeywell International (NASDAQ:HON) – an aerospace technologies, industrial and building automation, and energy and sustainability solutions

■  VP, Specialty Chemical Business (1999 – 2003)

■  General Manager, Specialty Chemical Business (1997 – 1999)

INGEVITY | 2025 Proxy Statement	23

Proposal 1 Election of Directors

Board Nominees for Director

KAREN G. NARWOLD, NACD.DC Independent Director

Committee Membership:

■  Sustainability & Safety (Chair)

■  Audit

■  Executive

Director Since: 2019

Age: 65

Current Public Company Boards:

■  N/A

Other Notable Boards/ Affiliations:

■  Directorship Certification, National Association of Corporate Directors (since 2024)

Education:

■  B.A., Political Science, University of Connecticut

■  J.D., University of Connecticut School of Law

KEY BOARD CONTRIBUTIONS

Ms. Narwold brings over 30 years of executive leadership experience with chemicals and multinational industrial manufacturing companies to the Board, including her service as Chief Administrative Officer and General Counsel at several public companies. Her areas of expertise include law, corporate governance, ethics and compliance, sustainability, government and regulatory affairs, human capital management, risk oversight, strategic planning, change management, M&A and cybersecurity.

Over her 13 years at Albemarle, Ms. Narwold guided the reengineering of the company’s legal department and compliance program, and restructured its external affairs organization to align with the operational needs of its global business units. Her leadership also supported the successful $6.2 billion acquisition of Rockwood Holdings, which elevated Albemarle to one of the leading lithium manufacturers in the world. Following the acquisition, Ms. Narwold guided the company through a digital transformation and overhaul of the global IT department to support the exponential growth.

With her significant experience in executive legal and operational roles in the global industrial manufacturing industry, she has developed deep insights into low-impact manufacturing, clean energy and workplace safety, as well as expertise in sustainability with a focus on leveraging best-in-class benchmarking to drive corporate accountability and reporting.

PROFESSIONAL HIGHLIGHTS

Albemarle Corporation (NYSE:ALB) – a specialty chemicals manufacturing company

■  EVP, CAO (2016 – 2023)

■  SVP, General Counsel, Corporate and Government Affairs, Corporate Secretary (2013 – 2016)

■  SVP, General Counsel and Corporate Secretary (2010 – 2013)

Barzel Industries (previously publicly traded; NASDAQ:TONS) – a metal processing and distribution company manufacturing steel for industrial and construction use

■  VP, Strategic Counsel, Chief Administrative Officer (2008 – 2010)

Symmetry Holdings (previously traded; AMEX:SHJ) – a company focused on acquiring industrial, asset-based businesses

■  VP, General Counsel (2007 – 2008)

GrafTech International Ltd. (NYSE:EAF) – a manufacturer of graphite electrodes and petroleum coke

■  VP, General Counsel, Human Resources and Corporate Secretary (1990 – 2006)

24	INGEVITY | 2025 Proxy Statement

Proposal 1 Election of Directors

Board Nominees for Director

DANIEL F. SANSONE Independent Director

Committee Membership:

■  Audit (Chair)

■  Talent & Compensation

■  Executive

Director Since: 2016

Age: 72

Current Public Company Boards:

■  AdvanSix (NYSE: ASIX) (since 2016)

Other Notable Boards/ Affiliations:

■  Vulcan Materials Company (NYSE: VMC) (2005 – 2014)

Education:

■  B.S., Finance, John Carroll University

■  M.B.A., Illinois Institute of Technology

KEY BOARD CONTRIBUTIONS

Mr. Sansone is a seasoned executive with four decades of domestic and international experience in financial and general management at major public corporations, including as CFO of Vulcan Materials Company, the largest construction aggregate and materials producer. His deep knowledge of capital allocation strategies and experience leading a significant business division at Vulcan Materials bolster the Board’s oversight and execution of Ingevity’s financial and operational initiatives. He also brings expertise in the asphalt and paving markets.

He possesses significant M&A expertise, having supported a number of acquisitions and opportunistic divestitures throughout his career. This includes Vulcan Materials’ $4.6 billion acquisition of Florida Rock, which significantly expanded the company’s footprint, as well as a subsequent divestiture of non-core assets raising more than $1 billion.

Mr. Sansone’s roles at Tenneco and FMC Corporation provide him with international expertise in financial analysis and reporting, supported by his experience working in the highly regulated construction materials industry, where he learned to navigate environmental compliance issues, permitting processes and changes in regulation. Mr. Sansone qualifies as an Audit Committee financial expert under SEC rules.

PROFESSIONAL HIGHLIGHTS

Vulcan Materials Company (NYSE:VMC) – a leading producer of construction materials

■  EVP and CFO (2011 – 2014)

■  SVP and CFO (2005 – 2011)

■  President, Southern and Gulf Coast Division (1997 – 2005)

Tenneco (previously traded; NYSE: TEN) – an auto parts supplier (taken private by Apollo Global Management in 2022)

■  Director of Finance, Europe (1986 – 1988)

FMC Corporation (NYSE:FMC) – an agricultural sciences company

■  International Controller (1978 – 1986)

INGEVITY | 2025 Proxy Statement	25

Proposal 1 Election of Directors

Board Nominees for Director

J. KEVIN WILLIS Independent Director

Committee Membership:

■  Audit

■  Sustainability & Safety

Director Since: 2024

Age: 59

Current Public Company Boards:

■  N/A

Other Notable Boards/ Affiliations:

■  AppHarvest (OTC: APPHQ) (2022 – 2023)

Education:

■  B.S., Accounting, Eastern Kentucky University

■  M.B.A., Kellogg Graduate School of Management at Northwestern University

KEY BOARD CONTRIBUTIONS

Mr. Willis is a financial leader with an over 37-year tenure at Ashland Global, a global additives and specialty ingredients company, where he currently oversees all aspects of the corporate finance organization, including financial reporting, tax, strategic planning and financial risk analysis. His expertise in accounting principles and reporting requirements qualifies him as an audit committee expert under SEC rules.

Over the course of his career, he has had an integral role in shaping value-creating strategies through returns-driven capital allocation planning, operating efficiencies initiatives and business portfolio separations, including Ashland’s successful $3.9 billion separation from Valvoline. He is currently a member of Ashland’s executive committee, where he shares overall responsibility for setting Ashland’s global strategy, managing capital and upholding operating principles. This experience allows him to contribute to the Board’s oversight of value creation and capital allocation strategies.

Mr. Willis brings substantial M&A execution experience to the Board. As CFO of Ashland, he has directly overseen a number of large scale transactions, including Ashland’s spinoff of its Valvoline stake, $1.8 billion sale of its water technologies business to Clayton, Dublier & Rice and $1.7 billion sale of its Performance Adhesives business to Arkema.

Spending nearly three years in the Netherlands, he helped lead Ashland’s effort to standardize processes and implement accounting and other administrative shared services across European operations, improving regulatory compliance and risk mitigation and ensuring data consistency, leading to more effective decision making.

PROFESSIONAL HIGHLIGHTS

Ashland (NYSE: ASH) – a global specialty materials company

■  VP and CFO (2013 – Present)

■  VP, Finance and Controller for Ashland Specialty Ingredients (2011 – 2013)

■  VP and Treasurer (2007 – 2011)

■  General Auditor (2004 – 2007)

26	INGEVITY | 2025 Proxy Statement

Proposal 1 Election of Directors

Board Nominees for Director

BENJAMIN G. (SHON) WRIGHT Independent Director

Committee Membership:

■  Audit

■  Sustainability & Safety

Director Since: 2022

Age: 50

Current Public Company Boards:

■  N/A

Other Notable Boards / Affiliations:

■  Scania Cummins, a Cummins joint venture (since 2022)

■  Wuxi Vane Wheel Engineering Company, a Cummins joint venture based in China (since 2017)

■  Nuss Truck and Equipment (2013-2023)

Education:

■  B.S., Chemical Engineering, University of South Carolina

■  M.B.A., Harvard Business School

■  Cybersecurity Oversight Certification, Carnegie Mellon University’s Software Engineering Institute

KEY QUALIFICATIONS

Mr. Wright, an accomplished international business executive with a proven track record of success brings nearly thirty years of expertise in strategy, operations, sales and marketing. With a dynamic background spanning multiple business segments in the chemical, automotive, and industrial manufacturing industries and notable achievements in executive roles, he offers valuable insights into strategic planning, international operations, supply chain management, and risk management.  His multinational industrial and expat expertise includes production and logistics management in South Africa, India, Western Europe and China providing a critical global perspective to Board discussion on Ingevity’s global operations in over 30 countries.

Throughout his tenure at Cummins, Mr. Wright has had full P&L responsibility for significant business segments, including his role as President of Components and Software, where he led a $2.5 billion business with 8,000 employees and 17 manufacturing sites. During his tenure, he oversaw expansions, such as the $20 million refurbishment of U.K. facilities, a $25 million expansion in Charleston, SC, and a $15 million expansion in Wuxi, China, driving a 60% growth in the global turbocharger business. Mr. Wright also managed the integration of Cummins’ $325 million acquisition of Jacobs Vehicle Systems (JVS), creating new growth and technical opportunities. Effective March 15th, Mr. Wright was promoted to Vice President and President of Distribution Business, with full P&L responsibility for an $11 billion business with over 14,000 employees in 190 countries. In this role, he will focus on delivering sales and service support, investing in employee development, advancing safety performance, and improving operational performance. His commitment to excellence and a strategic vision for sustainable growth positions him as a valuable asset on the Ingevity board, driving informed decision making and fostering long term success.

PROFESSIONAL HIGHLIGHTS

Cummins (NYSE:CMI) – a global power technology company

■  VP and President, Distribution Business (since 2025)

■  VP, Cummins and President, Cummins Components and Software (2024-2025)

■  VP, Cummins and President, Cummins Engine Components (2022 – 2024)

■  VP, Cummins and President, Cummins Turbo Technologies (2017 – 2022)

■  Executive Director and General Manager, Americas (2014 – 2017)

■  Director, Mobile Generators (2011 – 2014)

■  Director, Global Parts (2009 – 2011)

■  Plant Manager, South Africa (2006 – 2009)

■  Director, Global Sourcing (2005 – 2006)

■  Manager, Strategic Planning (2004 – 2005)

British Petroleum (NYSE:BP) – a leading multinational oil and gas company

■  Operations Services Manager (1997 – 2002)

INGEVITY | 2025 Proxy Statement	27

Proposal 1 Election of Directors

Summary of the Board Nominees’ Skills and Experience

Summary of the Board Nominees’ Skills and Experience

The Board nominees consist of a diverse group of respected leaders who possess the requisite skills, experience and character to effectively oversee Ingevity’s evolving needs and strategy. The following chart summarizes the core competencies that the Board considers valuable for effective governance and oversight and illustrates how the current Board members individually and collectively represent these key competencies.

Skill/Experience
Industry or Market Experience
C-Suite Experience
Other Public Company Board Experience
International Manufacturing Experience (P&L)
Executive Compensation/Human Capital Management
SEC Financial Expert*
Substantial M&A/Joint Venture Experience
Compliance/Legal Experience
Environmental, Safety & Sustainability Experience
Cybersecurity Experience
Risk Management
*	While each of Ms. Blackwell and Mr. Hoechner meet the qualifications of an audit committee financial expert under the SEC rules, neither of them presently serves on the Audit Committee or are formally designated as an audit committee financial expert for the Company.

In addition, many of our directors have experience as members of non-profit, academic and philanthropic institutions, which is aligned with our sustainability goal to make a positive impact in the communities where we operate, and adds additional perspective to their roles at Ingevity.

28	INGEVITY | 2025 Proxy Statement

Board and Corporate Governance Matters

Role of the Board of Directors

The Board is responsible for overseeing and providing guidance on the Company’s strategy, business and performance, and protecting stockholder interests and value. In addition, the Board is responsible for appointing, overseeing and evaluating the executive officers who manage the Company’s day-to-day operations. The Board oversees management’s activities to ensure that the Company’s assets are properly safeguarded; that the Company maintains appropriate financial and other internal controls; and that the Company complies with responsible corporate governance practices, and applicable laws, regulations and ethical standards. One of the Board’s most important functions is oversight of risk management. This is discussed further below under the section titled “Board’s role in risk oversight.”

The Board actively oversees the development and execution of our strategies, including those related to business, operations and finance, as well as strategies focused on legal and regulatory matters, corporate responsibility and sustainability, stockholder engagement, innovation and protection of intellectual property, cybersecurity, talent development and executive succession.

In carrying out its responsibilities, the Board has created, and delegated responsibilities to, five fully independent committees:

■	The Audit Committee;
■	The Talent and Compensation Committee (the “T&C Committee”);
■	The Nominating and Governance Committee;
■	The Sustainability and Safety Committee; and
■	The Executive Committee.

Each committee’s responsibilities are described under “Committees of our Board of Directors.”

Corporate Governance Guidelines

The Board is committed to sound corporate governance policies and practices that are designed to enable Ingevity to operate responsibly and with integrity, to compete effectively, to sustain its business and to build long-term stockholder value. Our Board-approved Corporate Governance Guidelines (the “Guidelines”) are available on our website at https://ir.ingevity.com/corporate-governance/corporate-governance-documents.

The Guidelines form a transparent framework for the effective governance of Ingevity, addressing matters such as the respective roles and responsibilities of the Board and management, the Board’s leadership structure, director independence and Board and committee membership criteria. The Guidelines are reviewed at least annually by the Nominating & Governance Committee in light of changing regulations, evolving best practices and other governance developments.

INGEVITY | 2025 Proxy Statement	29

Board and Corporate Governance Matters

Board Leadership Structure

Board Leadership Structure

Our Board regularly reviews its leadership structure, how the structure is functioning, and whether the structure continues to be in the best interest of our stockholders. The Company’s current Board leadership structure consists of the following:

INDEPENDENT CHAIR

JEAN S. BLACKWELL

Main Responsibilities:

■  Presides over Board and stockholder meetings

■  Provides advice and counsel to CEO

■  Acts as liaison between independent directors and CEO

■  Provides input to the T&C and Nominating & Governance Committees regarding the annual CEO performance evaluation, Board evaluation, and succession planning

■  Chairs the Executive Committee

INTERIM PRESIDENT & CEO

LUIS FERNANDEZ-MORENO

Main Responsibilities:

■  Manages Ingevity’s day-to-day business and operations

■  Manages and develops Ingevity’s executive leadership team

■  Ensures proper execution of Ingevity’s corporate strategy

Our Guidelines do not contain a firm policy regarding separation of the offices of CEO and Chair. Instead, the Guidelines give the Board flexibility to make the determination that is in the best interests of the stockholders based on applicable circumstances at the time of the decision. Except in connection with a leadership transition in 2020, the Company has always separated the roles of Chair and CEO. The Board believes that separating the positions of CEO and Chair allows for clear delineation of the role of the Chair and minimizes duplication of effort between the CEO and the Chair. The separation of roles also allows the CEO to focus on executing Ingevity’s strategic plan and managing its operations and performance, and facilitates effective oversight by the Chair and improved communications and relations between the Board, the CEO, and other senior leaders of the Company.

The Guidelines provide that if the Chair is not independent, the Board must appoint a Lead Independent Director. During the leadership transition in 2020, Mr. Lynch served as the Lead Independent Director. Because the Chair is independent, there is no need to appoint a Lead Independent Director.

Ms. Blackwell has served as independent Chair of the Board since February 2021. Our Board Chair is elected to serve a two-year term, unless otherwise determined by the Board. Upon the recommendation of the Nominating & Governance Committee and following its own review, the Board elected Ms. Blackwell in February 2023 to continue her service as Board Chair for another two-year term. In February 2025, the Board voted to extend Ms. Blackwell’s term as Board Chair to end as of the end of day on the date of the Company’s 2025 Annual Meeting of Stockholders upon the recommendation of the Nominating & Governance Committee to have the Board Chair commence his or her term when the Board is newly elected. A new Board Chair will be elected at the Board’s meeting in April 2025 to serve a two-year term ending as of the end of day on the date of the Company’s 2027 Annual Meeting of Stockholders. In October 2024, the Board implemented a limit on service as Board Chair to two successive two-year terms unless the Board determines that it is in the best interests of the Company’s stockholders to make an exception.

Mr. Fernandez-Moreno became Interim President & Chief Executive Officer on October 2, 2024 following the departure of John Fortson from the Company. The Board has engaged an executive search firm to identify a permanent Chief Executive Officer.

30	INGEVITY | 2025 Proxy Statement

Board and Corporate Governance Matters

Committees of our Board of Directors

Committees of our Board of Directors

Our Board has established five standing committees to help the Board fulfill its responsibilities. Committee members are elected annually by the Board based on the recommendations of the Nominating & Governance Committee. Each committee operates under a charter, all of which are available at https://ir.ingevity.com/corporate-governance/corporate-governance-documents.

The Board has determined that each member of its standing committees is independent under the relevant SEC and New York Stock Exchange (“NYSE”) standards, including the heightened independence standards required for members of audit and compensation committees. For more information on independence standards, see “Director independence.”

AUDIT COMMITTEE		2024 Meetings: 9 Average attendance in 2024: 98%
CHAIR Daniel F. Sansone*	MEMBERS Frederick J. Lynch* Karen G. Narwold J. Kevin Willis* Benjamin G. (Shon) Wright *Audit Committee Financial Expert

PRIMARY RESPONSIBILITIES:

1.
Assist the Board with overseeing the integrity of the Company’s financial statements;
2.

Review management’s assessments and reports relating to the effectiveness of the Company’s internal control over financial reporting;

3.

Appoint, oversee, and evaluate the qualifications, performance, and independence of the independent auditor;

4.

Oversee and evaluate the effectiveness of the Company’s internal audit function;

5.

Review and discuss any critical audit matter addressed in the audit and relevant financials with the internal auditor;

6.

Review the overall adequacy and effectiveness of the Company’s legal, regulatory, and ethics and compliance programs;

7.

Review significant legal, compliance, or regulatory matters; and

8.

Review the Company’s financial risk exposures and mitigating actions.

ADDITIONAL GOVERNANCE MATTERS:

The Board has determined that each member of the Audit Committee is independent in accordance with the heightened independence standards established by the Securities and Exchange Act of 1934 (the “Exchange Act”) and adopted by the NYSE for audit committee members. The Board has also determined that each Audit Committee member is financially literate, as such qualification is interpreted by the Board in its business judgement, and that each of Messrs. Lynch, Sansone and Willis is an “audit committee financial expert” under SEC rules. No member of our Audit Committee serves on the audit committee of more than three public companies. The Audit Committee’s report for December 31, 2024, appears under “Audit Committee Report.”

TALENT AND COMPENSATION COMMITTEE		2024 Meetings: 10 Average attendance in 2024: 96%
CHAIR Diane H. Gulyas	MEMBERS Jean S. Blackwell Bruce D. Hoechner Frederick J. Lynch Daniel F. Sansone

PRIMARY RESPONSIBILITIES:

1.
Evaluate the CEO’s performance and determine the CEO’s compensation based on such evaluation;
2.

Review and approve the compensation of other executive officers;

3.

Review and recommend to the Board for its approval non-employee director compensation;

4.

Administer the Company’s equity and other compensation plans and programs;

5.

Review and make recommendations to the Board with respect to talent development and succession planning, diversity, equity, inclusion, and belonging programs, employee engagement initiatives, and corporate culture; and

6.

Review incentive compensation arrangements to confirm that incentive pay aligns with Company goals and outcomes and does not encourage inappropriate risk-taking.

ADDITIONAL GOVERNANCE MATTERS:

The Board has determined that each member of the T&C Committee is (i) an “outside director” under Section 162(m) of the Internal Revenue Code, as amended (the “Code”) and (ii) a “non-employee director” under Section 16b-3(b)(3)(i) promulgated under the Exchange Act.

The T&C Committee’s report for December 31, 2024, appears under “Talent and Compensation Committee Report.”

INGEVITY | 2025 Proxy Statement	31

Board and Corporate Governance Matters

Committees of our Board of Directors

NOMINATING AND GOVERNANCE COMMITTEE		2024 Meetings: 6 Average attendance in 2024: 100%
CHAIR Bruce D. Hoechner	MEMBERS Jean S. Blackwell Diane H. Gulyas

PRIMARY RESPONSIBILITIES:

1.
Identify individuals qualified to become Board members and recommend nominees for election to the Board;
2.

Make recommendations to our Board concerning the composition and needs of the Board and its committees;

3.

Maintain a Board succession plan;

4.

Advise our Board on corporate governance matters;

5.

Oversee the annual Board and committee self-evaluation process; and

6.

Review related party transactions.

ADDITIONAL GOVERNANCE MATTERS:

Luis Fernandez-Moreno served on the Nominating and Governance Committee as its chair until his appointment as Interim President & CEO of the Company on October 2, 2024.  Bruce Hoechner was appointed chair of the Nominating and Governance Committee effective October 2, 2024.

SUSTAINABILITY AND SAFETY COMMITTEE		2024 Meetings: 6 Average attendance in 2024: 100%
CHAIR Karen G. Narwold	MEMBERS J. Kevin Willis Benjamin G. (Shon) Wright

PRIMARY RESPONSIBILITIES:

1.
Oversee and review Ingevity’s integration of environmental and corporate social responsibility principles into its business strategy and decision making;
2.

Oversee and review Ingevity’s environmental health program and its policies and procedures, and monitor performance with respect to environmental health, including monitoring progress against goals and program objectives;

3.

Oversee and review the periodic sustainability materiality assessment refreshes and the impact on the Company’s sustainability priorities;

4.

Oversee and review the Company’s policies, procedures, and performance relating to matters affecting certain aspects of its corporate social responsibility initiatives, including community engagement and community giving;

5.

Review Ingevity’s annual Sustainability Report;

6.

Oversee and review Ingevity’s policies, procedures, and monitor performance relating to matters affecting employee, public, process, and product safety; and

7.

Oversee and review the Company’s cybersecurity program and its policies and procedures, and monitor performance relating to matters affecting cybersecurity risk exposure and mitigation.

ADDITIONAL GOVERNANCE MATTERS:

Luis Fernandez-Moreno served on the Sustainability and Safety Committee until his appointment as Interim President & CEO of the Company on October 2, 2024.

In 2024, the responsibilities of the Sustainability & Safety Committee were expanded to include oversight of cybersecurity risk.

EXECUTIVE COMMITTEE		2024 Meetings: 0
CHAIR Jean S. Blackwell	MEMBERS Diane H. Gulyas Bruce D. Hoechner Karen G. Narwold Daniel F. Sansone

PRIMARY RESPONSIBILITIES AND LIMITATIONS:

The Executive Committee is authorized to exercise certain powers of the Board not otherwise prohibited by law or Ingevity’s Guidelines or governing documents between Board meetings when a meeting of the full Board is impractical or not warranted under the circumstances.

Each of the Audit Committee, T&C Committee, Nominating & Governance Committee, and Sustainability & Safety Committee is responsible for annually reviewing their charter and performance. The Nominating & Governance Committee further reviews each of the committee charters annually, including the Executive Committee charter.

32	INGEVITY | 2025 Proxy Statement

Board and Corporate Governance Matters

Director Nominees and Selection

Director Nominees and Selection

The Board strives to select as director candidates a mix of individuals with experience at policy-making levels in substantive areas that are relevant to the Company’s activities, as well as other characteristics that will contribute to the overall ability of the Board to perform its duties and meet changing conditions.

The Nominating & Governance Committee is responsible for evaluating and recommending qualified director candidates to the Board for its consideration. In evaluating potential director nominees, the Nominating & Governance Committee considers the following, among other things:

■	relevant industry experience, including international manufacturing;
■	experience with mergers and acquisitions and other strategic transactions;
■	talent management experience;
■	independence and other related requirements for service on committees;
■	the number of public company boards on which the nominee serves;
■	conflicts of interest and other legal and ethical issues that would interfere with the proper performance of the responsibilities of a director (recognizing that some directors may also be executive officers of the Company);
■	the nominee’s commitment to discharging the duties of a director in accordance with the Guidelines and applicable law and to serving on the Board for an extended period of time;
■	the nominee’s available time and energy to carry out his or her duties effectively;
■	experience that would enable the nominee to meaningfully participate in deliberations of the Board and committees and to otherwise fulfill his or her duties; and
■	whether the nominee will enhance the diversity of the Board based on his or her personal educational and professional background, experience, viewpoints or perspectives.

In addition, the Nominating & Governance Committee considers character, financial literacy, and relevant skills in light of the Board’s needs.

The Nominating & Governance Committee considers recommendations for director candidates from Board members, stockholders, and other third parties, such as search firms, that are regularly engaged to assist with identifying candidates. The Nominating & Governance Committee evaluates candidates recommended by stockholders using the same criteria it uses for all other candidates. Any stockholder wishing to recommend a director candidate should provide the Nominating & Governance Committee with the information required by the Company’s Bylaws to be provided with respect to director nominees submitted by stockholders. For more information, see “Questions and Answers Regarding Stockholder Communications, Stockholder Proposals, and Company Documents.”

Board Refreshment and Succession Planning

The Board believes that periodic refreshment of its directors is vital to ensuring that the Board remains current and reflects a diversity of skills, professional experience and backgrounds. In order to encourage refreshment, the Board recently adopted a mandatory director retirement age of 72 and a mandatory term limit on its Board chair of no more than two successive two-year terms, in each case, unless the Board determines that it is in the best interests of the Company’s stockholders to make an exception.

Since 2022, the Board has added three new independent directors. In December 2024, the Board appointed a new independent director, J. Kevin Willis, who was vetted by a third-party search firm, the Nominating & Governance Committee and the Board.

The Nominating and Governance Committee actively engages in succession planning for the Board at least annually and more frequently as the situation warrants. The Nominating and Governance Committee reviews the skills and experience of the Board to identify opportunities to recruit directors that enhance areas of focus. In selecting Mr. Willis, the Nominating & Governance Committee and the Board focused on adding additional financial expertise from a sitting chief financial officer with particular expertise in capital management and driving business transformation in the specialty chemicals sector.

Director independence

Our Guidelines and the NYSE require that a majority of our directors be independent under the applicable rules and regulations of the SEC and the general listing standards of the NYSE. Our Board, with the assistance of the Nominating & Governance Committee, annually (or more frequently if circumstances require) assesses the independence of each director.

INGEVITY | 2025 Proxy Statement	33

Board and Corporate Governance Matters

Evaluating Board performance and effectiveness

In conducting its independence assessment, the Board reviews all relevant facts and circumstances, including each nominee’s affiliations and relationships, potential conflicts of interest, and all specific criteria included in the NYSE’s general listing standards. An independent director is a director who our Board affirmatively determines has no material relationship with the Company (either directly or as a partner, stockholder, or officer of an organization that has a relationship with the Company) other than in connection with his or her role as a director.

In February 2025, the Nominating & Governance Committee and Board conducted their review of each nominee’s affiliations that are relevant to independence. These affiliations were provided by the nominees in their responses to D&O questionnaires distributed by the Company in December 2024. Once the Company received the list of affiliations, it conducted additional diligence on each relationship and ran searches against the Company’s books and records to determine whether any financial transactions existed with the affiliates. Results of the diligence and searches were reported to the Nominating & Governance Committee and the Board.

After reviewing the affiliations and report described above, upon the recommendation of the Nominating & Governance Committee, the Board affirmatively determined that all director nominees other than Mr. Fernandez-Moreno (Ingevity’s Interim President and CEO) are independent in accordance with applicable rules and regulations of the SEC and the general listing standards of the NYSE.

Evaluating Board performance and effectiveness

The Nominating & Governance Committee assists the Board in annually assessing the effectiveness of the Board, its committees, and each director in carrying out their respective roles, as described below.

Format	Topics	Presentation of Findings	Feedback Incorporated
The Nominating & Governance Committee determines the format of the evaluations, and annually considers the effectiveness of the evaluation process. Under the current process, each director completes a written questionnaire to provide feedback on various aspects of the Board and the committees on which such director serves, and to provide general feedback on each director. The chair of the Nominating & Governance Committee then reviews each questionnaire with the director who completed it to ensure the feedback given is well understood and to ensure that each director is given the opportunity to provide candid and comprehensive feedback.

Evaluation topics generally include, among other matters:

■  Board composition and structure;

■  Board culture;

■  Information flow and processes;

■  Board oversight of risk management and strategic planning;

■  Compliance and ethics program effectiveness;

■  Succession planning;

■  Access to management; and

■  Individual director effectiveness.

		The Nominating & Governance Committee evaluates the findings and then presents to the Board and each committee chair the results of the evaluations. The Board and committees discuss the results to identify opportunities to enhance effectiveness.	The Board and/or committees implement enhancements and other modifications to their respective policies and procedures as appropriate.

Examples of actions the Board has taken in recent years in response to the annual evaluation process include:

■	assigning oversight of cybersecurity risk management to the Sustainability & Safety Committee;
■	devoting additional agenda time for open discussion;
■	assigning oversight of matters relating to the attraction, development, and retention of the Company’s leadership to the T&C Committee; and
■	modifying committee meeting content and length to reflect input from committee members.

34	INGEVITY | 2025 Proxy Statement

Board and Corporate Governance Matters

Board meetings and executive sessions

Board meetings and executive sessions

Our Board meets on a regularly scheduled basis during the year to review significant developments affecting Ingevity and to act on matters requiring Board approval. The Board may hold special meetings between scheduled Board meetings when appropriate.

The Board met twelve times during 2024. Each director attended at least 75% of the aggregate of (i) the number of meetings of the Board held during the period he or she was a director and (ii) the number of meetings of all committees of the Board held during the period he or she served on such committees. All directors attended the 2024 Annual Meeting of Stockholders.

Our Guidelines require that the non-management members of our Board meet in executive session without management present at each regularly scheduled Board meeting. Likewise, our committees generally meet in executive session without management present at each regularly scheduled committee meeting.

Board’s role in risk oversight

The Board, acting as a full Board and through its committees, oversees risk management on behalf of the Company. Our Board recognizes the importance of effective risk management in running successful business operations and believes it has effective processes in place to identify and monitor potential material risks facing the Company and to oversee the Company’s aggregate risk profile.

Ingevity’s enterprise risk management (“ERM”) process helps management and the Board identify, prioritize and manage risks that have the potential to present the most significant obstacles to achieving the Company’s business objectives or that otherwise present significant risk to the Company. Key leaders across the business in various functions work together to identify the major risks faced by the Company and its businesses. At least annually, the Company’s management and Board review the major risks identified through the Company’s ERM process along with risk mitigation plans and at least quarterly, the Company’s management updates the Board on the status of top risks. The ERM process is regularly refreshed to adequately address the overall risk environment and tailor the Company’s priorities and mitigation plans accordingly. Management reports regularly to the Board regarding material changes or developments.

Set forth below are key areas of risk overseen by the Board, directly or through its committees.

Legal, compliance, and regulatory risks

Our Board, both directly and through the Audit Committee, receives regular updates on various legal, compliance and regulatory matters, such as developments in litigation, compliance risks and our compliance programs. In addition, regular updates provided to the Audit Committee by our General Counsel and internal audit function provide insight into our risk assessment and risk management policies and processes.

Financial and accounting risks

The Audit Committee oversees the management of financial, accounting, internal controls, and liquidity risks. This oversight includes interaction at Audit Committee meetings with the Chief Financial Officer; management from our financial, accounting, internal audit, and treasury functions; and representatives from our independent registered public accounting firm. The Audit Committee also discusses with management our major financial risk exposures and the steps management has taken to monitor, control and remediate such exposure.

Governance risks

The Nominating & Governance Committee oversees risks related to Board organization, Board membership (including director refreshment and succession), Board structure and other corporate governance matters.

Executive compensation program risks

The T&C Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs and with respect to succession planning for key management. For more information, see “Compensation Discussion and Analysis.”

INGEVITY | 2025 Proxy Statement	35

Board and Corporate Governance Matters

Board’s role in risk oversight

Cybersecurity risks

In 2024, upon the recommendation of the Nominating & Governance Committee, the Board expanded the Sustainability & Safety Committee’s responsibilities to include oversight of cybersecurity risk to allow for more in-depth reviews. As part of its oversight of cybersecurity risk, the Sustainability & Safety Committee receives updates at least quarterly from the Company’s Chief Information Security Officer and other management. Cybersecurity risk management is also integrated into our broader enterprise risk management program to ensure that cybersecurity matters are considered, and our IT department is consulted, during key business decisions that we make. In addition to the oversight provided by the Sustainability & Safety Committee, management provides an update to the full Board on matters pertaining to cybersecurity at least annually, including updates given by third-party cybersecurity experts on the risk landscape generally.

Sustainability risks

The Sustainability & Safety Committee oversees and reviews certain aspects of our sustainability programs, including environmental health and corporate social responsibility in addition to having oversight of people, product and process safety risk. This scope includes oversight of climate risk. In addition to the reviews completed by the Sustainability & Safety Committee, Ingevity’s management also presents on sustainability matters to the full Board at least once annually.

As shown below, although the Sustainability & Safety Committee has primary responsibility for certain sustainability matters, other committees, and occasionally the full Board, oversee specific sustainability-related matters.

36	INGEVITY | 2025 Proxy Statement

Board and Corporate Governance Matters

Board’s role in risk oversight

Sustainability Report/ Other Area for Review		Committee
	Item Description	BoD	S&S	N&G	Audit	T&C
Commitment to Sustainability	Sustainability Rating Agencies, Reporting and Sustainability Groups

Sustainability Materiality Refresh
Goal Setting and Tracking Progress
Annual Sustainability Report
Manufacture Responsibly	Responsible Care Policy/Program

Environmental Health
Prioritize People	Employee Experience
Safety
Personal/Employee Safety
Process Safety
Public Safety/Environmental Health
Emergency Response and Crisis Communication Plans
Culture of Inclusion
Talent Attraction
Compensation and Talent Management
Employee Development
Health and Wellness
Corporate Social Responsibility
Community Engagement/IngeviCares/Philanthropic Giving
Pursue Excellence	Commitment to Integrity and Ethical Behavior

Compliance & Ethics – Program Effectiveness, Complaints, Investigations, Financial Related Concerns
Code of Conduct
Supplier Principles of Conduct
Cybersecurity
Intellectual Property
Financial Performance
Governance
Embrace Innovation	Business and Segment Innovation
Other	Emerging Issues, regulations in Sustainability and Safety
Alignment of sustainability and safety programs to company strategy
Enterprise Risk Management

Our latest Sustainability Report and other information regarding our related initiatives and progress are available on our website at https://www.ingevity.com/about/sustainability.

INGEVITY | 2025 Proxy Statement	37

Board and Corporate Governance Matters

Management development and succession planning

Management development and succession planning

One of our Board’s most critical functions is executive succession planning, which is reviewed at least once annually and more often as needed. The T&C Committee, which has the primary responsibility for overseeing the development of succession plans for all of our executive officers, regularly discusses succession in collaboration with our CEO and Chief Human Resources Officer (“CHRO”), and reports on the discussions to the Board. In October 2024, we announced that the Board engaged a search firm to identify a permanent Chief Executive Officer to replace Mr. Fernandez-Moreno who is serving in that capacity on an interim basis. The CEO search is progressing well and we are very pleased with the quality of the candidates under consideration.

Board oversight of human capital matters

Under its charter, the T&C Committee is responsible for overseeing and reviewing Ingevity’s policies and programs related to diversity, equity, inclusion & belonging (DEIB), and human capital matters, including employee engagement initiatives. The T&C Committee receives periodic updates from management on, and discusses, the Company’s DEIB vision and strategy. At least once a year, the T&C Committee reviews matters related to the Company’s culture, including benefits offered, talent development, and workforce priorities. The T&C Committee also receives updates on the Company’s implementation of the IngeviWay, a framework which sets forth our purpose, vision and values and guides our behaviors and decision-making, to ensure alignment.

Additional information regarding human capital matters is available on our website at https://www.ingevity.com.

Director education program

Each director receives educational information about the Company and expectations of their role as part of an orientation upon joining the Board. Once on the Board, directors participate in an ongoing education program that incorporates site visits; management presentations; presentations by the Company’s independent auditors, investment banks and internal and external legal counsel; third-party expert speakers on various topics; and the distribution of analyst reports and pertinent articles on the Company’s business and industry. The Nominating & Governance Committee annually reviews the Board education program and recommends changes that it deems appropriate.

Retirement age, term limits and significant change in job responsibilities

Under our Guidelines, a director may not stand for re-election for any service year after such director turns 72 in the interest of facilitating Board refreshment. The Board will determine on a case-by-case basis whether to grant an exception to this limitation taking into account such factors as the then current needs of the Board and any particular expertise or unique attributes of the director. Subsequent to the 2024 Annual Meeting of Stockholders, Mr. Sansone reached the age of 72. After review, the Board determined that it is in the best interest of the Company and its stockholders that Mr. Sansone serve an additional term given his in depth knowledge of the Company and its industry and to allow for an orderly transition of leadership of the Audit Committee.

The Board has not established a policy enforcing a term limit because it believes that, on balance, such a policy would sacrifice the contribution of directors who have been able to develop, over a period of time, extensive insight into the Company and its operations. The Board annually evaluates each director’s contributions during the Board and committee evaluation process.

Our Guidelines require any director who has a significant change in his or her full-time job responsibilities to submit a resignation. The Board then considers whether to accept any such resignation taking into account all relevant factors.

Overboarding policy

The Guidelines provide that independent directors generally may not serve on more than five public company boards (including Ingevity’s Board). However, a director who is actively employed as a CEO of a public company may not serve on more than three public company boards (including Ingevity’s Board), and a director who serves as an officer (other than CEO) at another public company may not serve on more than four public company boards (including Ingevity’s Board).

38	INGEVITY | 2025 Proxy Statement

Board and Corporate Governance Matters

Stockholder outreach and engagement

Stockholder outreach and engagement

We value and are committed to regular, meaningful engagement with our stockholders and other stakeholders, including customers, suppliers, employees and our communities. In 2024, we engaged with stockholders and potential stockholders 252 times via in-person meetings and phone and video calls where we discussed a variety of topics, including capital allocation and leverage, portfolio review, key raw material costs, financial results, and the CEO transition. Senior leadership participated in approximately 70% of these engagements.

100+ MEETINGS WITH STOCKHOLDERS AT CONFERENCES AND ROADSHOWS	147 OTHER CALLS AND MEETINGS WITH STOCKHOLDERS

In 2024, we also attended 14 conferences/roadshows hosted by analysts resulting in over 100 meetings with stockholders or potential stockholders. We also broadcast live audio webcasts of quarterly earnings presentations to keep stockholders informed.

How to contact the Board

Interested parties, including stockholders, may communicate with all or selected members of the Board as follows:

Via Email:	Via Mail:
corporatesecretary@ingevity.com	C/O Corporate Secretary Ingevity Corporation 4920 O’Hear Ave, Suite 400 N. Charleston, SC 29405

Correspondence should be addressed to the Board or any individual director(s) or group or committee of directors either by name or title (for example, “Chair of the Board,” “Chair of the Nominating & Governance Committee,” or “All Independent Directors”). All such correspondence will be forwarded as directed, except that we reserve the right not to forward any soliciting or advertising materials or any abusive, threatening, or otherwise inappropriate materials.

Code of Conduct

Our Code of Conduct applies to all Ingevity-controlled entities and their respective employees, officers and directors, including the Board. It emphasizes our commitment to doing things the right way to ensure our employees and others understand our “IngeviWay” value for integrity and ethical behavior. The Code of Conduct also contains information to enable better decision making on topics such as employee and leader responsibilities, data privacy and protection, and third-party interactions.

The Code of Conduct focuses the Board, management and our employees on areas of ethical risk, provides guidance and examples to help personnel recognize and deal with ethical issues, prominently features mechanisms to report unethical conduct, and helps to foster a culture of honesty and accountability. The Code of Conduct is available on our website at https://ir.ingevity.com/governance/codes-of-conduct. All employees, including executives, and all non-employee directors are required annually to review the Code of Conduct and to participate in Code of Conduct training.

Any waiver for directors or executive officers from the provisions of the Code of Conduct must be made by the Nominating & Governance Committee or by the Board at the recommendation of the Audit Committee or the Nominating & Governance Committee. Any such waiver will be disclosed within four business days of the waiver (or an implicit waiver) on our website at https://ir.ingevity.com/governance/codes-of-conduct, and will remain posted for a period of at least 12 months. Any amendment to the Code of Conduct (other than technical, administrative, or other non-substantive amendments) for which disclosure is required pursuant to Item 5.05 of Form 8-K under the Exchange Act will also be disclosed on that page of our website.

We have provided employees with a number of avenues to report ethics and compliance violations or similar concerns, including an anonymous telephone hotline, with options specific to the countries in which we operate to allow for reporting in local languages.

INGEVITY | 2025 Proxy Statement	39

Board and Corporate Governance Matters

Governance materials on our website

Governance materials on our website

We maintain several governance documents on our website, which are listed below.

Our Code of Conduct is available at: https://ir.ingevity.com/corporate-governance/codes-of-conduct

The following materials are available at https://ir.ingevity.com/corporate-governance/corporate-governance-documents:

■	Certificate of Incorporation;
■	Bylaws;
■	Governance Guidelines;
■	Committee charters;
■	Anti-Hedging Policy; and
■	Stock Ownership Guidelines.

The following materials are available at: https://www.ingevity.com/about/sustainability/:

■	Sustainability Reports;
■	Ingevity’s alignment with ten of the United Nations’ Sustainable Development Goals;
■	Human Rights Policy;
■	Modern Slavery Policy;
■	Quality Policy;
■	Responsible Care Policy; and
■	Supplier Principles of Conduct.

These materials are also available in print at no charge to any stockholder who requests a copy by writing to Corporate Secretary, Ingevity Corporation, 4920 O’Hear Ave, Suite 400, N. Charleston, SC 29405, or by email to: corporatesecretary@ingevity.com.

Related party transactions

The Board evaluates related party transactions consistent with Item 404 of Regulation S-K. Under its charter, the Nominating & Governance Committee is charged with reviewing all potential related party transactions and making recommendations to the Board regarding approval of any such transactions. Each year, the Company solicits information regarding potential related party transactions from directors, director nominees and executive officers, who are also required to promptly notify the Company and the Nominating and Governance Committee of any new affiliations or transactions as they arise. Transactions and affiliations disclosed by such persons are then reviewed and analyzed by our Law and Compliance department using searches run against the Company’s books and records to determine if there are any financial transactions involving the Company and such affiliates. The results of such analyses are reported to the Nominating and Governance Committee for review, analysis and determination of whether there are any related party transactions and, if any are found, whether such transactions should be approved or ratified based on the relevant circumstances.

Based on a review of the transactions and affiliations reported by the Company’s directors, director nominees, and executive officers beginning in December 2024, the Nominating & Governance Committee has advised the Board that it has not identified any related party transactions since the beginning of the fiscal year ended December 31, 2024, and none are currently proposed.

40	INGEVITY | 2025 Proxy Statement

Director Compensation

Ingevity’s Director compensation approval process

The Board annually reviews and approves non-employee director compensation at the recommendation of the T&C Committee. This review involves a survey of director compensation at peer companies and other similarly situated companies and a discussion with our independent compensation consultant, Pearl Meyer, regarding director compensation practices.

2024 Non-employee Director compensation

The 2024 non-employee director compensation program consisted of the following:

Standard Compensation
Cash Retainer	$90,000
Restricted Stock Unit Award	$135,000
TOTAL	$225,000
Additional Cash Retainers for Leadership
Board Chair	$100,000
Lead Independent Director*	$25,000
Audit Committee Chair	$20,000
T&C Committee Chair	$15,000
Nominating & Governance Committee Chair	$15,000
Sustainability & Safety Committee Chair	$15,000

*The Company did not have a Lead Independent Director in 2024.

Cash retainers

Cash retainers are paid to the non-employee directors quarterly in advance. Non-employee directors may elect to receive their annual cash retainer (both standard and leadership retainers) in the form of deferred stock units (“DSUs”) in lieu of cash under the 2016 Omnibus Incentive Plan, as amended, and the Non-Employee Director Deferred Compensation Plan (“Director DCP”). If a director makes such an election, the cash retainer is converted into an amount of DSUs using the closing price of the Company’s Common Stock on the business day that the cash retainer would have otherwise been paid to the director. DSUs representing cash retainers are fully vested upon grant and are settled when the director terminates his or her service with the Board. DSUs in lieu of cash retainers do not confer voting rights but are entitled to dividend-equivalents, which accrue from the grant date and are delivered in cash when the underlying DSUs are settled.

INGEVITY | 2025 Proxy Statement	41

Director Compensation

Restricted Stock Unit awards

Restricted Stock Unit awards

Each non-employee director receives an annual award grant of Ingevity restricted stock units (“DRSUs”) under the 2016 Omnibus Incentive Plan, as amended, equivalent to approximately $135,000 at the time of grant. The grant date for the DRSUs is the business day after the annual stockholders meeting. The DRSUs vest on the first anniversary of the grant date, and shares of Common Stock underlying DRSUs are delivered to the directors as soon as practicable thereafter. DRSUs do not confer voting rights but are entitled to dividend-equivalents, which accrue from the grant date and are delivered in cash when the underlying DRSUs are settled.

If a director with DRSUs ceases to be a director before the vesting date other than due to death, disability, or termination for cause, the director will vest and settle in a pro rata number of the DRSUs (rounded up to the nearest whole number) unless otherwise approved by the Board. If a director with DRSUs ceases to be a director due to death or disability, all DRSUs will vest. If a director with DRSUs is terminated for cause, all unvested and unsettled DRSUs will be forfeited, together with the associated dividend-equivalents.

Non-employee directors may elect to receive their annual DRSU award in the form of DSUs. DRSUs converted into DSUs with respect to the annual stock award are subject to the same conditions for vesting and dividend-equivalents as DRSUs. However, DSUs are not settled until the director terminates service from the Board.

Other compensation

Directors are entitled to reimbursement for out-of-pocket expenses incurred in connection with their Board service. Ingevity does not provide perquisite allowances to non-employee directors.

Stock ownership guidelines; prohibition on hedging

Under our stock ownership guidelines, each non-employee director is expected to hold an amount of Common Stock equal to five times the annual base cash retainer. For 2024, the holding amount is $450,000. Non-employee directors have five years from the date they join the Board to meet the requirement.

Common Stock owned by a director or his or her immediate family members residing in the same household, either outright or in family trusts, and Common Stock held in retirement plan accounts are deemed to be owned for purposes of these guidelines, as are vested and unvested DRSUs and DSUs.

A non-employee director in the first five years of service on the Board who has not yet met these guidelines must hold 50% of his or her vested DSUs and DRSUs. A non-employee director who does not meet these guidelines within five years must hold 100% of his or her vested DSUs or DRSUs until the guidelines are met.

As of December 31, 2024, each non-employee director who has served on the Board for at least five years has attained the minimum stock ownership levels, and the remaining directors are on track for compliance.

Our directors are not permitted to engage in hedging activities with respect to our stock. See “Compensation Discussion and Analysis – Other Compensation Policies and Practices – Anti-hedging” for more information about the Company’s anti-hedging policy.

42	INGEVITY | 2025 Proxy Statement

Director Compensation

2024 Director compensation table

2024 Director compensation table

The following table includes information concerning compensation for service as a director paid to or earned by our directors during the fiscal year ended December 31, 2024 (note that compensation for Messrs. Fernandez-Moreno and Fortson is set forth in the “Summary Compensation Table” and not included below).

2024 NON-EMPLOYEE DIRECTOR COMPENSATION TABLE
Name	Fees Paid in Cash(1) ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total Compensation ($)
Jean S. Blackwell	190,000	135,044	—	325,044
Diane H. Gulyas	105,000	135,044	—	240,044
Bruce D. Hoechner	90,000	135,044	—	225,044
Frederick J. Lynch	90,000	135,044	—	225,044
Karen G. Narwold	105,000	135,044	—	240,044
Daniel F. Sansone	110,000	135,044	—	245,044
William J. Slocum	22,500	—	—	22,500
J. Kevin Willis	22,500	56,290	—	78,790
Benjamin G. (Shon) Wright	90,000	135,044	—	225,044
(1)	Column includes the annual retainer and all additional leadership retainers earned by or paid in cash to our non-employee directors, regardless of whether such amounts were elected to be received in the form of DSUs. Please refer to footnote 3 of the Security Ownership of Directors and Executive Officers table for information on shares deferred by directors.
(2)	Amounts shown in this column represent the aggregate grant date fair market value of DRSUs (for all except Mr. Hoechner, Ms. Narwold, Mr. Willis, and Mr. Wright) or DSUs (for Mr. Hoechner, Ms. Narwold, Mr. Willis, and Mr. Wright), who elected DSUs in lieu of DRSUs) granted in 2024 to non-employee directors, calculated in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 718. Mr. Slocum’s service on the Board ended prior to the non-employee director grant made in April 2024. Mr. Willis received a prorated grant for five months of service during the 2024-2025 Board term upon his appointment to the Board in December 2024. As of December 31, 2024, each non-employee director (other than Mr. Willis) had an aggregate 2,800 unvested DRSUs or DSUs in lieu of DRSUs, as applicable, that will vest on April 24, 2025. As of December 31, 2024, Mr. Willis had an aggregate 1,297 unvested DSUs in lieu of DRSUs which will vest on December 17, 2025.
(3)	The amount of perquisites and other personal benefits has been excluded for all non-employee directors as the total value of each director’s perquisites and other personal benefits was less than $10,000.

INGEVITY | 2025 Proxy Statement	43

PROPOSAL 2 NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF INGEVITY’S NAMED EXECUTIVE OFFICERS (SAY-ON-PAY)

OUR BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL.

In accordance with the requirements of Section 14A of the Exchange Act, we are asking stockholders to approve, on an advisory basis, the following resolution concerning the compensation of our named executive officers (“NEOs”):

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of our named executive officers as described in this Proxy Statement, including the Compensation Discussion and Analysis and the tabular compensation disclosures and related narrative discussion.

In considering this proposal, we encourage you to review the Compensation Discussion and Analysis (“CD&A”) and the tabular compensation disclosures and accompanying narrative discussion that follow. The CD&A describes our executive compensation philosophy, programs, and objectives, while the tabular compensation disclosures and accompanying narrative discussion provide detailed information on the compensation of our NEOs.

We believe our compensation policies and procedures are competitive, focused on pay-for-performance principles, and strongly aligned with the long-term interests of our stockholders. Our executive compensation philosophy is based on the belief that compensation should be set at levels that enable us to attract and retain employees who are committed to achieving high performance and who demonstrate the ability to do so. We strive to provide executive compensation packages that are driven by Ingevity’s overall financial performance, stockholder value, the success of areas of our business directly impacted by each executive’s performance, and the performance of the individual executive. We view our compensation program as a strategic tool that supports the successful execution of our business strategy and reinforces a performance-based culture. To that end, our executive compensation program emphasizes long-term compensation over short-term compensation, with a significant portion weighted toward equity awards. This approach strongly aligns our executives’ compensation with the interests of our stockholders.

Because your vote is advisory, it will not be binding upon the Board. However, the Board and T&C Committee value stockholders’ opinions as expressed through their votes on this proposal, and will carefully consider the outcome of this proposal in connection with their ongoing evaluation of the Company’s executive compensation program.

Vote required

An affirmative vote of the majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required to approve, on an advisory basis, the compensation paid to Ingevity’s NEOs.

Recommendation of the Board

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ADOPTION OF THIS RESOLUTION TO APPROVE, ON AN ADVISORY BASIS, THE COMPANY’S EXECUTIVE COMPENSATION AS DESCRIBED IN THIS PROXY STATEMENT.

44	INGEVITY | 2025 Proxy Statement

Compensation Discussion and Analysis

This Compensation Discussion & Analysis (“CD&A”) describes our executive compensation program for our named executive officers (“NEOs”) comprised of the current and former executive officers listed below. This CD&A also describes the Talent & Compensation Committee’s (the "T&C Committee”) process for making compensation decisions, as well as its rationale for the compensation related to the fiscal year ended December 31, 2024, reflected in the Summary Compensation Table.

2024 Named Executive Officers

LUIS FERNANDEZ- MORENO Interim President & Chief Executive Officer	MARY DEAN HALL Executive Vice President & Chief Financial Officer	S. EDWARD WOODCOCK Executive Vice President & President, Performance Materials	RICHARD A. WHITE Senior Vice President & President, Performance Chemicals	RYAN C. FISHER Senior Vice President, General Counsel and Corporate Secretary

Former Executive	Former Role
John C. Fortson	President, Chief Executive Officer and Director
Stacy L. Cozad	Executive Vice President, General Counsel and Secretary

2024 Leadership Transitions

On October 3, 2024, Ingevity Corporation (“Ingevity” or the “Company”) announced that the Company’s Board of Directors (the “Board”) appointed Luis Fernandez-Moreno as the interim President and Chief Executive Officer (“CEO”) of the Company, effective October 2, 2024. He succeeds John C. Fortson, who departed as President and CEO and resigned as a member of the Board, effective as of October 2, 2024. Mr. Fernandez-Moreno remains a member of the Board; however, in connection with his appointment as interim President and CEO, he stepped down from his roles on the Board’s committees.

On June 26, 2024, Stacy L. Cozad resigned as Executive Vice President, General Counsel and Secretary of the Company, and Ryan C. Fisher was promoted to Senior Vice President, General Counsel and Corporate Secretary of the Company on June 27, 2024.

INGEVITY | 2025 Proxy Statement	45

Compensation Discussion and Analysis

Executive Summary

Executive Summary

Business Conditions and Company Performance in 2024

In 2024, we took proactive steps to drive improved performance and deliver sustainable value creation for Ingevity stockholders. We advanced key priorities to accelerate execution and focus of business strategies, reduce leverage and evaluate our business portfolio to determine the right composition for our company, and these actions are already delivering results.

We delivered adjusted EBITDA* of $363 million, exceeding analyst estimates, and improved EBITDA margins* by 350 basis points to 25.8%. We generated $51 million of free cash flow* despite approximately $200 million of cash outflows related to our repositioning actions, enabling us to reduce debt and improve our leverage ratio in the second half of the year.

Our Performance Materials segment delivered a record year in both sales and segment EBITDA delivering the sixth sequential quarter of segment EBITDA margins over 50%. Revenue increased 4% to $610 million, and segment EBITDA of $319 million increased 11%, with segment EBITDA margin of 52.3%, an increase of 340 basis points. The segment continues to benefit from the increased demand for more fuel-efficient vehicles that require the advanced solutions provided by our activated carbon, and our collaboration with silicon-anode producer, Nexeon, progressed, advancing plans to supply commercial-scale volume of our activated carbon product for lithium-ion batteries.

Our Advanced Polymer Technologies segment increased volumes despite continued weak industrial demand, but adverse mix and selective price concessions implemented to maintain share resulted in lower revenue.  We believe the actions we've taken with respect to pricing strategy and mix upgrade will produce margins of around 20% in 2025.

Strategic repositioning of Performance Chemicals accelerated throughout 2024, and included exiting lower-margin, cyclical end markets and reducing our physical footprint to optimize costs. This segment is now focused on higher-margin end markets and will continue to benefit from an improved raw material cost structure. The benefits of our repositioning actions translated to improved segment EBITDA margins in the second half of 2024. Additionally, we announced plans to explore strategic alternatives for our Industrial Specialties product line and North Charleston CTO refinery as part of our ongoing portfolio review and expect to finish that assessment by the end of 2025.

For additional information on Ingevity’s performance in 2024, see the “Proxy Summary,” above.

Fiscal Year 2024 Compensation Highlights

The following summarizes the key compensation decisions for our NEOs for fiscal 2024:

Base Salary: In July 2024, the T&C Committee approved an increase to Mr. Fisher’s base salary to $400,000 in connection with his promotion to Senior Vice President, General Counsel and Corporate Secretary. None of the other NEOs received base salary adjustments in 2024.

Short-Term Incentive Plan (“STIP”) Awards: Based on our 2024 STIP Adjusted EBITDA* and STIP Adjusted Revenue* results, as well as each NEO’s individual performance achievements, the T&C Committee approved STIP payouts to our NEOs who were active as of the end of the fiscal year ranging from 49% to 118% of target. Mr. Fernandez-Moreno, in his role as interim President & CEO, does not participate in the STIP.

*	See Appendix A for definitions and reconciliations of these non-GAAP financial measures to the nearest GAAP measures.

46	INGEVITY | 2025 Proxy Statement

Compensation Discussion and Analysis

Executive Summary

2024 Long-Term Incentive Plan (“LTIP”) Compensation: In 2024, our NEOs were granted annual long-term incentive awards using a mix of Performance Stock Units (“PSUs”) and Restricted Stock Units (“RSUs”), weighted evenly. As in the past, the 2024 PSUs align executive compensation with sustained performance and ensure our NEOs remain focused on delivering value over an extended time horizon. Any PSUs earned upon the achievement of adjusted earnings per share (“EPS”)* and adjusted return on invested capital (“ROIC”)* targets are subject to adjustment based on a three-year relative Total Shareholder Return (“rTSR”) modifier and will cliff vest on the third anniversary of the grant date. RSUs continue to vest ratably over a three-year period on the first three anniversaries of the grant date, further reinforcing our commitment to long-term value creation.

In the context of our ongoing PC segment repositioning efforts, which includes exiting low-margin, cyclical markets, reducing our physical footprint, diversifying our raw materials, and exiting long-term supply contracts, the T&C Committee determined that forecasting three-year EPS and ROIC performance goals for the 2024 PSUs would be difficult. As a result, the EPS and ROIC targets for the 2024 PSUs were tied directly to results for fiscal 2024. The final payout, if any, will be determined in early 2027, after applying the three-year rTSR modifier. This approach allows us to balance near-term accountability in a dynamic environment with a continuing commitment to align compensation with long-term value creation for our stockholders. For more information about our LTIP, please refer to “Long-Term Incentive Plan and 2024 Awards.”

The performance metrics for our 2025 PSUs will have a three-year performance period, measuring rTSR performance (60%) and three-year adjusted EBITDA* growth (40%).

Payout of 2022 PSU Award: The PSUs granted in 2022 had adjusted three-year cumulative earnings per share (“Cumulative EPS”)* and average adjusted return on invested capital (“Average ROIC”)* as the performance metrics for the 2022-2024 performance period. Based on our performance relative to the pre-established targets, the applicable NEOs earned 28% of their target PSUs.

Transition Compensation: Maintaining stability and driving progress on key strategic priorities has been a critical priority for the Board amid the Company’s significant business transformation and executive leadership transition. To support leadership continuity and ensure a competitive approach to recognizing and rewarding our executives during this time, the T&C Committee, with support from its independent compensation consultant, evaluated market practices of similarly situated companies and made the following decisions:

■	Mr. Fernandez-Moreno received $250,000 monthly compensation for this role (as previously disclosed on the Company's Form 8-K filed with the SEC on October 3, 2024, his annualized base salary was set at $3,000,000 and prorated for his interim service). Mr. Fernandez-Moreno also received a one-time RSU grant valued at $1,000,000. The RSUs will vest on the one-year anniversary of the award, contingent on Mr. Fernandez-Moreno’s continued service as interim President and CEO or Board membership. If a successor CEO is appointed before this date, vesting will require Mr. Fernandez-Moreno to facilitate a smooth transition of duties. If his service as interim CEO ends before the RSUs fully vest, he will vest in a prorated portion, calculated as 1/12th of the award per month of service.
■	During 2024, the T&C Committee approved one-time cash awards to each of the other NEOs that were active as of the end of fiscal year 2024 that will cliff vest on April 1, 2026 to ensure continuity of leadership through the CEO transition period. Ms. Hall and Messrs. Woodcock, White and Fisher each received cash awards of $900,000, $500,000, $350,000 and $400,000, respectively. These awards will be reported in the Summary Compensation Table for the year in which they vest.

Say-On-Pay Results

The T&C Committee values the input received from our stockholders on the Company’s executive compensation practices. At the 2024 annual stockholders’ meeting, our stockholders approved the compensation of our NEOs on an advisory basis by 97.21% of the votes cast. Although the vote was non-binding, the T&C Committee considered the approval rate as an indication that Ingevity stockholders support the Company’s executive compensation philosophy and decisions.

*	See Appendix A for definitions and reconciliations of these non-GAAP financial measures to the nearest GAAP measures.

INGEVITY | 2025 Proxy Statement	47

Compensation Discussion and Analysis

Executive Compensation Governance Practices

Executive Compensation Governance Practices

We believe the following practices and policies within our program promote sound compensation governance and are in the best interests of our stockholders and executives:

What We Do	What We Don’t Do
Use performance metrics to align pay with Company financial performance	No repricing, backdating or discounting of stock options
Balance short-term and long-term incentives through focused use of performance metrics	No hedging, pledging or short sales of Common Stock by any director, executive officer or other employee
Emphasize stock ownership with long-term incentives being paid in Common Stock and meaningful Common Stock ownership guidelines	No excise tax gross-ups for change of control payments
Maintain a “clawback” policy for executive incentive compensation in the event of a restatement of financial results regardless of fault	No excessive perquisites
Use “double trigger” change of control (with respect to replacement awards) for severance and equity vesting provisions	No tax gross-ups on perquisites other than in connection with relocation benefits
Engage an independent consultant to advise the T&C Committee
Discourage excessive risk taking by offering a balanced compensation program that uses multiple incentive metrics that balance focus on achievement of long- and short-term goals
Pay dividend equivalents only on stock unit awards that vest, if any

48	INGEVITY | 2025 Proxy Statement

Compensation Discussion and Analysis

What Guides Our Program

What Guides Our Program

Executive Compensation Philosophy

Ingevity’s executive compensation program reflects the Company’s “pay-for-performance” philosophy. Compensation is directly linked to business plans and individual performance, with short- and long-term incentive programs based on metrics tied to the achievement of key financial objectives and individual performance. We are focused on achieving long-term, sustainable stockholder value.

We designed our executive compensation program to attract, motivate, and retain highly talented executives. In setting compensation, the T&C Committee considers both our peer group and national survey data (“Comparative Compensation Data”). We also consider other factors, including each executive’s role and level of responsibility, the importance of the executive’s contributions toward meeting the Company’s goals and objectives, individual performance and experience, internal pay equity, and the economic and business environment in which the Company operates.

The Company’s executive compensation program is designed to:

SUPPORT OUR BUSINESS STRATEGY	PAY FOR PERFORMANCE	PAY COMPETITIVELY	ALIGN NEOS’ AND STOCKHOLDERS’ INTERESTS	DISCOURAGE EXCESSIVE RISK-TAKING
Our program aligns with our business strategy, which is focused on long-term earnings, revenue growth and sustained growth in stockholder value, by providing our NEOs with long-term incentives tied to growth and value creation.	A large portion of our executive pay is dependent upon the achievement of corporate and business unit goals and individual performance. We pay higher compensation when goals are exceeded and lower compensation when goals are not met.	We use the market median based on our Comparative Compensation Data as the main reference point for target compensation. Compensation targets for individual executives may differ from the market median based on roles and responsibilities, performance, strategic impact, experience, internal pay equity, special hiring situations, retention concerns, succession planning needs and other relevant considerations.	We provide a significant portion of our NEOs’ overall compensation opportunity in the form of equity-based compensation focused on driving long-term stockholder value creation.	Our program includes balanced short- and long-term cash and equity, along with fixed and variable elements to discourage excessive risk-taking.

Elements of Our Compensation Program

The major elements of our executive compensation program are summarized below.

Element	How It’s Paid	Purpose
Base Salary	Cash (Fixed)	Recognizes level of responsibilities, contributions towards meeting the Company’s goals and objectives, individual performance and experience, internal pay equity, the economic and business environment in which the Company operates, and other relevant considerations.
Short-Term Incentive Plan (“STIP”)	Cash (At-Risk)	Rewards achievement of key annual financial performance targets for the Company as a whole (in the case of our corporate leadership--CEO, CFO, GC, and CHRO), and a blend of our full Company and applicable business segment results (in the case of our segment presidents) along with achievement of individual performance goals.
Long-Term Incentive Plan (“LTIP”)	Equity (At-Risk)	Promotes achievement of long-term financial objectives and aligns the executives’ interests with those of stockholders.

INGEVITY | 2025 Proxy Statement	49

Compensation Discussion and Analysis

How We Set Compensation

2024 target pay mix

The charts below illustrate the target total direct compensation (base salary and target STIP and LTIP opportunity) of our former CEO, Mr. Fortson, and our other NEOs for fiscal year 2024. As illustrated in the charts, the majority of target total direct compensation is at-risk. The charts do not include “All Other Compensation” shown in the “Summary Compensation Table” or any one-time equity grants or awards outside of target annual total direct compensation, if any.

Mr. Fortson (Former CEO)*	Other NEOs**

*	On October 2, 2024, Mr. Fernandez-Moreno was appointed as interim President & CEO following Mr. Fortson’s departure from the Company. Mr. Fernandez-Moreno’s compensation details are excluded given his role as interim President & CEO for only three months during 2024. See the “2024 Leadership Transitions” section of this CD&A for more information. As disclosed on the Form 8-K filed with the SEC on October 3, 2024, following his departure, Mr. Fortson became eligible for severance compensation and benefits under the terms of his Amended and Restated Severance and Change of Control Agreement (“Severance Agreement”) dated February 17, 2022. Such compensation and benefits are not reflected in this chart. See the “Severance and Change of Control Agreements” section of this CD&A for more information.
**	The “Other NEOs” chart reflects the average pay mix for the other four NEOs who were active as of the end of fiscal year 2024.

How We Set Compensation

Role of the T&C Committee and the CEO

CEO compensation

The T&C Committee is responsible for reviewing and approving the goals and objectives of Ingevity’s CEO, evaluating the CEO’s performance in light of such goals and objectives, and setting the CEO’s compensation based on such evaluation. The T&C Committee meets with the CEO to discuss his performance and compensation and seeks feedback on the CEO’s performance from the full Board and from senior management, including the officers that report to the CEO. Ultimately, decisions regarding the CEO’s compensation are made by the T&C Committee, meeting in executive session, without the CEO or any other executive present. In setting compensation for the CEO, the T&C Committee also takes into account other factors, including overall leadership and external survey data compiled from our peer group of companies by Pearl Meyer, the T&C Committee’s independent compensation consultant (the “Compensation Consultant”), other Comparative Compensation Data, and the advice of the Compensation Consultant.

Compensation for other executives

The T&C Committee is also responsible for reviewing and approving the compensation of senior executives reporting to the CEO, including the other NEOs. In approving compensation for the other NEOs, the T&C Committee considers the assessment of their performance by the CEO and other key internal stakeholders, addressing such factors as achievement of individual goals and objectives, contribution to Ingevity’s performance and corporate goals, and other considerations, including Comparative Compensation Data and the advice of the Compensation Consultant. In making his recommendations to the T&C Committee, the CEO is also supported by the CHRO.

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Compensation Discussion and Analysis

How We Set Compensation

Role of the compensation consultant

The T&C Committee has retained the Compensation Consultant as its independent compensation consultant to advise the T&C Committee on the composition of the compensation peer group, specific compensation levels for the NEOs, and whether the compensation program is appropriately designed to discourage excessive risk-taking, among other compensation related services. The Compensation Consultant also compiles the Comparative Compensation Data. The T&C Committee has the sole discretion and is directly responsible for the appointment, termination, compensation, and oversight of the work of the Compensation Consultant.

Although the T&C Committee retains the Compensation Consultant directly, in carrying out assignments, the Compensation Consultant also interacts with management when appropriate. Specifically, the Compensation Consultant interacts with the CHRO, other leaders in the Company’s human resources organization, and other members of management with respect to compensation and benefits data, best practices, peer group developments, and executive compensation trends. In addition, the Compensation Consultant may seek input and feedback from members of management regarding its consulting work product before presenting it to the T&C Committee to confirm alignment with Ingevity’s business strategy, determine what additional data may be needed, or identify other issues.

The T&C Committee regularly meets with the Compensation Consultant in executive session independent of management. Further, the T&C Committee Chair speaks on occasion with the Compensation Consultant on executive compensation matters independently of management.

The Compensation Consultant does not provide any services to Ingevity other than its consulting services to the T&C Committee related to executive and director compensation. The T&C Committee determined that, in fiscal 2024, the work performed for the T&C Committee by the Compensation Consultant did not raise any conflict of interest. In making its determination, the T&C Committee considered the independence of the Compensation Consultant considering SEC rules and regulations and NYSE listing standards.

Role of peer group analysis

Consistent with Ingevity’s goal to provide compensation that remains competitive, the T&C Committee considers, among other things, the executive compensation practices of companies in a peer group selected based on recommendations from the Compensation Consultant. In selecting the peer group for 2024 executive compensation, the T&C Committee considered such factors as:

i.	revenue size and profit margins;
ii.	industry and business characteristics;
iii.	location and geographic reach, including global operations and/or distribution;
iv.	competition for talent; and
v.	data availability.

The T&C Committee generally targets compensation commensurate with the market median based on our Comparative Compensation Data. Compensation decisions also take into account other relevant factors, including an executive’s role and responsibilities, performance, the importance of the executive’s contributions towards meeting the Company’s goals and objectives, experience and tenure, internal pay equity, special hiring situations, retention concerns, and other relevant factors.

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Compensation Discussion and Analysis

2024 Executive Compensation In Detail

The peer group is reviewed periodically for appropriateness and comparability. The T&C Committee and the Compensation Consultant undertook an extensive review of the peer group composition in April 2023 which included an analysis of the peer group companies’ businesses, revenues, and relative performance. As a result of this review, the T&C Committee approved the peer group set forth below for the purpose of setting 2024 compensation. The T&C Committee together with the Compensation Consultant most recently reviewed peer group composition in October 2024 and determined that the current peer group continues to be comparable to the Company on a variety of relevant metrics, including those set forth above. As a result of this review, no changes were made to the peer group.

AdvanSix Inc.	Innospec Inc.
Ashland Inc.	Koppers Holdings Inc.
Avient Corp.	Mativ Holdings, Inc.
Balchem Corp.	Minerals Technologies Inc.
Cabot Corp.	Orion S.A.
Ecovyst Inc.	Quaker Chemical Corp.
Element Solutions Inc	Sensient Technologies Corp.
H.B. Fuller Co.	Stepan Co.
Hexcel Corp.	Tronox Holdings

2024 Executive Compensation In Detail

When taken as a whole, along with other elements of our executive compensation program, the pay elements described below are intended to provide a level of compensation sufficient to attract and retain an effective management team, while being generally targeted to the market median based on our Comparative Compensation Data. In addition, our compensation program is designed to discourage excessive risk-taking by using differentiated long-term equity instruments, multiple performance metrics, short- and long-term programs, and active T&C Committee oversight.

Base salaries

Base salaries are intended to provide a level of fixed compensation sufficient to attract and retain an effective management team when considered in combination with the long-term and short-term incentive awards and other elements of our executive compensation program. The relative levels of base salary for executive officers are designed to reflect each executive officer’s scope of responsibility, experience and performance, competitive pay levels, market trends, economic conditions, and other relevant factors.

The T&C Committee generally reviews and approves base salaries annually in February, with new salaries effective as of February 1 of the same year. The T&C Committee may make other salary adjustments periodically in connection with promotions or changes in role or responsibilities, to reward individual performance, for reasons related to retention, or to ensure market competitiveness. The committee’s review focuses on whether base salaries are equitably aligned within Ingevity and are at sufficiently competitive levels to attract and retain top talent. In addition, consideration is given to Comparative Compensation Data and such other factors as the T&C Committee considers appropriate. The T&C Committee also reviews base salary compensation with the Compensation Consultant.

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Compensation Discussion and Analysis

2024 Executive Compensation In Detail

In July 2024, the T&C Committee approved an increase to Mr. Fisher’s base salary in connection with his promotion to Senior Vice President, General Counsel and Corporate Secretary. None of the other NEOs received base salary increases in 2024. The full-year base salaries for our NEOs for 2024 were as follows:

NEO	2024 Annual Base Salary ($)	2023 Annual Base Salary ($)	% Change
Mary Dean Hall	510,000	510,000	0.0%
S. Edward Woodcock	475,000	475,000	0.0%
Richard A. White	460,000	460,000	0.0%
Ryan Fisher	400,000	299,940	33.36%
John C. Fortson(1)	1,000,000	1,000,000	0.0%
Stacy L. Cozad(2)	470,000	470,000	0.0%
(1)	Mr. Fortson left the Company on October 2, 2024.
(2)	Ms. Cozad left the Company on June 26, 2024.

On October 2, 2024, Mr. Fernandez-Moreno was appointed interim President & CEO following Mr. Fortson’s departure from the Company. For 2024, Mr. Fernandez-Moreno received $739,131 in base salary for serving as interim President & CEO.

Short-Term Incentive Plan and 2024 awards

Ingevity’s STIP consists of an annual cash incentive that is designed to reward participants for achieving Ingevity’s annual financial performance targets and their individual performance goals.

Target STIP award opportunities

The incentive award range that each NEO may earn is determined near the beginning of the year and expressed as a percentage of such NEO’s base salary. STIP payouts may never exceed 200% of base salary.

For 2024, the T&C Committee established the following threshold, target, and maximum STIP incentive opportunities for the NEOs. As interim President & CEO, Mr. Fernandez-Moreno does not participate in the STIP:

NEO	Threshold (as a percentage of base salary)*	Target (as a percentage of base salary)*	Maximum (as a percentage of base salary)*
Ms. Hall	17.5%	70%	140%
Mr. Woodcock	16.25%	65%	130%
Mr. White	15.0%	60%	120%
Mr. Fisher	15.0%	60%	120%
Mr. Fortson(1)	25.0%	100%	200%
Ms. Cozad(2)	16.25%	65%	130%
(1)	Mr. Fortson left the Company on October 2, 2024. See the “Severance and Change of Control Agreements” section of this CD&A for information on the severance payments received by Mr. Fortson in connection with his departure from the Company.
(2)	Ms. Cozad left the Company on June 26, 2024 and did not receive a payout under the 2024 STIP.

* Linear interpolation is used to determine award payouts for performance between the threshold, target, and maximum goals.

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Compensation Discussion and Analysis

2024 Executive Compensation In Detail

Performance metrics

An individual NEO’s STIP award is based on the achievement of financial and individual performance objectives as follows:

Financial Metrics (80% of STIP Award): The primary financial metrics under the 2024 STIP were STIP-Adjusted EBITDA* and STIP-Adjusted Revenue*. STIP-Adjusted EBITDA* measures profitability and operational efficiency, while STIP-Adjusted Revenue* reflects the ability to generate sales. These metrics drive behaviors aligned with maximizing shareholder value by improving earnings and top-line performance. For corporate leadership, the financial portion of the STIP award is based on Company-wide STIP-Adjusted EBITDA* and Company-wide STIP-Adjusted Revenue*, focusing on the Company’s overall financial health and growth. For business segment leaders, the financial portion of the STIP award is based on a mix of Company-wide STIP-Adjusted EBITDA* and Company-wide STIP-Adjusted Revenue* and Business Unit (“BU”) STIP-Adjusted EBITDA* and BU STIP-Adjusted Revenue*, which provides a balanced focus on the Company’s overall success, as well as the success of their specific business unit.

Individual Metrics (20% of STIP Award). For both corporate and business segment leadership, the STIP recognizes non-financial contributions that are crucial to a leader’s role, such as strategic initiatives, leadership effectiveness, and other personal objectives. This ensures that leadership is rewarded not only for financial outcomes but also for the critical, often intangible contributions that drive long-term growth, innovation, and employee engagement.

The following tables show financial and individual performance weights for each of the NEOs that are eligible for STIP(1):

	Financial Performance (80%)
Corporate Leadership	Company-Wide STIP-Adjusted EBITDA* (75%)	Company-Wide STIP-Adjusted Revenue* (25%)	Individual Performance (20%)	Total
Ms. Hall	60%	20%	20%	100%
Mr. Fisher	60%	20%	20%	100%

	Financial Performance (80%)
	Company-Wide(20%)		BU (60%)
Business Segment Leadership	STIP-Adjusted EBITDA* (75%)	STIP-Adjusted Revenue* (25%)	STIP-Adjusted EBITDA* (75%)	STIP-Adjusted Revenue* (25%)	Individual Performance (20%)	Total
Mr. Woodcock(2)	15%	5%	45%	15%	20%	100%
Mr. White(3)	15%	5%	45%	15%	20%	100%
(1)	As interim President & CEO, Mr. Fernandez-Moreno does not participate in the STIP.
(2)	Performance Materials Segment
(3)	Performance Chemicals Segment

* See Appendix A for definitions and reconciliations of these non-GAAP financial measures to the nearest GAAP measures.

54	INGEVITY | 2025 Proxy Statement

Compensation Discussion and Analysis

2024 Executive Compensation In Detail

2024 Financial performance targets and results

As described above, our 2024 performance was largely driven by repositioning actions in the PC segment. Costs associated with the repositioning of PC impacted consolidated 2024 results, leading to a full year net loss of $430.3 million and adjusted EBITDA* of $362.7 million. Full year net loss of $430.3 million included a goodwill impairment of $349.1 million, restructuring charges of $186.2 million, a $100.0 million termination fee for a long-term CTO supply agreement, and $52.7 million of losses on the resale of excess CTO.

The 2024 STIP targets and actual performance and payouts are set forth below.

		Company-Wide STIP-Adjusted EBITDA*			Company-Wide STIP-Adjusted Revenue*
Performance Level	Payout Range (% of target award)	Goals(1)	Actual Performance	% of Target Achieved/ Payout	Goals(1)	Actual Performance(1)	% of Target Achieved/ Payout
Threshold**	25%	$315.0	$372.5	84.4%	$1,350.0	$1,373.4	31.5%
Target	100%	$385.0			$1,507.0
Maximum	200%	$455.0			$1,610.0

		Performance Chemicals BU STIP-Adjusted EBITDA*			Performance Chemicals BU STIP-Adjusted Revenue*
Performance Level	Payout Range (% of target award)	Goals(1)	Actual Performance(1)	% of Target Achieved/ Payout	Goals(1)	Actual Performance(1)	% of Target Achieved/ Payout
Threshold**	25%	$5.0	$12.8	44.4%	$590.0	$566.9	0.0%
Target	100%	$30.0			$670.0
Maximum	200%	$55.0			$710.0

		Performance Materials BU STIP-Adjusted EBITDA*			Performance Materials BU STIP-Adjusted Revenue*
Performance Level	Payout Range (% of target award)	Goals(1)	Actual Performance	% of Target Achieved/ Payout	Goals(1)	Actual Performance	% of Target Achieved/ Payout
Threshold**	25%	$280.0	$320.6	153.0%	$580.0	$614.6	65.2%
Target	100%	$305.0			$625.0
Maximum	200%	$330.0			$670.0
*	See Appendix A for definitions and reconciliations of these non-GAAP financial measures to the nearest GAAP measures.
**	No payout is earned on a metric if results are below threshold.
(1)	Amounts expressed in millions

Individual performance

Performance goals are typically established near the beginning of the year and generally include both leadership objectives and strategic business objectives. Individual NEO performance is evaluated by the T&C Committee by comparing actual performance to the pre-established individual goals, as well as by considering individual accomplishments and other relevant performance criteria.

Against the challenging and dynamic backdrop of 2024, and based on individual achievements against their goals, the T&C Committee approved STIP funding for the individual performance component of the STIP-eligible NEOs awards ranging from 49% to 118% of target. A description of each NEO’s individual performance achievements with respect to 2024 is set forth below under “2024 NEO STIP Payouts.”

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Compensation Discussion and Analysis

2024 Executive Compensation In Detail

2024 NEO STIP Payouts

Based on the financial performance results described above, and the following individual performance achievements for each STIP-eligible NEO, STIP payouts for fiscal 2024 were as follows:

Mary Dean HALL, Executive Vice President & Chief Financial Officer
Age: 68	Base salary: $510,000 Target STIP award: 70.0% of base salary Actual Award: 55.3% of base salary

Individual performance achievements:

■  Led the financial restructuring of Ingevity’s largest segment, driving strategy development and execution to boost profitability and reduce financial volatility

■  Drove a global cost reduction program to align the Company’s cost structure with reduced revenue and footprint post-restructuring, achieving $84.0 million in savings

■  Achieved ISO 27001 certification, demonstrating commitment to enhanced risk management, data protection and continuous improvement

■  Directed the corporate strategic portfolio review, resulting in the decision to explore strategic alternatives for the Performance Chemicals Industrial Specialties product line and North Charleston CTO Refinery

S. Edward WOODCOCK, Executive Vice President and President, Performance Materials
Age: 59	Base salary: $475,000 Target STIP award: 65.0% of base salary Actual Award: 76.6% of base salary

Individual performance achievements:

■  Delivered record segment EBITDA of $319 million on $610 million of revenue

■  Achieved six consecutive quarters of segment EBITDA margins greater than 50%

■  Delivered significant reduction in operating cost through productivity improvements, including lower energy intensity, improved process yields and spend control

■  Drove continued progress with Nexeon, supporting innovation and growth of the Performance Materials segment

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Compensation Discussion and Analysis

2024 Executive Compensation In Detail

Richard A. WHITE, Senior Vice President, and President, Performance Chemicals
Age: 62	Base salary: $460,000 Target STIP award: 60.0% of base salary Actual Award: 29.5% of base salary

Individual performance achievements:

■  Drove improved safety metrics, reducing recordable injuries by 60% and achieving 1st Quartile performance per ACC guidelines

■  Negotiated exit of long-term CTO agreement, which allowed for proceeding on overall restructuring

■  Improved year over year oleo-based chemicals sales by 43% because of increased traction within the Road Technologies product line

■  Executed SG&A reduction of 21% ($20 million), excluding depreciation and amortization, directly related to restructuring activities

Ryan C. FISHER, Senior Vice President, General Counsel and Corporate Secretary
Age: 49	Base salary: $400,000 Target STIP award: 60.0% of base salary Actual Award: 58.2% of base salary

Individual performance achievements:

■  Successfully managed the legal, compliance, government affairs and communications aspects of the Performance Chemicals restructuring, multiple plant closures and the WestRock mill and Charleston plant separation

■  Advanced data privacy and intellectual property protection

■  Navigated the transition, and advanced the subsequent onboarding, of multiple company executives

■  Developed and advanced global advocacy strategies for all business segments

As interim CHRO:

■  Implemented HR and compliance initiatives to effectively navigate several workforce restructurings and established comprehensive communication strategies to support employees through change and transformation

■  Championed the successful rollout of a global learning and development strategy

		Financial Performance (achievement as a % of Target)(1)				Individual
	2024 STIP Award	Adjusted EBITDA		Adjusted Revenue		Performance (achievement	2024 Actual Award(3)
NEO	Target ($)(2)	Company-Wide	BU	Company-Wide	BU	as a % of Target)(1)	(% of Target)	($)
Ms. Hall	357,000	84.4	N/A	31.5	N/A	110	79.0	281,887
Mr. Woodcock	308,750	84.4	153.0	31.5	65.2	125	117.9	363,955
Mr. White	276,000	84.4	44.4	31.5	0.0	75	49.2	135,902
Mr. Fisher	210,482	84.4	N/A	31.5	N/A	200	97.0	204,084
(1)	Financial and individual performance percentages (achievement as a% of target) report the percentages of target achieved for each metric (as shown in the tables and graphs above for each of the NEOs). See Appendix A for definitions and reconciliations of these non-GAAP financial measures to the nearest GAAP measures.
(2)	Target represents the target STIP opportunity percentage for each NEO multiplied by the amount of salary paid to such NEO in 2024.
(3)	To obtain “2024 Actual Award ($),” multiply “2024 STIP Award Target” by “2024 Actual Award (% of Target)”.

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Compensation Discussion and Analysis

2024 Executive Compensation In Detail

Long-Term Incentive Plan and 2024 Awards

Ingevity’s LTIP is designed to recognize the performance of our executives who drive the development and execution of our long-term business strategies and goals. These awards are designed to further align executives’ interests with those of Ingevity’s stockholders, reward executives for stockholder value creation, maintain the competitiveness of our total compensation packages, foster executive stock ownership, and promote retention. LTIP awards are granted under the 2016 Omnibus Incentive Plan, as amended (the “Omnibus Plan”), which provides for, among other things, “double trigger” vesting of any LTIP awards that qualify as replacement awards in connection with a change of control, as described under the heading “Severance and Change of Control Agreements.”

For 2024, the awards granted annually under the Company’s LTIP were delivered in two forms, as described below.

Type of Award	Vesting and Payment Terms
PSUs	PSUs vest upon certification by the T&C Committee of the achievement of certain pre-determined performance targets over a one-year performance period, provided the recipient meets the requisite terms, including continued service. Payouts depend on the level of achievement of the performance targets set by the T&C Committee for the performance period. Any PSUs earned will vest on the third anniversary of the grant date and payouts may be modified +/-25% by the Company’s rTSR performance over such three-year period. The performance metrics and targets and the rTSR modifier are described below.
RSUs	RSUs granted for the annual LTIP opportunity vest ratably in three annual increments beginning on the first anniversary of the grant date, provided the recipient meets the terms, including continued service.

The target values of individual NEO awards are expressed as a percentage of base compensation and are set early each year by the T&C Committee. The number of RSUs and PSUs awarded is based on the closing price of the Company’s Common Stock on the grant date. The table below shows the target annual LTIP award values granted for fiscal year 2024 for each of the NEOs.

NEO(1)	PSUs (at Target)	RSUs	Total Value*
Ms. Hall	$612,005	$575,382	$1,187,387
Mr. Woodcock	$427,530	$416,529	$844,059
Mr. White	$414,039	$372,844	$786,883
Mr. Fisher(2)	$138,013	$176,451	$314,464
Mr. Fortson(3)	$2,400,034	$2,283,917	$4,683,951
Ms. Cozad(4)	$465,330	$451,704	$917,034
(1)	Mr. Fernandez-Moreno, in his role as interim President & CEO, was not eligible to participate in the 2024 LTIP. In conjunction with his appointment as interim President & CEO, he received a one-time RSU grant as described under “Transition Compensation” in this CD&A.
(2)	In addition to his annual LTIP award granted in February 2024, the T&C Committee approved a one-time equity grant on July 5, 2024 valued at $120,000 (the “July Grant”) in connection with Mr. Fisher’s promotion, which vest under the same terms as his annual LTIP grant, are part of Mr. Fisher’s target compensation in his current role and are therefore included in this table. In March 2024, Mr. Fisher received a special one-time RSU grant valued at $100,000 in recognition of his service as Interim Chief Human Resources Officer, which is not included above. For more information, please see the Summary Compensation Table.
(3)	Mr. Fortson left the Company on October 2, 2024. See “Severance and Change of Control Agreements” in this CD&A for information on the severance payments received by Mr. Fortson.
(4)	Ms. Cozad left the Company on June 26, 2024. See “Severance and Change of Control Agreements” in this CD&A for information on the transition payment received by Ms. Cozad.

* Award amounts for PSUs and RSUs were determined based on the closing price of our Common Stock on the date of grant on February 28, 2024, which was $45.27, except for the PSUs and RSUs comprising Mr. Fisher’s July Grant, which were determined based on the closing price of our Common Stock on July 5, 2024, which was $41.29.

Performance-based Restricted Stock Units

The following performance metrics apply with respect to the PSU awards granted in 2024:

70% - LTIP adjusted earnings per share (“Adjusted EPS”*); and

30% - Adjusted return on invested capital (“Adjusted ROIC”*).

Adjusted EPS ensures a focus on profitability and operational efficiency, while Adjusted ROIC emphasizes effective capital deployment—both critical for long-term growth.

Actual PSUs earned are subject to the rTSR modifier based on the percentile ranking of our Total Shareholder Return (“TSR”) over the three-year TSR performance period relative to that of the companies comprising the S&P 1000 Chemicals Index, defined as the combination of the S&P 600 and S&P 400 chemicals index. The rTSR modifier increases the PSU payout by 25% if we achieve a greater than 75th percentile rTSR as compared with the S&P 1000 Chemicals Index and decreases the PSU payout by 25% if we are below the 25th percentile as compared with the S&P 1000 Chemicals Index. The rTSR modifier is not interpolated for performance between the 25th and 75th percentiles. The rTSR modifier is intended to emphasize the importance of maximizing stockholder returns while moderating payouts when financial metrics are achieved but the Company underperforms the market.

58	INGEVITY | 2025 Proxy Statement

Compensation Discussion and Analysis

2024 Executive Compensation In Detail

*See Appendix A for definitions and reconciliations of these non-GAAP financial measures to the nearest GAAP measures.

In the context of our ongoing PC segment repositioning efforts, the T&C Committee determined that forecasting three-year EPS and ROIC performance goals for the 2024 PSUs would be difficult. As a result, the EPS and ROIC targets for the 2024 PSUs were tied directly to results for fiscal year 2024. The final payout, if any, will be determined in early 2027, after applying the three-year rTSR modifier. This approach allows us to balance near-term accountability in a dynamic environment with a continuing commitment to align compensation with long-term value creation for our stockholders.

The performance metrics for our 2025 PSUs will have a three-year performance period, measuring rTSR performance (60%) and three-year adjusted EBITDA* growth (40%).

The T&C Committee established threshold, target, and maximum performance targets for the one-year performance period from January 1, 2024, through December 31, 2024, with respect to each metric. At the time the performance levels were set, the target level of performance was believed to be challenging but achievable, and the maximum level was believed to be achievable, but only with exceptional performance. There is no payout for performance below threshold. Payout at threshold is at 25% of PSUs granted, at target is 100% of PSUs granted, and at maximum is 200% of PSUs granted. Linear interpolation is used to determine award payouts between these pre-determined points. Payout of PSUs based on performance against the metrics for the performance period is then subject to the rTSR modifier described above. The T&C Committee certified performance for the 2024 PSUs as follows:

Metric	Threshold	Target	Maximum	Actual Performance	Payout
Adjusted EPS* (70%)	$3.53	$4.13	$4.46	$3.78	41%
Adjusted ROIC* (30%)	8.00%	11.00%	11.80%	12.2%	200%
*	See Appendix A for more details on the calculation of actual performance on the Adjusted EPS and Adjusted ROIC.

The estimated payout for the 2024 PSUs based on the certified performance levels is 89% of the target amount.  2024 PSU awards earned will be finally determined, and will cliff vest, on the third anniversary of the grant date following application of the rTSR modifier.

PSU metric adjustments

Under the Omnibus Plan, the T&C Committee may adjust results for PSU metrics from time to time to exclude the effect of certain non-recurring items of gain or loss or other significant out of the ordinary matters (such as mergers, acquisitions, and dispositions; entry into joint ventures; significant restructurings; or changes in accounting rules or tax codes) if they had not been factored in when performance targets were established. Any such adjustments are made to ensure that executives are neither unduly rewarded nor penalized for successfully implementing Board-approved strategic initiatives, or as a result of external events that were unforeseen or outside their control.

Payout of 2022 PSU award

The PSU awards granted in 2022 to the NEOs at the time (“2022 PSU Awards”) had adjusted three-year cumulative earnings per share (“Cumulative EPS”)* and average adjusted return on invested capital (“Average ROIC”)* as the performance targets for the related 2022-2024 performance period. The performance targets for these grants were established in the beginning of 2022, reflecting the long-term goals in place at that time, and were recalculated in 2023 to incorporate the financial impact of significant one-time acquisitions and strategic investments occurring during the performance period that were not contemplated in the previously approved 2022 PSU Awards plan. This recalculation increased the target, threshold, and maximum performance goals required to result in a payout.

The T&C Committee approved payment to the NEOs of the 2022 PSU Awards, based upon the achievement of Cumulative EPS* and Average ROIC* performance goals as set forth in the table below. As a result, these PSUs were paid at 28% of the target amount.

Actual performance, as certified by the T&C Committee is reflected below:

Metric	Threshold	Target	Maximum	Actual Performance	Payout
Cumulative EPS* (70%)	$15.56	$17.29	$18.68	$13.63	0%
Average ROIC* (30%)	9.80%	12.80%	13.50%	12.50%	92%
*	See Appendix A for more details on the calculation of actual performance on the Cumulative EPS and Average ROIC.

The payment calculation for the 2022 PSU Awards that settled in February 2025 is shown below:

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Compensation Discussion and Analysis

2024 Executive Compensation In Detail

NEO*	Target PSUs	Percentage Payable	PSUs Payable**
Ms. Hall	5,980	28%	1,675
Mr. Woodcock	4,145	28%	1,161
Mr. White	2,785	28%	780
Mr. Fisher	1,151	28%	323
*	Mr. Fernandez-Moreno did not receive a 2022 PSU award.
**	The Company does not issue fractional shares. Any fractional amount of PSUs are paid out to the next whole share.

60	INGEVITY | 2025 Proxy Statement

Compensation Discussion and Analysis

Other Compensation Policies and Practices

Other Compensation Policies and Practices

NEO stock ownership policy

Our stock ownership guidelines align the long-term interests of our NEOs with those of our stockholders and discourage excessive risk-taking. Our guidelines require stock ownership levels as a value of Common Stock equal to a multiple of base salary. NEOs must retain 50% of net shares of Common Stock received under LTIP awards until the following stock ownership levels are met:

Position	Required Base Salary Multiple
CEO	5x
Executive Vice Presidents	3x
Senior Vice Presidents	2x

In determining compliance with these guidelines, stock ownership includes fully-vested Common Stock and unvested RSUs. Unvested PSUs and vested but unexercised stock options are not included. Executives generally have five years from the date of their designation to achieve the targeted level of ownership. If the required level of ownership is not achieved within the first five years, the holding requirement increases from 50% to 100% of net shares of Common Stock received under LTIP awards until the ownership levels are met.

As of December 31, 2024, Ms. Hall and Messrs. Fernandez-Moreno, White and Fisher are on track to achieve their target ownership levels in a timely manner. Mr. Woodcock was below the required ownership level as of December 31, 2024. Per our stock ownership guidelines, Mr. Woodcock’s gap in required ownership level is not a violation because he previously met the guidelines on a timely basis and the gap was due to a year over year decrease in stock price.

Insider Trading Policy

We have adopted an insider trading policy that governs the purchase, sale, and other transactions involving our securities by directors, officers, and employees that we believe is reasonably designed to promote compliance with insider trading laws, rules, and regulations, and the NYSE listing standards. Our insider trading policy also aligns with our commitment to ethical business conduct and compliance with laws. The full text of our insider trading policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Anti-hedging

Our insider trading policy also prohibits members of our Board, officers, and other employees from trading in options, warrants, puts and calls, or similar instruments involving Company securities or selling Company securities “short.” The policy also prohibits holding Company securities in margin accounts.

Recoupment policy

We maintain a compensation recoupment policy (“Clawback Policy”) covering our NEOs, which was amended in 2023 to comply with recent SEC and NYSE rules. Under our current Clawback Policy, in the event of a restatement of the Company’s financial statements filed with the SEC due to its material noncompliance with any financial reporting requirement under securities laws, the Board will require reimbursement or forfeiture of any Incentive Compensation (as defined therein) that was received by any current or former Covered Officers (as defined in the policy and required by the SEC and NYSE) during the three-year period preceding the restatement to the extent that such Incentive Compensation was awarded or paid based in whole or in part on the apparent achievement of financial results that were determined by reference to the originally filed financial information, but which financial results were not achieved based on the Company’s restated results. This requirement applies regardless of fault or misconduct on the part of a Covered Officer.

INGEVITY | 2025 Proxy Statement	61

Compensation Discussion and Analysis

Other compensation and benefits

Policies and practices related to the timing of grants of certain equity awards and other equity grant practices

Under our equity granting policy, the T&C Committee approves annual equity awards at its regularly scheduled meeting during the first quarter, typically held in February. Per the policy, the grant date applicable to such annual grants is the last business day in February. This is designed to ensure that the stock price pertaining to the grant will be tied to a date that is more than one business day after the filing of our Form 10-K for the previous fiscal year and the Form 8-K that discloses the earnings for the applicable fourth quarter and full year. The T&C Committee has discretion to grant equity awards outside of the normal annual grant cycle, however, the T&C Committee does not have a policy or practice of granting equity awards, including stock option awards, in anticipation of the release of material, non-public information (“MNPI”), nor do we time the release of MNPI based on equity grant dates. The equity granting policy also prohibits the back-dating of awards.

Other compensation and benefits

Offer letters

The Company has entered into an offer letter with each of the following NEOs regarding employment terms (“Offer Letters”): Mr. Fernandez-Moreno, Ms. Hall, Mr. White and Mr. Fisher. The Offer Letters generally list the compensation arrangements for the applicable NEO, including (as applicable) the STIP and LTIP details, details regarding sign-on or one-time equity or cash compensation, relocation benefits, and details on stock ownership guidelines and other applicable Company policies.

Severance and change of control agreements

The Company has a Severance and Change of Control agreement with each of the NEOs, except for Mr. Fernandez-Moreno. The purpose of the agreements is to ensure that Ingevity:

(a)	offers benefits that provide an overall compensation package that is competitive with that offered by other companies with which Ingevity competes for talent;
(b)	can retain and rely upon the undivided focus of its senior executives during and following a change of control; and
(c)	diminishes the inevitable distraction our NEOs will experience due to personal uncertainties and risks created by the potential job loss following a change of control.

The following is a summary of the benefits provided for upon termination under the Severance and Change of Control agreements. With regard to CEO benefits, the table below reflects the terms that were applicable under Mr. Fortson’s agreement.

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Compensation Discussion and Analysis

Other compensation and benefits

Involuntary Termination by Company other than for Cause and Absent a Change of Control	Involuntary Termination of Employment other than for Cause, or Termination for Good Reason, in Each Case within two years of a Change of Control	Retirement, Death, Disability, or Termination for Cause or Without Good Reason following a Change of Control

■  Base salary through date of termination;

■  Prorated target STIP for the calendar year in which the termination occurs;

■  Accrued unpaid vacation pay;

■  Severance payment of the following:

–  CEO: Two times sum of base salary and target STIP;

–  All other NEOs: Sum of base salary and target STIP;

■  Health benefits – cost of health coverage for:

–  CEO: Two years;

–  All other NEOs: One year;

■  Outplacement services; and

■  All other benefits in accordance with the terms of the applicable plans.

■  Base salary through date of termination;

■  Prorated target STIP for the calendar year in which the termination occurs;

■  Accrued unpaid vacation pay;

■  Severance payment of the following:

–  CEO: Three times sum of base salary and target STIP;

–  All other NEOs: Two times sum of base salary and target STIP;

■  Health benefits – cost of health coverage for:

–  CEO: Three years;

–  All other NEOs: Two years;

■  Outplacement services; and

■  All other benefits in accordance with the terms of the applicable plans, provided that, for any PSU award, the applicable performance goals will be deemed achieved at the greater of target or actual performance levels (if actual performance is determinable by the T&C Committee) with no proration.

No benefits other than outstanding base salary through the date of termination.

The agreements also include one-year post-termination restrictive covenants in the form of non-solicitation of customers and employees and non-competition provisions. All severance payable is further subject to the NEO signing an appropriate release of claims. None of the agreements include any tax gross-ups arising from any excise tax imposed by the Code on excess parachute payments. The benefits to be received are further described under “Potential Payments Upon Certain Termination Events or a Change of Control.”

Fortson agreement. As disclosed in the Form 8-K filed on October 3, 2024, following his departure from the Company, Mr. Fortson became eligible for severance compensation and benefits under the terms of his Severance Agreement dated February 17, 2022 and as described above. Mr. Fortson must adhere to confidentiality, non-competition, and non-solicitation covenants, and payment was contingent upon his execution and non-revocation of a release of claims against the Company, which was completed. A copy of the Severance Agreement was previously filed with the SEC on February 24, 2022, as Exhibit 10.50 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Cozad agreement. As disclosed in the Form 8-K filed on June 26, 2024, the Company entered into a Transition Agreement with Ms. Cozad in recognition of her service and to ensure a smooth handoff of her duties following her resignation. Ms. Cozad received a one-time cash payment of $673,741, less applicable taxes and withholdings, reflecting the estimated cash value of her unvested RSUs, which she forfeited upon her resignation. A copy of the Transition Agreement was previously filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024.

Equity awards – Omnibus Plan

The treatment of Ingevity’s equity awards in the event of a change of control is governed by the award agreements and our Omnibus Plan. In particular, in the event of a change of control where the NEO receives a “replacement award,” there will be no accelerated vesting, exercisability, or payment of an outstanding award unless the NEO’s employment is terminated without Cause (as defined below), other than as a result of death or disability, or the NEO resigns for Good Reason (as defined below) within two years of the change of control event. In such cases, upon the second trigger, NEO holders of such awards will be entitled to accelerated vesting; awards will be exercisable and/or will be settled. If a NEO does not receive a replacement award or if an award is not otherwise assumed by the acquirer, then upon the occurrence of a change of control, all outstanding unvested awards will be fully vested (with the exception of PSUs, which will vest on a pro-rata basis as further described in the table below) and exercisable.

INGEVITY | 2025 Proxy Statement	63

Compensation Discussion and Analysis

Other compensation and benefits

A summary of the treatment upon certain termination scenarios appears below.

Type of Award	Upon Involuntary Termination by the Company (other than Change of Control, for Cause, or for Poor Performance)	Termination by Executive due to Retirement (Absent Cause or Poor Performance)	Death or Disability	Change of Control with Qualified Termination, Assuming Replacement Awards are Issued	Change of Control, Assuming No Replacement Awards are Issued
Options	Vest on a pro rata basis beginning on or after the first anniversary of the Award Date. However, Mr. Woodcock’s and Ms. Hall’s options will vest in full because they are each retirement-eligible.		Immediately vest in full.
RSUs (3-year ratable vest and 3-year cliff vesting)	Vest on a pro rata basis beginning on or after the first anniversary of the Award Date.			Immediately vest in full.
PSUs	Vest on a pro rata basis beginning on or after the first anniversary of the Award Date, subject to actual performance as certified by the T&C Committee following the end of the performance period.			Immediately vest in full.	Vest on a pro rata basis, subject to actual performance through the date of the change of control, or based on target performance, if higher than actual performance.

Relevant definitions:

■	Retirement is defined as a termination by the grantee, not for Cause or certain other circumstances, upon the date that the grantee reaches Retirement Age. Commencing with awards granted in 2021, “Retirement Age” means on or after age 55 (with at least 20 years of service) or age 65 (with at least 5 years of service) for the participants who received non-grandfathered language. However, certain participants received grandfathered language in their 2021 awards whereby Retirement Age is defined as age 65 (or 55 with at least 20 years of service), which is the same definition in effect for awards issued prior to 2021. Both Mr. Woodcock and Ms. Hall have reached Retirement Age.
■	Cause is defined as: (a) the willful or gross neglect by the executive to perform his or her employment duties with the Company (or its affiliates) in any material respect; (b) a plea of guilty or nolo contendere to, or conviction for, the commission of a felony offense by the executive; (c) a material breach by the executive of a fiduciary duty owed to the Company (or its affiliates); (d) a material breach by the executive of any nondisclosure, non-solicitation or non-competition obligation owed to the Company (or its affiliates); (e) a clearly established, willful and material violation by the executive of the Company’s Code of Conduct; or (f) a willful and material act by the executive that represents a gross breach of trust that is inconsistent with the executive’s position of authority with the Company and is materially and demonstrably injurious to the Company, including through potential loss of reputation.
■	Good Reason (but only after a change of control during the requisite period) means: (a) a material diminution in the executive’s annual base salary; (b) a material diminution in the executive’s authority, duties, or responsibilities; (c) a material change in the geographic location at which the executive must perform services for the Company; or (d) any other action or inaction that constitutes a material breach by the Company of the award agreement.

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Compensation Discussion and Analysis

Other compensation and benefits

■	Poor Performance is defined as the continuing failure by the executive to perform the executive’s duties in any material respect, as determined in the sole discretion of the Company, provided, however, that the executive shall be given notice and an opportunity effectuate a cure as determined by the Company in its sole discretion.
■	Qualified Termination means a termination of employment by the Company without Cause, other than as a result of death or disability, or a termination of employment by the executive for Good Reason.

Benefits to be received are further described under “Potential Payments Upon Certain Termination Events or a Change of Control.”

Retirement Savings Plan

The Company maintains the Ingevity Corporation Retirement Savings Plan, adopted as of January 1, 2016 (as amended, the “RSP”). The RSP allows participants to make pay contributions on a pre-tax, Roth, and after-tax basis. The RSP provides for a Company match of up to 6% and an additional 3% automatic non-contributory Company contribution. Contributions and Company matches are 100% vested immediately, while any automatic non-contributory Company contribution is 100% vested after the first three years of employment.

Retirement Restoration Plan

The Company maintains a Retirement Restoration Plan that mirrors benefits provided under the WestRock Pension Plan, a qualified defined benefit plan sponsored and maintained by our former parent company, WestRock Company. The Retirement Restoration Plan is a non-qualified plan that was adopted by the Company to honor historical WestRock obligations under an Employee Matters Agreement between WestRock and the Company as part of the separation. Benefit amounts under the plan were frozen at the time of the separation. No additional employees may become participants under the plan and no current participants are accruing any additional benefits (other than what was in place and frozen at the time of separation). Messrs. Woodcock and Fisher are the only NEOs with a benefit under the plan.

Nonqualified Deferred Compensation Plan

The Company maintains the Ingevity Corporation Deferred Compensation Plan, effective January 1, 2016 (the “DCP”). The purpose of the DCP is to attract and retain key employees by enabling participants to defer voluntarily the receipt of certain amounts, including compensation not otherwise eligible for deferral under the RSP, to provide matching contributions on certain deferrals, to restore lost defined contribution benefits due to Code limits, and to provide retirement and other benefits to participants through an individual account program. The DCP allows participants to defer up to 80% of their base compensation and 80% of their STIP. The restoration component of the DCP provides for a Company match of up to 6% and an additional 3% automatic non-contributory Company contribution.

Relocation and other benefits

We provide relocation assistance to employees, including our NEOs. Mr. Fernandez-Moreno receives a monthly relocation stipend of $4,055, which includes a tax gross-up of $1,855. During 2024, the total relocation benefit paid to Mr. Fernandez-Moreno was $12,166. Ms. Hall received relocation benefits in 2024 in the amount of $6,845, including a tax-gross up of $2,047 related to her move to permanent housing during 2023. Certain reimbursable expenses related to the closing of her home purchase in late 2023 were reimbursed to Ms. Hall during 2024. These relocation benefits paid to Mr. Fernandez-Moreno and Ms. Hall are reflected in “All Other Compensation” in the Summary Compensation Table and were paid pursuant to the Company’s broad-based relocation policy that covers all Company salaried employees. No other relocation benefits were provided to a NEO during 2024. We also provide limited other benefits to our executives, including our NEOs, to promote their security and well-being, thereby allowing them to focus on Company business. Other benefits paid to NEOs in 2024 include financial counseling and executive physicals. The value of the benefits is credited to the NEOs as imputed income. Other than with respect to relocation benefits, the Company does not provide any tax gross-ups.

In addition, NEOs participate in each of the benefit plans or arrangements that generally are made available to all U.S.-based salaried employees, including vacation benefits, medical and dental benefits, and life, accidental death and disability insurance.

INGEVITY | 2025 Proxy Statement	65

Compensation Discussion and Analysis

Risk analysis

Risk analysis

At least annually, the T&C Committee reviews Ingevity’s executive and non-executive compensation programs to assess whether they encourage or create excessive risk-taking not in the best interest of the Company or its stockholders. The most recent assessment occurred in October 2024.

In conducting this assessment, the T&C Committee reviewed various components and design features of all of the Company’s executive and non-executive plans and programs as presented by management and the Compensation Consultant and analyzed them in the context of risk mitigation. Management and the Compensation Consultant presented their conclusions to the T&C Committee, which were that Ingevity’s compensation arrangements are not constructed or administered in a way that is likely to create risks that could materially and adversely affect the Company.

Among the factors considered in the assessment and reviewed by the T&C Committee were:

■	the balance of the Company’s overall program design, including the mix of cash and equity compensation;
■	the mix of fixed and variable compensation;
■	the balance of short-term and long-term objectives of our incentive compensation;
■	the performance metrics, performance targets, threshold performance requirements, and capped payouts related to our incentive compensation;
■	the Company’s share ownership guidelines, including share ownership levels, retention practices, and prohibitions on hedging and other derivative transactions related to Ingevity stock;
■	the T&C Committee’s ability to exercise discretion regarding the amount of the annual and long-term incentive awards;
■	the existence of a clawback policy; and
■	internal controls and oversight structures in place at the Company.

Based on its review, the T&C Committee’s deliberations, and such other matters as the T&C Committee deemed relevant, the T&C Committee believes Ingevity’s well-balanced mix of salary and short-term and long-term incentives, as well as the performance metrics that are included in the incentive programs, are appropriate and consistent with the Company’s risk management practices and overall strategies.

Tax and accounting considerations

The T&C Committee considers tax and accounting considerations in structuring our executive compensation program.

Section 162(m) of the Code generally disallows tax deductions for compensation paid by public companies to certain executive officers for compensation over $1 million in any year. Nonetheless, the T&C Committee believes that stockholder interests are best served if the T&C Committee’s discretion and flexibility in awarding compensation are not restricted, even though some compensation awards may result in non-deductible compensation expenses. Thus, the T&C Committee reserves the ability to approve compensation that is not deductible for income tax purposes, when the T&C Committee determines that such compensation is appropriate.

66	INGEVITY | 2025 Proxy Statement

Talent and Compensation Committee Report

The T&C Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the T&C Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for fiscal 2024.

THE TALENT AND COMPENSATION COMMITTEE

Diane H. Gulyas, Chair
Jean S. Blackwell
Bruce D. Hoechner
Frederick J. Lynch
Daniel F. Sansone

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Compensation Tables and Other Matters

Summary Compensation Table

The table below includes the total compensation of our NEOs for the fiscal year ended December 31, 2024.

Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Comp.(4) ($)	Change in Pension Value and Nonqualified Deferred Comp. Earnings ($)(5)	All Other Comp.(6) ($)	Total ($)
Luis Fernandez-Moreno(7) Interim President & Chief Executive Officer	2024	739,131		1,135,076				161,235	2,035,442
Mary Dean Hall EVP, Chief Financial Officer	2024	510,000		1,187,387		281,887		76,337	2,055,611
	2023	510,000		1,020,029		71,400		77,366	1,678,795
	2022	509,151		612,023	204,015	584,500		46,406	1,956,096
S. Edward Woodcock EVP & President, Performance Materials	2024	475,000		844,059		363,955		86,431	1,769,445
	2023	471,667		712,658		257,780	26,704	94,358	1,563,167
	2022	434,151		424,254	141,402	445,870		80,959	1,526,636
Richard A. White SVP & President, Performance Chemicals	2024	460,000		786,883		135,902		52,534	1,435,319
	2023	460,000		1,690,160		41,400		74,165	2,265,725
	2022	392,945		285,065	95,021	389,020		72,915	1,234,966
Ryan C. Fisher(8) SVP, General Counsel & Corporate Secretary	2024	351,064		414,481		204,084		47,361	1,016,990
John C. Fortson(9) Former President & Chief Executive Officer	2024	754,098		4,683,951				856,341	6,294,390
	2023	995,000		4,000,032		169,150		126,880	5,291,062
	2022	930,233		2,115,062	705,003	1,525,580		118,592	5,394,470
Stacy L. Cozad(10) Former EVP, General Counsel & Secretary	2024	228,579		917,034				709,684	1,855,297
	2023	470,000		775,569		61,100		84,649	1,391,318
	2022	469,151		608,339	152,754	500,110		81,125	1,811,478
(1)	Amounts reported in this column represent salaries before contributions to the Company’s RSP and DCP.
(2)	2024 values represent the aggregate grant date fair value of the 2024 RSU and PSU awards, and the DRSU award for Mr. Fernandez-Moreno, in each case, computed in accordance with FASB ASC Topic 718. The assumptions used in determining the grant date fair value of the RSUs, PSUs, and DRSUs are set forth in Note 12 to our audited consolidated financial statements for the year ended December 31, 2024, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 19, 2025. For RSUs (including special awards) and DRSUs, the grant date fair value per share is equal to the closing price of Ingevity’s Common Stock on the NYSE on the grant date. For PSUs, the grant date fair value is reported assuming the target level of performance is achieved. For Mr. Fernandez-Moreno, amounts include DRSUs with a grant date fair value of $135,044 granted to Mr. Fernandez-Moreno in his role as a non-employee director prior to his appointment as interim President and CEO of the Company. For Mr. Fisher, amounts include a special award of RSUs granted to him in recognition of his service as interim Chief Human Resources Officer (“CHRO RSUs”) with a grant date fair value of $100,016. The CHRO RSUs vest ratably over three years on the anniversary of the grant date of March 25, 2024. If the maximum level of performance was achieved with respect to the PSUs granted in 2024, the grant date fair value would be: Ms. Hall - $1,224,010; Mr. Woodcock - $855,060; Mr. White - $828,079; Mr. Fisher - $276,027; Mr. Fortson - $4,800,069; and Ms. Cozad – $930,661.
(3)	No options were awarded in 2024.

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Compensation Tables and Other Matters

Summary Compensation

(4)	2024 values represent cash payments made to NEOs under the STIP. See “Compensation Discussion and Analysis – Short-Term Incentive Plan and 2024 Awards” for additional information regarding the plan design, 2024 actual performance, and payouts authorized under the STIP.
(5)	The Company does not maintain a qualified defined benefit pension plan for any of our salaried employees, including our NEOs. However, the Company maintains a Retirement Restoration Plan that mirrors benefits provided under a qualified defined benefit plan sponsored and maintained by our former parent company, WestRock. See Pension Benefits Table - 2024 below. During the 12-months ended December 31, 2024, Mr. Woodcock’s benefits under this non-qualified Retirement Restoration Plan maintained by the Company experienced an actuarial decrease in present value in the amount of $10,604. The present value of accumulated benefits is based on benefits payable at age 65 using a discount rate of 3.10 percent and mortality based on the “Pri-2012 Private Retirement Plans White Collar Mortality Table. While this amount appears as a lump sum, the normal form of payment is an annuity. These amounts are “pension accounting values’’ and were not realized by Mr. Woodcock or Mr. Fisher during 2024. No above market or preferential earnings are provided to any NEO on non-qualified deferred compensation.
(6)	Amounts shown in the “All Other Compensation” column for 2024 are derived as follows:

	Luis Fernandez -Moreno ($)	Mary Dean Hall ($)	S. Edward Woodcock ($)	Richard A. White ($)	Ryan C. Fisher ($)	John C. Fortson ($)	Stacy L. Cozad ($)
Financial Planning/Counseling(a)		17,285	17,285	17,285	8,209	12,964	8,643
RSP Contributions(b)	31,050	25,650	31,050	21,632	22,784	31,050	26,297
DCP Contributions(c)	11,824	23,249	34,900	10,523	13,942	52,326
Life Insurance Premiums	705	1,350	1,258	1,217	794	2,205	44
Executive Long-Term Disability(d)	490	1,958	1,938	1,877	1,632	1,632	959
Relocation Expenses(e)	12,166	6,845
Director Fees(f)	105,000
Payments upon separation from the Company(g)						756,164	673,741
TOTAL OTHER COMPENSATION	161,235	76,337	86,431	52,533	47,361	856,341	709,683
(a)	Company provided financial planning including service fees and travel expenses.
(b)	Annual matching and non-contributory contributions by the Company to the RSP.
(c)	Annual matching and non-contributory contributions by the Company to the DCP.
(d)	Annual long-term disability premium paid by the Company.
(e)	Includes a tax gross-up of $5,565 for Mr. Fernandez-Moreno and $2,047 for Ms. Hall.
(f)	Non-employee director fees received by Mr. Fernandez-Moreno prior to becoming interim President and CEO consisting of the $90,000 cash retainer and $15,000 cash fees for service as chair of the Nominating & Governance Committee.
(g)	Mr. Fortson received $756,164 representing a pro-rated STIP payment at target as part of his severance compensation. Ms. Cozad received a payment of $673,741 in connection with her separation from the Company.
(7)	Mr. Fernandez-Moreno was appointed interim President & CEO on October 2, 2024 following Mr. Fortson’s departure from the Company. See the “2024 Leadership Transitions” section of this CD&A for more information regarding this appointment.
(8)	Mr. Fisher was promoted to Senior Vice President, General Counsel and Corporate Secretary on June 27, 2024. See the “2024 Leadership Transitions” section of this CD&A for more information regarding this promotion.
(9)	Mr. Fortson left the Company on October 2, 2024. See the “2024 Leadership Transitions” section of this CD&A for more information regarding this departure.
(10)	Ms. Cozad left the Company on June 26, 2024. See the “2024 Leadership Transitions” section of this CD&A for more information regarding this departure.

INGEVITY | 2025 Proxy Statement	69

Compensation Tables and Other Matters

Grants of Plan-Based Awards in 2024

Grants of Plan-Based Awards in 2024

The following table reports plan-based awards granted to the NEOs during fiscal 2024. The material terms of our short- and long-term incentive compensation awards are described in “Compensation Discussion and Analysis — 2024 Executive Compensation in Detail.”

	T&C		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of	All Other Option Awards: Number of	Exercise Or Base Price of	Grant Date Fair Market Value of Stock and
Name	Committee Approval Date	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Shares of Stock or Units(3) (#)	Securities Underlying Options(4) (#)	Option Awards ($/Sh)	Option Awards(5) ($)
Luis Fernandez-Moreno
STIP
PSUs
RSUs	10/02/2024	10/02/2024							26,696			1,000,032
Options
DRSUs(3)	n/a	04/24/2024							2,800			135,044
Mary Dean Hall
STIP			89,250	357,000	714,000
PSUs	02/12/2024	02/28/2024				3,380	13,519	27,038				612,005
RSUs	02/12/2024	02/28/2024							12,710			575,382
Options
S. Edward Woodcock
STIP			77,188	308,750	617,500
PSUs	02/12/2024	02/28/2024				2,361	9,444	18,888				427,530
RSUs	02/12/2024	02/28/2024							9,201			416,529
Options
Richard A. White
STIP			69,000	276,000	552,000
PSUs	02/12/2024	02/28/2024				2,287	9,146	18,292				414,039
RSUs	02/12/2024	02/28/2024							8,236			372,844
Options
Ryan C. Fisher
STIP			52,621	210,482	420,965
PSUs	02/12/2024	02/28/2024				365	1,458	2,916				66,004
RSUs	02/12/2024	02/28/2024							2,837			128,431
Options
CHRO RSUs	3/25/2024	3/25/2024							2,128			100,016
Promotion PSUs	7/5/2024	7/5/2024				436	1,744	3,488				72,010
Promotion RSUs	7/5/2024	7/5/2024							1,163			48,020
John C. Fortson
				1,000,000	2,000,000
STIP			250,000
PSUs	02/12/2024	02/28/2024				13,254	53,016	106,032				2,400,034
RSUs	02/12/2024	02/28/2024							50,451			2,283,917
Options
Stacy L. Cozad
STIP			76,375	305,500	611,000

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Compensation Tables and Other Matters

Grants of Plan-Based Awards in 2024

	T&C		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of	All Other Option Awards: Number of	Exercise Or Base Price of	Grant Date Fair Market Value of Stock and
Name	Committee Approval Date	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Shares of Stock or Units(3) (#)	Securities Underlying Options(4) (#)	Option Awards ($/Sh)	Option Awards(5) ($)
PSUs	02/12/2024	02/28/2024				2,570	10,279	20,558				465,330
RSUs	02/12/2024	02/28/2024							9,978			451,704
Options
(1)	Columns reflect threshold, target, and maximum amounts potentially payable under the STIP if certain performance criteria are satisfied during the 2024 fiscal year, subject to continued employment with the Company. See “Compensation Discussion and Analysis – Short-Term Incentive Plan and 2024 Awards” for additional detail regarding the performance targets and amounts that were actually earned for 2024 performance.

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Compensation Tables and Other Matters

Outstanding Equity Awards at 2024 Fiscal Year End

(2)	Columns reflect threshold, target, and maximum number of shares that may be earned for 2024 PSUs awarded under the LTIP if certain performance goals are satisfied as of December 31, 2024, subject to continued employment with the Company. See “Compensation Discussion and Analysis – Long-Term Incentive Plan and 2024 Awards” regarding the performance targets and amounts that may be earned.
(3)	RSU awards to our executives generally vest ratably in one-third increments over a three-year period from the grant date. DRSUs granted to Mr. Fernandez-Moreno as annual compensation for serving as a non-employee director as of the grant date will vest on the one year anniversary of the grant date.
(4)	No options were awarded in 2024.
(5)	Represents the grant date fair value of equity awards (PSUs and RSUs) computed in accordance with FASB ASC Topic 718. The value of the PSUs is calculated at target.

Outstanding Equity Awards at 2024 Fiscal Year End

The table below shows the equity awards that have been awarded by the Company to our NEOs and which remained outstanding as of December 31, 2024. Market and payout values are based on $40.75, the closing price of the Company’s Common Stock on December 31, 2024.

		Option Awards(1)					Stock Awards
Name (a)	Grant Date	Number of Securities Underlying Unexercised Options Exercisable(1) (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable (#) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock that Have Not Vested(2) (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested(3) (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Units or Other Rights that Have Not Vested ($) (j)
Luis Fernandez-Moreno	04/24/2024						2,800	114,100
	10/02/2024						26,696	1,087,862

Mary Dean Hall	04/19/2021	2,519			73.21	04/19/2031
	02/28/2022	4,877	2,438		68.23	02/28/2032	997	40,628	5,980	243,685
	02/28/2023						3,294	134,231	7,413	302,080
	02/28/2024						12,710	517,933	13,519	550,899
S. Edward Woodcock	02/27/2017	2,897			53.11	02/27/2027
	02/28/2018	3,235			74.91	02/28/2028
	02/28/2019	2,556			115.22	02/28/2029
	02/28/2020	8,369			45.04	02/28/2030
	02/26/2021	4,144			69.48	02/26/2031
	02/28/2022	3,380	1,690		68.23	02/28/2032	691	28,158	4,145	168,909
	02/28/2023						2,302	93,807	5,179	211,044
	02/28/2024						9,201	374,941	9,444	384,843

72	INGEVITY | 2025 Proxy Statement

Compensation Tables and Other Matters

Outstanding Equity Awards at 2024 Fiscal Year End

		Option Awards(1)					Stock Awards
Name (a)	Grant Date	Number of Securities Underlying Unexercised Options Exercisable(1) (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable (#) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock that Have Not Vested(2) (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested(3) (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Units or Other Rights that Have Not Vested ($) (j)
Richard A. White	02/28/2020	819			45.04	02/28/2030
	02/26/2021	1,366			69.48	02/28/2031
	02/28/2022	2,271	1,136		68.23	02/28/2032	464	18,908	2,785	113,489
	02/28/2023						2,229	90,832	5,015	204,361
	05/01/2023								13,969	569,237
	02/28/2024						8,236	335,617	9,146	372,700

Ryan C. Fisher	02/28/2018	1,079			74.91	02/28/2028
	02/28/2019	667			115.22	02/28/2029
	02/28/2020	1,716			45.04	02/28/2030
	02/26/2021	1,171			69.48	02/26/2031
	02/28/2022	939	469		68.23	02/28/2032	192	7,824	1,151	46,903
	02/28/2023						799	32,559	800	32,600
	02/28/2024						2,837	115,608	1,458	59,414
	03/25/2024						2,128	86,716
	07/05/2024						1,163	47,392	1,744	71,068
John C. Fortson(4)	05/27/2016	27,115			27.90	10/02/2026
	02/27/2017	10,357			53.11	10/02/2026
	02/28/2018	8,661			74.91	10/02/2026
	02/28/2019	5,792			115.22	10/02/2026
	02/28/2020	14,749			45.04	10/02/2026
	02/26/2021	19,306			69.48	10/02/2026
	02/28/2022	21,768			68.23	10/02/2026			17,796	725,187
	02/28/2023								15,343	625,227

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Compensation Tables and Other Matters

Outstanding Equity Awards at 2024 Fiscal Year End

		Option Awards(1)					Stock Awards
Name (a)	Grant Date	Number of Securities Underlying Unexercised Options Exercisable(1) (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable (#) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock that Have Not Vested(2) (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested(3) (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Units or Other Rights that Have Not Vested ($) (j)
Stacy L Cozad(5)

(1)	Options granted since 2019 vest ratably in one-third increments over a three-year period from the grant date. Options granted prior to 2019 vested in full on the third anniversary of the grant date.
(2)	The RSU awards reported in column (g) generally vest ratably in one-third increments over a three-year period tied to the grant date. However, the following RSU awards have alternative vesting schedules: (i) Mr. Fernandez-Moreno’s April 24, 2024 grant is a DRSU award that will vest on the one-year anniversary of the grant date; and (ii) Mr. Fernandez-Moreno’s October 2, 2024 grant will vest on the one-year anniversary of the award, contingent on Mr. Fernandez-Moreno’s continued service as interim President and CEO or Board membership. If a successor CEO is appointed before this date, vesting will require Mr. Fernandez-Moreno to facilitate a smooth transition of duties. If his service as interim CEO ends before the RSUs fully vest, he will vest in a prorated portion, calculated as 1/12th of the award per month of service.
(3)	Column (i) includes PSU awards granted on February 28, 2023, which will vest as determined by the T&C Committee based on the Company’s attainment of pre-established financial metrics relating to Average ROIC and Cumulative EPS for the performance period beginning January 1, 2023 through December 31, 2025, and PSU awards granted on February 28, 2024, which will vest as determined by the T&C Committee based on the Company’s attainment of pre-established financial metrics relating to Adjusted ROIC and LTIP Adjusted EPS for the performance period beginning January 1, 2024 through December 31, 2024, after application of the rTSR modifier for the performance period beginning January 1, 2024 through December 31, 2026. With respect to Mr. White, column (i) also includes a special PSU award granted on May 1, 2023, which will vest as determined by the T&C Committee based on the Company’s attainment of pre-established metrics relating to AFA Product Volume and AFA EBITDA Margin for the performance period beginning May 1, 2023 through June 30, 2025.
The number of PSU shares for the awards granted in 2022, 2023, and 2024 shown at target based on interim performance through the end of fiscal 2024. Cumulative EPS, LTIP Adjusted EPS, Average ROIC, Adjusted ROIC, and AFA EBITDA Margin are non-GAAP financial measures. Please see Appendix A for definitions and reconciliations of these non-GAAP financial measures, as applicable.
(4)	Mr. Fortson left the Company on October 2, 2024, and, as a result, any vested options shall be forfeited if not exercised by the two-year anniversary of Mr. Fortson’s departure.
(5)	Ms. Cozad left the Company on June 26, 2024 and had no equity awards outstanding as of December 31, 2024.

74	INGEVITY | 2025 Proxy Statement

Compensation Tables and Other Matters

Option Exercises and Stock Vested During Fiscal 2024

Option Exercises and Stock Vested During Fiscal 2024

This table shows the stock options that were exercised by, and the RSUs that vested for, each of our NEOs during 2024.

			Option Awards			Stock Awards
Name	Award	Grant Date	Exercise or Vest Date, As Applicable	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise(1) ($)	Number of Shares Acquired on Vesting(2) (#)	Value Realized Upon Vesting(3) ($)
Luis Fernandez-Moreno	DRSU	04/28/2023	04/28/2024			1,645	83,813

Mary Dean Hall	PSU	04/19/2021	02/22/2024			1,558	73,849
	RSU	04/19/2021	04/19/2024			4,415	196,203
	RSU	04/19/2021	04/19/2024			387	17,198
	RSU	02/28/2022	02/28/2024			996	45,089
	RSU	02/28/2023	02/28/2024			1,648	74,605
S. Edward Woodcock	PSU	02/26/2021	02/22/2024			2,563	121,486
	RSU	02/26/2021	02/26/2024			637	30,646
	RSU	02/26/2021	02/26/2024			7,197	346,248
	RSU	02/28/2022	02/28/2024			691	31,281
	RSU	02/28/2023	02/28/2024			1,151	52,106
Richard A. White	PSU	02/26/2021	02/22/2024			845	40,053
	RSU	02/26/2021	02/26/2024			210	10,103
	RSU	07/01/2021	07/01/2024			609	25,688
	RSU	02/28/2022	02/28/2024			464	21,005
	RSU	02/28/2023	02/28/2024			1,115	50,476
Ryan C. Fisher	PSU	02/26/2021	02/22/2024			724	34,318
	RSU	02/26/2021	02/26/2024			180	8,660
	RSU	05/03/2021	05/03/2024			1,827	97,854
	RSU	02/28/2022	02/28/2024			192	8,692
	RSU	02/28/2023	02/28/2024			400	18,108
John C. Fortson(4)	PSU	02/26/2021	02/22/2024			11,934	565,672
	RSU	02/26/2021	02/26/2024			2,969	142,839
	RSU	02/28/2022	02/28/2024			3,444	155,910
	RSU	02/28/2022	10/02/2024			2,009	75,257
	RSU	02/28/2023	02/28/2024			6,460	292,444
	RSU	02/28/2023	10/02/2024			3,769	141,187

INGEVITY | 2025 Proxy Statement	75

Compensation Tables and Other Matters

Option Exercises and Stock Vested During Fiscal 2024

			Option Awards			Stock Awards
Name	Award	Grant Date	Exercise or Vest Date, As Applicable	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise(1) ($)	Number of Shares Acquired on Vesting(2) (#)	Value Realized Upon Vesting(3) ($)
Stacy L. Cozad	RSU	02/01/2021	02/01/2024			2,419	107,234
	PSU	02/26/2021	02/22/2024			2,662	126,179
	RSU	02/26/2021	02/26/2024			662	31,849
	RSU	02/28/2022	02/28/2024			746	33,771
	RSU	02/28/2023	02/28/2024			1,253	56,723
(1)	The value realized on exercise of an Option equals the number of shares for which the Option was exercised multiplied by the excess of the closing market price of our Common Stock on the exercise date over the exercise price per share.
(2)	Amounts reflect the number of shares relating to RSUs or DRSUs that vested on the applicable vesting date prior to withholding of any shares to satisfy taxes for each of the NEOs affected.
(3)	Column represents the value of the awards using the closing price of Common Stock on the date of settlement (or vesting, as applicable).
(4)	Mr. Fortson’s RSU awards that vested on October 2, 2024 represent accelerated vesting of those shares as a result of the termination of his employment. See Severance and Change of Control Agreements in the CD&A for more information on the severance payments received by Mr. Fortson.

76	INGEVITY | 2025 Proxy Statement

Compensation Tables and Other Matters

Pension Benefits Table – 2024

Pension Benefits Table – 2024

The following table provides information with respect to the Company’s non-qualified defined benefit plan (which we refer to as the “Retirement Restoration Plan”). The Company maintains the Retirement Restoration Plan, a non-qualified plan that mirrors benefits provided under a qualified defined benefit pension plan sponsored and maintained by our former parent, WestRock (the “WestRock Pension Plan”). The Retirement Restoration Plan was adopted by the Company to honor obligations under the Employee Matters Agreement between the Company and WestRock to pay certain assumed historic liabilities transferred as a result of the separation of WestRock and the Company.

Mr. Woodcock and Mr. Fisher are the only NEOs who have a benefit under the Retirement Restoration Plan. None of our other NEOs currently accrues a benefit under this plan with respect to service with the Company.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year ($)
S. Edward Woodcock	Retirement Restoration Plan	27.83	331,066	—
Ryan C. Fisher	Retirement Restoration Plan	9.75	36,788	—
(1)	The accumulated benefits included in this column were computed through December 31, 2024, using the assumptions stated in Note 14 to the Company’s audited consolidated financial statements for the year ended December 31, 2024, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 19, 2025.

Understanding our Pension Benefits Table

The WestRock Pension Plan (now frozen) provides an unreduced benefit payable at age 65 (or 62, if the employee has 20 years of service). The retirement benefit payable is equal to 1.6% of final average earnings (or pay) times years of benefit service (up to a maximum of 40 years), minus an employee’s primary social security benefit multiplied by 1.25% times years of benefit service (up to a maximum of 40 years of service). The formula is illustrated below:

[1.6% x Years of Benefit x Final Average Pay] Service (up to 40)

Less

[1.25% x Years of Benefit x Primary Social Security Benefit] Service (up to 40)

The Retirement Restoration Plan mirrors benefits provided under the WestRock Pension Plan following the same formula but recognizing compensation in excess of Code limits. Messrs Woodcock and Fisher, while participants in this plan, no longer accrue any benefit under this plan. Benefits are payable in annuity form only, and a lump sum is not available. The underlying plan, the WestRock Pension Plan, to which our Retirement Restoration Plan relates, was frozen on December 31, 2015. Accordingly, the values above represent a historic liability accrued under the WestRock Pension Plan with respect to service performed for WestRock, not Ingevity.

Non-Qualified Deferred Compensation at 2024 Fiscal Year End

The Company maintains a non-qualified deferred compensation plan that permits executives to defer up to 80% of their base salary and 80% of their short-term incentive compensation. The plan also operates as an excess benefit plan enabling employees to defer salary, Company matching, and other non-contributing contributions in excess of Code limits that apply to the RSP. The DCP provides for a Company match of up to 6% and an additional 3% automatic non-contributory Company contribution.

There is no guaranteed investment return with respect to any of these funds. The funds mirror those options available to all employees who participate in the Company’s broad-based qualified RSP including two additional funds. The Company adopted the use of a Rabbi Trust, which is funded through the purchase of Company-owned life insurance.

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Compensation Tables and Other Matters

Potential Payments Upon Certain Termination Events or a Change of Control

The table below includes information on each of our NEO’s non-qualified deferred compensation plan accounts for 2024.

	Executive Contributions in Last Fiscal Year(1) ($)	Registrant Contributions in Last Fiscal Year(2) ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End(3) ($)
Luis Fernandez-Moreno	—	11,824	17	—	11,841
Mary Dean Hall	50,080	23,249	126,930	—	680,851
S. Edward Woodcock	148,986	34,900	289,880	—	2,605,150
Richard A. White	41,504	10,523	8,699	—	320,888
Ryan C. Fisher	25,645	13,942	50,846	—	423,535
John C. Fortson	34,884	52,326	133,494	—	1,384,336
Stacy L. Cozad	—	—	38,090	207,562	—
(1)	Amounts for each NEO represent contributions made by such NEO during 2024 and is reported as 2024 compensation under “Salary” in the Summary Compensation Table.
(2)	Amounts represent Company contributions during 2024 that exceeded the qualified plan contribution and compensation limits applicable to matching, nonelective, and transition contributions that would otherwise have been made to the RSP, but for the limits applicable to the RSP. These amounts are reported as “All Other Compensation” in the Summary Compensation Table.
(3)	Represents the balance of each participating NEO’s account under the DCP as of December 31, 2024. For each NEO, the portion of the aggregate balance at 2024 fiscal year end that was reported in the Summary Compensation Table for prior fiscal years is as follows: Mr. Fernandez-Moreno $0, Ms. Hall $480,592, Mr. Woodcock $2,131,384, Mr. White $260,162, Mr. Fortson $1,163,632, and Ms. Cozad $0.

Potential Payments Upon Certain Termination Events or a Change of Control

Please refer to “Compensation Discussion & Analysis – Other Compensation and Benefits – Severance and change of control agreements” for a discussion of the benefits payable to our NEOs upon certain termination events and the definition of certain capitalized terms below.

The table below shows the benefits that would be payable to each of our NEOs (other than Mr. Fortson and Ms. Cozad) if he or she had experienced the termination or change of control events indicated below on December 31, 2024. For Mr. Fortson, the table below shows the actual amounts he was paid as of his termination date of October 2, 2024.  Ms. Cozad is excluded from the table because she received a one-time cash payment of $673,741, less applicable taxes and withholdings, reflecting the estimated cash value of her unvested RSUs, which she forfeited upon her resignation as further described above under “Compensation Discussion & Analysis – Other Compensation and Benefits – Severance and change of control agreements.” The table below does not include amounts under the RSP or DCP, accrued but unused vacation, disability benefits, or other benefits payable to the Company’s full-time U.S. employees. Actual amounts to be received on a termination event will vary based upon the closing price of the Company’s Common Stock on the date of termination, applicable proration requirements, and performance achievement for certain incentive awards. Further, the amounts below do not give any impact to the payment timing or other requirements under Section 409A of the Code, as amended. Other than as described below, no NEOs would receive any payments in the event they were terminated for “cause” or left voluntarily.

78	INGEVITY | 2025 Proxy Statement

Compensation Tables and Other Matters

Potential Payments Upon Certain Termination Events or a Change of Control

	Involuntary Termination by Company other than for Cause (or Poor Performance) and Absent a Change of Control ($)	Voluntary Termination by Executive; Termination Due to Retirement (Absent Cause or Poor Performance) ($)	Termination Due to Death or Disability ($)	Change of Control with Qualified Termination (Assuming Replacement Awards Issued)(1) ($)	Change of Control with No Replacement Awards Issued(1) ($)
Luis Fernandez-Moreno(9)	—	—	—	—	—
Cash Severance(2)	—	—	—	—	—
Target STIP(3)	—	—	—	—	—
Options(4), (5)	—	—	—	—	—
RSUs(4), (5)	—	—	—	—	—
PSUs(4), (5)	—	—	—	—	—
Health Benefits(6)	—	—	—	—	—
Outplacement Services(7)	—	—	—	—	—
TOTAL COMPENSATION	—	—	—	—	—
Mary Dean Hall(8)
Cash Severance(2)	867,000	—	—	1,734,000	—
Target STIP(3)	357,000	—	—	357,000	—
Options(4), (5)	—	—	—	—	—
RSUs(4), (5)	264,271	264,271	264,271	692,791	692,791
PSUs(4), (5)	567,779	567,779	567,779	1,096,664	567,779
Health Benefits(6)	9,127	—	—	18,254	—
Outplacement Services(7)	40,000	—	—	40,000	—
TOTAL COMPENSATION	2,105,176	832,049	832,049	3,938,709	1,260,570
S. Edward Woodcock(8)
Cash Severance(2)	783,750	—	—	1,567,500	—
Target STIP(3)	308,750	—	—	308,750	—
Options(4), (5)	—	—	—	—	—
RSUs(4), (5)	188,070	188,070	188,070	496,906	496,906
PSUs(4), (5)	395,397	395,397	395,397	764,796	395,397
Health Benefits(6)	21,213	—	—	42,426	—
Outplacement Services(7)	40,000	—	—	40,000	—
TOTAL COMPENSATION	1,737,180	583,468	583,468	3,220,377	892,303
Richard A. White
Cash Severance(2)	736,000	—	—	1,472,000	—
Target STIP(3)	276,000	—	—	276,000	—
Options(4), (5)	—	—	—	—	—
RSUs(4), (5)	166,593	—	166,593	445,357	445,357
PSUs(4), (5)	636,029	—	636,029	1,259,786	636,029
Health Benefits(6)	21,696	—	—	43,392	—
Outplacement Services(7)	40,000	—	—	40,000	—

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Compensation Tables and Other Matters

Potential Payments Upon Certain Termination Events or a Change of Control

TOTAL COMPENSATION	1,876,318	—	802,622	3,536,535	1,081,386

	Involuntary Termination by Company other than for Cause (or Poor Performance) and Absent a Change of Control ($)	Voluntary Termination by Executive; Termination Due to Retirement (Absent Cause or Poor Performance) ($)	Termination Due to Death or Disability ($)	Change of Control with Qualified Termination (Assuming Replacement Awards Issued)(1) ($)	Change of Control with No Replacement Awards Issued(1) ($)
Ryan C. Fisher
Cash Severance(2)	640,000	—	—	1,280,000
Target STIP(3)	240,000	—	—	240,000
Options(4), (5)	—	—	—	—
RSUs(4), (5)	87,661	—	87,661	290,099	290,099
PSUs(4), (5)	90,594	—	90,594	209,985	90,594
Health Benefits(6)	21,314	—	—	42,628
Outplacement Services(7)	40,000	—	—	40,000
TOTAL COMPENSATION	1,119,569	—	178,255	2,102,712	380,693
John C. Fortson
Cash Severance(2)	4,000,000	—	—	—	—
Target STIP(3)	756,164	—	—	—	—
Options(4), (5)	—	—	—	—	—
RSUs(4), (5)	216,444	—	—	—	—
PSUs(4), (5)	1,066,982	—	—	—	—
Health Benefits(6)	38,154	—	—	—	—
Outplacement Services(7)	40,000	—	—	—	—
TOTAL COMPENSATION	6,117,744	—	—	—	—
(1)	Under the “change of control with qualified termination (assuming replacement awards issued)” column, reflects payout upon a change of control and either a termination by the Company, other than for Cause, or a termination by the executive for Good Reason, in each case within the two-year period following such change of control, under the terms of the Severance and Change of Control agreements and Omnibus Plan. Under the “change of control with no replacement awards issued” column, reflects payout upon a change of control with no replacement awards on December 31, 2024 under the terms of the Omnibus Plan.
(2)	With respect to an involuntary termination of employment by the Company, other than for Cause, absent a change of control, the Severance and Change of Control agreements provide for the payment of cash severance in the amount of two times the sum of the executive’s base salary and target STIP for Mr. Fortson, and one times the sum of the executive’s base salary and target STIP for all other NEOs other than Mr. Fernandez-Moreno and Ms. Cozad. With respect to an involuntary termination of employment by the Company, other than for Cause, or a Good Reason termination by the executive, in each case within the two-year period following a change of control, the Severance and Change of Control agreements provide for the payment of cash severance in the amount of two times the sum of the executive’s base salary and target STIP for all NEOs other than Mr. Fernandez-Moreno, Mr. Fortson, and Ms. Cozad.
(3)	Represents the value of STIP (assuming target performance levels) payable upon termination under the Severance and Change of Control agreements. Actual payout for 2024 was at 79.0% of target for Ms. Hall, 117.9% of target for Mr. Woodcock, 49.2% of target for Mr. White, and 97.0% of target for Mr. Fisher. Because this table depicts a termination on December 31, 2024 for all NEOs other than Mr. Fortson, the amounts are not prorated. In the event an NEO departed the Company prior to the last day of the year, the amounts would be prorated as was the case for Mr. Fortson.

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Compensation Tables and Other Matters

CEO Pay Ratio—2024

(4)	The treatment of Options, RSUs, and PSUs on the termination events is set forth under “Compensation Discussion and Analysis – Other Compensation and Benefits – Severance and Change of Control Agreements – Equity Awards – Omnibus Plan.”
(5)	RSU amounts shown are the sum of the amount of the award vesting multiplied by a stock price of $40.75, which was the closing price of the Company’s Common Stock on December 31, 2024. PSU amounts shown are the sum of the amount of the award vesting multiplied by $40.75, which was the closing price of the Company’s Common Stock on December 31, 2024, multiplied by the expected performance outcome, which is target performance for PSU awards granted on February 28, 2022, February 28, 2023, May 1, 2023, February 28, 2024, and July 5, 2024. The outstanding options held by each NEO have no intrinsic value as they are underwater. For this reason, no amount has been reported in the table for each triggering event. The number of underwater options held by each NEO at December 31, 2024 is as follows: Ms. Hall (2,438); Mr. Woodcock (1,690); Mr. White (1,136); Mr. Fisher (469); Mr. Fortson (0); and Ms. Cozad (0).
(6)	With respect to an involuntary termination of employment by the Company, other than for Cause, absent a change of control, the Severance and Change of Control agreements provide for the payment of the cost of two-years of health coverage for Mr. Fortson, and one year of health coverage for all other NEOs. With respect to an involuntary termination of employment by the Company, other than for Cause, or a Good Reason termination by the executive, within the two year period following a change of control, the Severance and Change of Control agreements provide for the payment of the cost of three years of health coverage for Mr. Fortson, and two years of health coverage for all other NEOs.
(7)	This represents the value of twelve months of outplacement services ($25,000), a benefit that is also provided for under the terms of the Severance and Change of Control agreements, as well as one year of financial counseling ($15,000).
(8)	Both Mr. Woodcock and Ms. Hall are entitled to benefits upon retirement.
(9)	Mr. Fernandez-Moreno received a one-time RSU grant valued at $1,000,000 in connection with his appointment as interim President & CEO. The RSUs will vest on the one-year anniversary of the award, contingent on Mr. Fernandez-Moreno’s continued service as interim President and CEO or Board membership. If a successor CEO is appointed before this date, vesting will require Mr. Fernandez-Moreno to facilitate a smooth transition of duties. If his service as interim CEO ends before the RSUs fully vest, Mr. Fernandez-Moreno will vest in a prorated portion, calculated as 1/12th of the award per month of service.

CEO Pay Ratio—2024

In accordance with SEC rules, we are providing the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of the Company’s median employee. We had two CEOs during fiscal year 2024, Mr. Fortson and Mr. Fernandez-Moreno. SEC rules permit us to either (i) calculate and combine the compensation provided to each CEO for service as CEO in fiscal year 2024; or (ii) annualize the compensation of the CEO serving on the date selected to identify the median employee. We have elected to use option (ii) and have calculated the annualized compensation for full fiscal year 2024 of Mr. Fernandez-Moreno, the CEO serving on December 31, 2024, which is the date we used to determine our median employee.  The ratio is a reasonable estimate calculated in a manner consistent with SEC rules and the methodology described below.

We calculated each employee’s annual total cash compensation as of December 31, 2024 to identify our median employee. The following pay elements were included in determining the annual total cash compensation for each employee.

■	Salary, base wages and/or overtime received (as applicable)
■	Annual incentive payments received for performance in the 2024 year
■	Other cash payments (including payments related to shift differential, holiday, or vacation)

Our calculation includes all full-time, part-time and temporary employees of the Company and its subsidiaries (except the CEO) as of December 31, 2024. Our total U.S. and Non-U.S. employee population was 1,610 as of December 31, 2024.

We applied a foreign currency exchange rate as of December 31, 2024 to all compensation elements paid in currencies other than U.S. Dollars.

After calculating the annual total cash compensation described above for each employee, we removed Mr. Fernandez-Moreno from the listing and found the employee with the median total cash compensation. Once this individual was determined we calculated that employee’s annual total compensation in the same manner as the “Total Compensation” shown for Mr. Fernandez-Moreno in the “Summary Compensation Table.”

Mr. Fernandez-Moreno’s reported compensation in the “Summary Compensation Table” was $2,035,442. Per the SEC rules, and after annualizing his cash compensation, his total compensation for the purposes of the CEO pay ratio was $4,247,822, and for the Median Employee was $91,408. The resulting ratio of Mr. Fernandez-Moreno’s total annualized compensation to the Median Employee for 2024 is 46:1.

We believe this pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K, the applicable SEC regulation, based on our payroll and employment records and the methodology described above.

Given the varying methodologies used to determine pay ratio estimates, the Company’s pay ratio reported above should not be used as a basis for comparison with other companies.

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Compensation Tables and Other Matters

Pay Versus Performance

Pay Versus Performance

The table below includes the compensation of our NEOs and company performance metrics for fiscal years ended December 31, 2024, 2023, 2022, 2021, and 2020.

	Summary Compensation	Summary Compensation	Summary Compensation		Compensation		Average Summary Compensation	Average Compensation	Value of Initial Fixed $100 Investment Based on:
Year	Table Total for First PEO(1)	Table Total for Second PEO(1)	Table Total for Third PEO(1)	Compensation Actually Paid to First PEO	Actually Paid to Second PEO	Compensation Actually Paid to Third PEO	Table Total for Non-PEO NEOs	Actually Paid to Non-PEO NEOs	Total Shareholder Return	Peer Group Shareholder Return(2)	Net Income(3)	Diluted EPS
2024	2,035,442	6,294,390	—	1,988,228	817,276	—	1,492,742	1,062,511	47	122	(430.3)	(11.85)
2023	5,291,042	—	—	(1,080,067)	—	—	1,718,066	218,609	54	130	(5.4)	(0.07)
2022	5,394,470	—	—	7,321,335	—	—	1,632,294	1,902,483	81	124	212	5.50
2021	4,822,288	—	—	3,458,254	—	—	2,158,730	1,915,624	82	146	118	2.95
2020	2,831,502	1,736,323	146,618	2,393,213	1,843,148	(7,807,582)	1,576,121	1,106,292	87	117	181	4.37
(1)	Represents the amount reported for each of the corresponding years in the “Total” column of the Summary Compensation Table for Luis Fernandez-Moreno (current interim CEO) and John C. Fortson (former CEO), the Company’s PEOs in fiscal year 2024, for John C. Fortson, the Company’s PEO during fiscal years 2023, 2022, and 2021, and for John C. Fortson, Richard B. Kelson, and D. Michael Wilson, the Company’s PEOs during fiscal year 2020.
(2)	The peer group used for this purpose is the following published industry index: S&P 600 Chemicals Index.
(3)	Represents the amount of Net Income reflected in the Company’s audited financial statements for the applicable year.

The table below shows the additions and deductions to calculate Compensation Actually Paid as well as the executives covered in each fiscal year.(3)

	2020				2021		2022		2023		2024
	1st PEO	2nd PEO	3rd PEO	Average Non-PEO NEO	1st PEO	Average Non-PEO NEO	1st PEO	Average Non-PEO NEO	1st PEO	Average Non-PEO NEO	1st PEO	2nd PEO	Average Non-PEO NEO
	John C. Fortson	Richard B. Kelson	D. Michael Wilson	Michael P. Smith; S. Edward Woodcock; Katherine P. Burgeson.	John C. Fortson	Mary Dean Hall; Stacy L. Cozad; Michael P. Smith; S. Edward Woodcock	John C. Fortson	Mary Dean Hall; Stacy L. Cozad; S. Edward Woodcock; Rich White	John C. Fortson	Mary Dean Hall; Stacy L. Cozad; Rich White; S. Edward Woodcock	Luis Fernandez- Moreno	John C. Fortson	Mary Dean Hall; Stacy L. Cozad; S. Edward Woodcock; Rich White; Ryan Fisher
SCT Total	2,831,502	1,736,323	146,618	1,576,121	4,822,288	2,158,730	5,394,470	1,632,294	5,291,042	1,718,066	2,035,442	6,294,390	1,492,742
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	(1,636,289)	(113,246)	0	(533,400)	(2,475,054)	(1,077,066)	(2,820,065)	(630,718)	(4,000,032)	(1,049,604)	(1,135,076)	(4,683,951)	(829,969)
Increase of Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	2,727,897	220,071	0	719,028	2,360,413	1,051,388	3,312,410	735,497	1,227,626	282,949	1,087,862	0	558,077

82	INGEVITY | 2025 Proxy Statement

Compensation Tables and Other Matters

Pay Versus Performance are estimated at close-day stock price as of 12/31/2024, calculations are subject to change)

	2020				2021		2022		2023		2024
	1st PEO	2nd PEO	3rd PEO	Average Non-PEO NEO	1st PEO	Average Non-PEO NEO	1st PEO	Average Non-PEO NEO	1st PEO	Average Non-PEO NEO	1st PEO	2nd PEO	Average Non-PEO NEO
	John C. Fortson	Richard B. Kelson	D. Michael Wilson	Michael P. Smith; S. Edward Woodcock; Katherine P. Burgeson.	John C. Fortson	Mary Dean Hall; Stacy L. Cozad; Michael P. Smith; S. Edward Woodcock	John C. Fortson	Mary Dean Hall; Stacy L. Cozad; S. Edward Woodcock; Rich White	John C. Fortson	Mary Dean Hall; Stacy L. Cozad; Rich White; S. Edward Woodcock	Luis Fernandez- Moreno	John C. Fortson	Mary Dean Hall; Stacy L. Cozad; S. Edward Woodcock; Rich White; Ryan Fisher
Increase of Fair Value of Awards Granted during Applicable FY that Vested as of Applicable FY End, determined as of Applicable FY End	0	0	0	73,511	0	0	0	0	0	0	0	0	0
Increase/deduction for Awards Granted during Prior FYs that were Outstanding and Unvested as of Applicable FY End, determined based on change in Fair Value from Prior FY End to Applicable FY End	(672,008)	0	0	(259,354)	(1,109,324)	(178,326)	1,512,795	196,153	(3,874,416)	(820,193)	0	(154,637)	(41,541)
Increase/deduction for Awards Granted during Prior FYs that Vested During Applicable FY, determined based on change in Fair Value from Prior FY End to Vesting Date	(857,888)	0	(978,694)	(321,375)	(140,069)	(39,102)	(78,275)	(30,741)	481,618	104,701	0	267,327	(3,635)
Deduction of Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	0	0	(6,975,507)	(66,686)	0	0	0	0	(205,906)	(17,310)	0	(905,853)	(113,163)
Increase based on Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date	0	0	0	0	0	0	0	0	0	0	0	0	0
Increase based on Incremental Fair Value of Options/ SARs Modified during Applicable FY	0	0	0	0	0	0	0	0	0	0	0	0	0

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Compensation Tables and Other Matters

Pay Versus Performance

	2020				2021		2022		2023		2024
	1st PEO	2nd PEO	3rd PEO	Average Non-PEO NEO	1st PEO	Average Non-PEO NEO	1st PEO	Average Non-PEO NEO	1st PEO	Average Non-PEO NEO	1st PEO	2nd PEO	Average Non-PEO NEO
	John C. Fortson	Richard B. Kelson	D. Michael Wilson	Michael P. Smith; S. Edward Woodcock; Katherine P. Burgeson.	John C. Fortson	Mary Dean Hall; Stacy L. Cozad; Michael P. Smith; S. Edward Woodcock	John C. Fortson	Mary Dean Hall; Stacy L. Cozad; S. Edward Woodcock; Rich White	John C. Fortson	Mary Dean Hall; Stacy L. Cozad; Rich White; S. Edward Woodcock	Luis Fernandez- Moreno	John C. Fortson	Mary Dean Hall; Stacy L. Cozad; S. Edward Woodcock; Rich White; Ryan Fisher
Deduction for Change in the Actuarial Present Values reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column of the Summary Compensation Table for Applicable FY	0	0	0	(81,553)	0	0	0	0	0	0	0	0	0
Increase for Service Cost and, if applicable, Prior Service Cost for Pension Plans	0	0	0	0	0	0	0	0	0	0	0	0	0
Total Adjustments	(438,289)	106,825	(7,954,200)	(469,829)	(1,364,034)	(243,106)	1,926,865	270,190	(6,371,109)	(1,499,457)	(47,214)	(5,477,114)	(430,231)
Compensation Actually Paid	2,393,213	1,843,148	(7,807,582)	1,106,292	3,458,254	1,915,624	7,321,335	1,902,483	(1,080,067)	218,609	1,988,228	817,276	1,062,511
(3)	Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of the grant.

84	INGEVITY | 2025 Proxy Statement

Compensation Tables and Other Matters

Pay Versus Performance

Descriptions between Compensation Actually Paid and Company and Peer Group Performance

The charts below provide an illustration of the relationship between Compensation Actually Paid, Ingevity TSR, Peer Group TSR, Ingevity GAAP Net Income, and Ingevity Diluted EPS for fiscal years 2020 through 2024.

Compensation Actually Paid vs Diluted EPS

Compensation Actually Paid vs Net Income

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Compensation Tables and Other Matters

Pay Versus Performance

Compensation Actually Paid vs Company and Peer Group Shareholder Return

Tabular List

The table below represents the most important financial performance measures used by Ingevity to link compensation actually paid to our named executive officers to company performance for FY24, as discussed further in our Compensation Discussion and Analysis (CD&A).

STIP Adjusted EBITDA
STIP Adjusted Revenue
Diluted EPS

86	INGEVITY | 2025 Proxy Statement

PROPOSAL 3 RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

OUR BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT ACCOUNTANTS FOR FISCAL 2025.

The Audit Committee is directly responsible for appointing, retaining, fixing the compensation of, and overseeing the work of our independent registered public accounting firm. PricewaterhouseCoopers LLC (“PwC”) acted as our independent registered public accounting firm for the fiscal year ended December 31, 2024 and the Audit Committee has retained PwC to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

Although it is not legally required to do so, the Board has elected to seek stockholder ratification of the appointment of PwC as a matter of good corporate governance. If stockholders do not ratify the appointment of PwC, the Audit Committee will reconsider the appointment. Regardless of the outcome of this proposal, the Audit Committee may, in its discretion, select a new independent registered public accounting firm at any time during the year if it believes such a change would be in the Company’s best interest.

Representatives of PwC will be present at the Annual Meeting. They will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.

Vote required:

An affirmative vote of the majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required for the ratification of the appointment of PwC as our independent registered public accounting firm for fiscal 2025.

Recommendation of the Board

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PWC AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY.

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Audit Committee Matters

Audit and other fees

The following table shows the fees paid by the Company to PwC for audit and other services provided for the fiscal years 2024 and 2023.

Amounts Shown in $	2024	2023
Audit Fees	2,320,000	2,375,000
Audit-Related Fees	25,000	189,530
Tax Fees	—	—
All Other Fees	77,500	10,000
TOTAL	2,422,500	2,574,530

Audit fees

Amount includes fees for professional services performed for the integrated audit of the Company’s annual consolidated financial statements included in the Company’s Form 10-K filing and review of financial statements included in the Company’s Form 10-Q filings. Amount also includes other services that are normally provided by PwC in connection with statutory and regulatory filings or engagements.

Audit-related fees

Amount includes fees paid for services that are reasonably related to the performance of the audit or review of the Company’s financial statements. For 2024, amount includes services provided in connection with the Company’s assessment of the Pillar Two enactment.  For 2023, amount includes services provided in connection with the Company’s implementation of a new enterprise resource planning system.

Tax fees

Amount includes fees and expenses for U.S. federal, state, and international tax planning and tax compliance services. There were no tax fees for 2024 or 2023.

All other fees

Amount includes fees for services in connection with attestations by PwC that are required by statute or regulation.

Pre-approval policy and procedures

The Audit Committee’s pre-approval policy requires that all services to be performed by the Company’s independent registered public accounting firm be pre-approved either on a case-by-case basis by the Audit Committee or its delegate or on a categorical basis based on the Audit Committee’s prior approval of a specific category of service and the expected cost thereof. Any request for services involving less than $150,000 may be approved by the Chair of the Audit Committee, provided that any such approval is presented to the full Audit Committee at its next regularly scheduled meeting.

The Audit Committee pre-approved all of the audit fees, audit-related fees, and all other fees paid to PwC in fiscal 2024.

88	INGEVITY | 2025 Proxy Statement

Audit Committee Report

The Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2024, including management’s annual assessment of and report on the Company’s internal control over financial reporting, with management and with PwC, the Company’s independent auditor. The Audit Committee has discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee also received from PwC the written disclosures and letter required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence and has discussed with PwC the issue of their independence from the Company.

Based on the foregoing, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC.

THE AUDIT COMMITTEE

Daniel F. Sansone, Chair
Frederick J. Lynch
Karen G. Narwold
J. Kevin Willis
Benjamin G. Wright

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PROPOSAL 4 APPROVAL OF INGEVITY CORPORATION 2025 OMNIBUS INCENTIVE PLAN

OUR BOARD RECOMMENDS A VOTE FOR THE PROPOSED 2025 OMNIBUS INCENTIVE PLAN.

On February 10, 2025, upon the recommendation of the T&C Committee of the Board (the “Committee”), the Board adopted the Ingevity Corporation 2025 Omnibus Incentive Plan (the “2025 Omnibus Plan”), subject to approval by our stockholders. The 2025 Omnibus Plan will only become effective if it is approved by the Company’s stockholders at the Annual Meeting (the date of such approval being the “New Plan Effective Date”). The primary purpose of the 2025 Omnibus Plan is to reward selected corporate officers, key employees and non-employee directors of the Company (and its subsidiaries) by enabling them to acquire shares of common stock of the Company and/or through the provision of long-term and short-term cash payments. The 2025 Omnibus Plan is designed to attract and retain employees and non-employee directors of the Company and to encourage a sense of proprietorship in the Company.

We currently have one active equity-based incentive plan, the Amended and Restated 2016 Omnibus Incentive Plan (the “Existing Plan”). If approved by our stockholders, the 2025 Omnibus Plan will replace the Existing Plan. The 2025 Omnibus Plan will, among other things, allow the issuance of up to (a) [•] shares of Common Stock, plus (b) the number of shares of Common Stock that remain available for issuance under the Existing Plan immediately prior to the date the stockholders of the Company approve the 2025 Omnibus Plan 1,817,417 shares as of December 31, 2024), plus (c) the number of shares of Common Stock underlying any equity awards previously granted under the Existing Plan as of the New Plan Effective Date that, on or after the New Plan Effective Date, are forfeited, terminated, expire or lapse without being exercised, or any awards that are settled for cash. The foregoing shares of Common Stock described under (a), (b) and (c), above, are the shares of Common Stock that will be available for issuance under the 2025 Omnibus Plan, subject to the adjustment provisions of that plan (collectively, the “Authorized Plan Shares”). Upon the New Plan Effective Date, the Company will cease granting awards under the Existing Plan, however,  any outstanding awards under the Existing Plan as of the New Plan Effective Date will remain outstanding in accordance with their terms and will continue to be governed solely by the terms of the documents evidencing such awards, and no provision of the 2025 Omnibus Plan will be deemed to affect or otherwise modify the rights or obligations of the holders of such awards.

Overhang and Dilution. The table below sets forth information regarding the overhang, or potential stockholder dilution, and dilution rates as of December 31, 2024, 2023 and 2022.

	Potential Dilution as of December 31, 2024	Potential Dilution After Giving Effect to the New Plan
Available for Issuance (2016 Omnibus Incentive Plan)	1,817,417	n/a
Unvested RSUs and DSUs and Unissued DSUs	499,764	499,764
Unvested PSUs	213,117	213,117
Options Outstanding	256,954	256,954
Employee Stock Purchase Plan	319,611	319,611
Available for Issuance (2025 Omnibus Incentive Plan)	n/a	[•]

90	INGEVITY | 2025 Proxy Statement

Proposal 4

Description of Principal Features of the 2025 Omnibus Plan

	Potential Dilution as of December 31, 2024	Potential Dilution After Giving Effect to the New Plan
Total	3,106,863	[•]

Burn Rate Information. The table below sets forth information regarding historical awards granted in 2024, 2023 and 2022.

Year	Number of Shares Subject to Awards(1)	Burn Rate (%)
2024	214,000	0.6%
2023	278,000	0.8%
2022	253,000	0.7%
Three-Year Average Burn Rate		0.7%
(1)	Shares subject to awards include options and RSUs granted, and performance based awards earned, in the given year.

Description of Principal Features of the 2025 Omnibus Plan

A copy of the 2025 Omnibus Plan is included as Appendix B to this Proxy Statement. The following description of the principal features is not intended to be complete and is qualified in its entirety by the complete text of the 2025 Omnibus Plan.

Administration

Except as otherwise provided with respect to actions or determinations by the Board, the 2025 Omnibus Plan is administered by the Committee, which is comprised of non-employee members of the Board as defined in SEC Rule 16b-3, and who also satisfy the independence requirements prescribed by the NYSE, the exchange on which the Company lists its Common Stock.

Eligibility

All of employees of Ingevity or any of its subsidiaries and all non-employee directors are eligible to receive an award under the 2025 Omnibus Plan. The Committee has the sole and complete authority to determine the participants to whom awards will be granted under the 2025 Omnibus Plan, subject to certain limitations described below.

Types of Awards

Options to purchase shares of Common Stock, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), deferred stock units, other stock-based awards (e.g., performance units), cash awards, and performance awards may be granted under the 2025 Omnibus Plan. Options may be granted as incentive stock options under Section 422 of the Code or nonqualified stock options.

Repricing and Exchanges

Repricing of options and SARs and the cancellation of options and SARs in exchange for cash or other awards or options or SARs having a lower exercise price is prohibited under the 2025 Omnibus Plan without approval of our stockholders.

INGEVITY | 2025 Proxy Statement	91

Proposal 4

Description of Principal Features of the 2025 Omnibus Plan

No Payment of Dividends on Unvested Shares

The Committee may include provisions in stock awards for the payment or crediting of dividends or dividend equivalents upon vesting of the award. However, no dividends or dividend equivalents will be paid on unvested stock awards, including restricted stock or RSUs or performance units that may be settled in Ingevity Common Stock, prior to vesting, and no dividends or dividend equivalents will be paid on options or SARs. Dividends and dividend equivalents shall be subject to the same vesting, restriction, forfeiture and payment conditions as the underlying awards.

Vesting Limitations

Except for (i) awards covering up to five percent of the number of shares of Ingevity Common Stock reserved for issuance under the 2025 Omnibus Plan, (ii) annual awards to non-employee directors that occur in connection with the annual meeting of the stockholders, (iii) replacement awards, (iv) awards granted in connection with a corporate transaction and (v) awards that may be settled in cash, all awards must have a minimum vesting period of one year. Annual awards to non-employee directors that occur in connection with the annual meeting of the stockholders may vest on the earlier of the one-year anniversary of the date of the grant or the date of the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting.

Number of Shares Authorized

Under the 2025 Omnibus Plan, the aggregate number of shares of Common Stock available for issuance (subject to adjustment provisions of the 2025 Omnibus Plan) shall not exceed the Authorized Plan Shares.  If an award is forfeited, terminates, expires or lapses without being exercised, or any award is settled for cash, the number of shares previously subject to such award shall again be available for future grant.

Recoupment

Under the terms of the applicable award agreements, Ingevity may recoup any cash or shares distributed under the 2025 Omnibus Plan if the participant breaches any of the restrictive covenants contained in the applicable award agreement. In addition, all awards granted under the 2025 Omnibus Plan are subject to any recoupment policy adopted or amended by Ingevity.

Award Limits

For our non-employee directors, the sum of (i) the aggregate grant date fair value of all awards granted under the 2025 Omnibus Plan during a calendar year plus (ii) the total amount payable in cash during such calendar year, may not exceed $750,000.

Description and Terms of Awards

Options

An option provides a participant with the right to purchase, within a specified period of time, a stated number of shares of Ingevity Common Stock at the exercise price specified in the award agreement. The maximum term of an option granted under the 2025 Omnibus Plan will be ten years from the date of grant. The exercise price per share paid by a participant will be determined by the Committee at the time of grant but will not be less than the fair market value of one share of Ingevity Common Stock on the date the option is granted. Fair market value of a share will generally mean the closing sales price on the NYSE (or other exchange on which the stock is traded). Payment in respect of the exercise of an option may be made in cash or the Committee may, if the participant elects, allow such payment to be made by surrender of unrestricted shares of Ingevity Common Stock which are otherwise deliverable on the date of exercise. The Committee may also allow such payment to be made through a broker-assisted cashless exercise mechanism.

SARs

An SAR is a contractual right that allows a participant to receive, either in the form of cash, shares of Ingevity Common Stock or a combination of the foregoing, the appreciation, if any, in the value of one share of Ingevity Common Stock over a certain period of time. The exercise price per SAR paid by a participant will be determined by the Committee at the time of grant but will not be less than the fair market value of one share of Ingevity Common Stock on the date the SAR is granted. The maximum term of a SAR granted under the Plan will be ten years from the date of grant.

82	INGEVITY | 2025 Proxy Statement

Proposal 4

Description of Principal Features of the 2025 Omnibus Plan

Restricted Stock

An award of restricted stock is a grant of shares subject to conditions and restrictions set by the Committee and specified in the applicable award agreement. The grant or vesting of an award of restricted stock may be conditioned upon service to Ingevity or our affiliates or upon the attainment of performance goals or other factors, as determined in the discretion of the Committee.

Restricted Stock Units

Upon the expiration of the vesting period with respect to any RSUs, Ingevity will deliver to the participant (i) one share of Ingevity Common Stock or, at the discretion of the Committee, an amount in cash equal to the fair market value of that number of shares at the expiration of the period over which the units are to be earned for each vested RSU and (ii) if provided for in the award agreement, cash or shares of Ingevity Common Stock equal to the dividend equivalents credited to the RSU.

Deferred Stock Units

A non-employee director is authorized, to the extent permitted by our Board, the Non-Employee Deferred Compensation Plan and the Non-Employee Director Compensation Policy, to defer payment of his or her compensation by electing to receive deferred stock units. If the director so elects, notional shares of deferred stock units will be credited to the director and may be subject to vesting and forfeiture conditions as provided in the Non-Employee Deferred Compensation Plan and the Non-Employee Director Compensation Policy. Each notional share credited to the director represents the right to receive one share of Ingevity Common Stock on or as soon as practicable after the director’s termination from service on our Board.

Other Stock-Based Awards

The Committee is authorized to grant other awards of Ingevity Common Stock or other awards that are valued in whole or in part by reference to, or are otherwise based upon or settled in, Ingevity Common Stock including, without limitation, unrestricted shares of Ingevity Common Stock or performance units.

Cash Awards

The Committee is authorized to grant cash awards under the 2025 Omnibus Plan. Cash awards granted under such plan will be subject to the terms and conditions determined by the Committee and specified in the applicable award agreement.

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Proposal 4

Description of Principal Features of the 2025 Omnibus Plan

Performance Awards

The Committee may, in its discretion, grant any award under the 2025 Omnibus Plan in the form of a performance award by conditioning the vesting of the award on the satisfaction of certain performance goals. The Committee must establish performance goals, which may reference one or more of the following:

■	Contract awards;
■	Backlog;
■	Market share;
■	Revenue;
■	Sales;
■	Day’s sales outstanding;
■	Overhead
■	Other expense management;
■	Operating income;
■	Operating income margin;
■	Improvement in capital structure;
■	Credit rating;
■	Earnings (included in net earnings before taxes, earnings before interest and taxes and earnings before interest, taxes, depreciation and amortization);
■	Earnings margin;
■	Cash flow;
■	Working capital;
■	Book value per share;
■	Return on stockholders’ equity;
■	Return on investment or return on invested capital;
■	Cash flow return on investment;
■	Return on assets;
■	Total stockholder return
■	Economic profit;
■	Stock price;
■	Total contract value;
■	Annual contract value; or
■	Client satisfaction.

The Committee may provide in any particular performance award agreement that performance results may be adjusted to include or exclude particular factors, including but not limited to any of the following events that occur during a performance period:

■	asset write-downs;
■	litigation or claim judgments or settlements;
■	the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results;
■	any reorganization or restructuring programs;
■	unusual or infrequent items as described in applicable accounting guidance or in management’s discussion and analysis of financial condition and results of operations appearing in the annual report to stockholders for the applicable year;
■	acquisitions or divestitures;
■	foreign exchange gains and losses; and
■	settlement of hedging activities.

94	INGEVITY | 2025 Proxy Statement

Proposal 4

Description of Principal Features of the 2025 Omnibus Plan

Change of Control

Double Trigger Event

Under the terms of the 2025 Omnibus Plan, in the event of a change in control where the participant receives a “replacement award,” no accelerated vesting, exercisability and/or payment of an outstanding award shall occur, unless on or after the occurrence of the change in control, the participant’s employment is terminated without cause, other than as a result of death or disability, or the participant voluntarily resigns for good reason. In such cases, upon the second trigger, holders of such awards will be entitled to accelerated vesting, will be exercisable and/or will be settled.

In general, an award is considered a replacement award if it is of the same type and of equal value to (as of the date of the change in control) the award it is replacing, contains terms relating to vesting that are substantially similar to the award it is replacing, and has other terms and conditions that are not less favorable to the participant than those of the award it is replacing (as of the date of the change in control).

Trigger Event if No Replacement Award

If a participant does not receive a replacement award, then upon the occurrence of a change in control, all outstanding options and SARs that have not vested in full shall be fully vested and exercisable and all restrictions applicable to outstanding stock awards that are not performance awards will lapse in full and the awards will be fully vested.

Performance Awards

Upon a change in control, all stock awards that are performance awards will be considered earned and payable at their target value (or, if greater, the level of achievement, if determinable, as of the date of the change in control) and prorated (if the change in control occurs during the performance period), and will immediately be paid or settled, subject to the later settlement if required by Section 409A of the Code.

Assignability and Transfer

Generally, unless otherwise determined by the Committee and expressly provided for in the applicable award agreement, no award may be assigned, alienated, pledged, sold or otherwise transferred other than by will or the laws of descent and distribution or pursuant to a domestic relations order issued by a court of competent jurisdiction that is not contrary to the terms and conditions of the 2025 Omnibus Plan or applicable award agreement and is in a form that is acceptable to the Committee.

Adjustments to Shares

In the event of changes in the outstanding stock or capital structure of Ingevity (such as by reason of a stock dividend, stock split, reverse stock split, reorganization, share combination, recapitalization or other transactions or events as described in the 2025 Omnibus Plan), awards granted under the 2025 Omnibus Plan as well as the maximum number of shares of Ingevity Common Stock which may be delivered pursuant to the Plan or to any one individual, shall be subject to adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of a share of Common Stock or other consideration subject to such award, or as otherwise determined by the Committee to be equitable. In addition, upon the occurrence of certain corporate events or transactions (as described in the 2025 Omnibus Plan), such as a merger, consolidation, or liquidation, the Committee may, in its discretion, cancel all outstanding awards and pay the holders thereof the value of such awards in form and amount determined by the Committee or our Board, in its sole discretion, or provide for the substitution of such awards.

Amendment or Termination

Our Board may amend, alter or discontinue the Omnibus Plan at any time. No such action may be taken, however, without stockholder approval if such approval is necessary to comply with any regulatory requirement and no such action that would impair any rights under any previous award will be effective without the consent of the person to whom such award was made (unless the amendment is being made to comply with applicable law, stock exchange rules or accounting rules). In addition, the Committee may amend the terms of any award granted under the Plan if the amendment would not impair the rights of any participant without his or her consent or the amendment is being made to comply with applicable law, stock exchange rules, or accounting rules.

If not terminated earlier, the 2025 Omnibus Plan will have a term of ten years and no further awards may be granted under the 2025 Omnibus Plan after that date.

INGEVITY | 2025 Proxy Statement	95

Proposal 4

Description of Principal Features of the 2025 Omnibus Plan

Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences of the grant, exercise and vesting of awards under the 2025 Omnibus Plan and the disposition of shares acquired pursuant to the exercise or settlement of such awards. It is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not considered tax advice to any person and is not intended to be a complete statement of applicable law, nor does it address foreign, state, local or payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant. Accordingly, participants in the Omnibus Plan should consult their respective tax advisors to determine the tax consequences of their participation.

Options

The Code requires that, for treatment of an option as a qualified option, shares of Ingevity Common Stock acquired through the exercise of a qualified option cannot be disposed of before the later of (i) two years from the date of grant of the option, or (ii) one year from the date of exercise. Holders of qualified options will generally incur no federal income tax liability at the time of grant or upon exercise of those options. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to us for federal income tax purposes in connection with the grant or exercise of the qualified option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of a qualified option disposes of those shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. Finally, if an otherwise qualified option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the qualified option in respect of those excess shares will be treated as a nonqualified stock option for federal income tax purposes.

No income will be realized by a participant upon grant of a nonqualified stock option. Upon the exercise of a nonqualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise, and the participant’s tax basis will equal the sum of the compensation income recognized and the exercise price. Ingevity will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections. In the event of a sale of shares received upon the exercise of a nonqualified stock option, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term gain or loss if the holding period for such shares is more than one year.

SARs

No income will be realized by a participant upon grant of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR. We will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock

A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will have taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b), the participant will have taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any. If the election is made, the participant will not be allowed a deduction for the value of any shares which may be subsequently forfeited. Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Exchange Act. Ingevity will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

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Proposal 4

Recommendation of the Board

Restricted Stock Units

A participant will not be subject to tax upon the grant of a restricted stock unit award. Rather, upon the delivery of shares or cash pursuant to a restricted stock unit award, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) the participant actually receives with respect to the award. Ingevity will be able to deduct the amount of taxable compensation to the participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Plan Benefits

Because awards under the 2025 Omnibus Plan are determined by the Committee in its discretion, it is not possible to predict the awards that will be made to particular employees or non-employee directors in the future.

Vote Required

An affirmative vote of the majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required to approve the 2025 Omnibus Plan.

Recommendation of the Board

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2025 OMNIBUS PLAN.

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Ownership of Equity Securities

Principal stock owners

The following table lists any person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) who, to our knowledge, was the beneficial owner as of February 26, 2025, of more than 5% of our outstanding Common Stock.

Name and Address of Beneficial Owner	Amount of Common Stock Beneficially Owned	Percentage of our Common Stock	Sole Voting Shares	Shared Voting Shares	Sole Investment Shares	Shared Investment Shares
BlackRock, Inc.(1) 55 East 52nd Street New York, New York 10055	6,003,674	16.6%	5,934,518		6,003,674
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, Pennsylvania 19355	4,210,511	11.58%		66,014	4,103,910	106,601
Wellington Management Group LLP(3) c/o Wellington Management Company LLP 280 Congress Street Boston, MA 02210	2,148,379	5.93%		1,905,361		2,148,379
(1)	Information provided is based solely on an amendment to Schedule 13G filed on January 22, 2024.
(2)	Information provided is based solely on an amendment to Schedule 13G filed on November 12, 2024.
(3)	Information provided is based solely on a Schedule 13G filed on February 8, 2024.

98	INGEVITY | 2025 Proxy Statement

Ownership of Equity Securities

Executive Officers and Directors

Executive Officers and Directors

The following table shows how much of our Common Stock our current directors, NEOs, and all executive officers and directors as a group beneficially owned as of [•], 2025. Beneficial ownership is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. In general, beneficial ownership includes any shares of Common Stock a director or officer can vote or transfer and any security the director or officer has the right to vote or transfer within 60 days. Except as described further below, each stockholder listed in the table has sole voting and investment power for all shares of Common Stock shown as beneficially owned by him or her. Each individual director and executive officer owns less than 1% of the shares of Common Stock outstanding as of [•], 2025(1). Directors and executive officers as a group beneficially own [•]% of the Common Stock outstanding as of [•], 2025.

Name of Beneficial Owner	Common Stock Beneficially Owned(2)	Stock Vesting within 60 Days	Options Exercisable within 60 Days	Total Common Stock Beneficially Owned(2)	Vested but Unsettled DSUs (including vesting within 60 days) (“Vested DSUs”)(3)	Total Common Stock Beneficially Owned Plus Vested DSUs(2)
Independent Directors
Jean S. Blackwell	17,502	2,800	—	20,302	—	20,302
Diane H. Gulyas	9,774	2,800	—	12,574	—	12,574
Bruce D. Hoechner	1,971	—	—	1,971	2,800	4,771
Frederick J. Lynch	19,502	2,800	—	22,302	—	22,302
Karen G. Narwold	2,695	—	—	2,695	10,244	12,939
Daniel F. Sansone	10,209	2,800	—	13,009	4,995	18,004
J. Kevin Willis	—	—	—	—	1,089	1,089
Benjamin G. Wright	3,187	—	—	3,187	2,800	3,187
Executive Officers
Luis Fernandez-Moreno	19,552	2,800	—	22,352	—	22,352
Mary Dean Hall	19,641	—	9,834	29,475	—	29,475
S. Edward Woodcock	24,224	—	26,271	50,495	—	50,495
Richard A. White	7,015	—	5,592	12,607	—	12,607
Ryan C. Fisher	5,650	—	6,041	11,691	—	11,691
Directors and Officers as a group (15 persons)	142,184	14,000	49,202	205,386	21,928	227,314
(1)	As of [•], 2025, there were [xx] shares of Common Stock outstanding.
(2)	Includes shares of Common Stock held directly and indirectly.
(3)	For information on DSU vesting, voting rights, and payment, please see “Director Compensation,” above.

Delinquent Section 16(a) reports

To the Company’s knowledge, based solely on a review of the copies of the reports furnished to the Company and the reporting persons’ written representations that no additional reports were required, the Company believes that, during 2024, all persons required to report complied with the Section 16(a) requirements.

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Questions and Answers About the Annual Meeting, Proxy Solicitation, and Voting Information

Why did I receive these materials?

You received these materials (the “Proxy Materials”) because you owned shares of the Company’s Common Stock, par value $0.01 (the “Common Stock”) as of the close of business on [•], 2025 (the “Record Date”) and are, therefore, entitled to vote at the Annual Meeting.

What is included in the Proxy Materials?

The Proxy Materials include the Notice of the Annual Meeting, the Proxy Statement, and our Annual Report. These materials provide you with important information about the Company, the Annual Meeting, and the proposals to be voted on at the Annual Meeting.

Who is Vision One and how are they involved in the Annual Meeting?

Vision One is a shareholder that purports to beneficially own approximately 1.15% of the Company’s outstanding stock. Vision One has notified the Company that it intends to nominate certain individuals for election as directors at the Annual Meeting in opposition to the nominees recommended by the Board. The Board unanimously does NOT endorse any of the nominees for director submitted by Vision One and unanimously recommends that you vote “FOR” each of the nine highly qualified nominees proposed by our Board (Jean S. Blackwell, Luis Fernandez-Moreno, Diane H. Gulyas, Bruce D. Hoechner, Frederick J. Lynch, Karen G. Narwold, Daniel F. Sansone, J. Kevin Willis, and Benjamin G. Wright) on the enclosed WHITE proxy card or WHITE voting instruction form.

You may receive solicitation materials from Vision One, including proxy statements and [•] proxy cards. Ingevity is not responsible for the accuracy or completeness of any information provided by or on behalf of Vision One or its nominees or any other statements Vision One may make. We strongly urge you to discard and NOT to vote using any [•] proxy card sent to you by Vision One. If you have already submitted a [•] proxy card sent to you by, or on behalf of, Vision One, you can revoke such proxy and vote for the Board’s nominees and on the other matters to be voted on at the Annual Meeting by marking, signing and dating the enclosed WHITE proxy card or WHITE voting instruction form and returning it in the enclosed postage-paid envelope or by using the information on the WHITE proxy card or WHITE voting instruction form or notice to vote via the Internet or telephone by otherwise following the instructions on your WHITE proxy card or WHITE voting instruction form. Only your latest validly executed proxy will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in the accompanying proxy statement. If you have any questions or need assistance voting, please call Innisfree M&A Incorporated, the Company’s proxy solicitor, at (877) 687-1874 (toll-free from the U.S. and Canada) or +1 (412) 232-3651 from other countries.

What is a proxy and a proxy statement?

A proxy is your legal designation of another person to vote the shares of Common Stock you own as of the Record Date in the manner you direct. The person you designate to vote your shares of Common Stock is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. We have designated Ryan C. Fisher, our Senior Vice President, General Counsel, and Corporate Secretary, and Mavis G. Huger, our Assistant General Counsel and Assistant Secretary, to serve as proxies for the Annual Meeting. The proxies also may be voted at any adjournments or postponements of the meeting. The Board is soliciting proxies for use at the Annual Meeting. A proxy statement is a document we give you when we are soliciting your vote pursuant to SEC regulations.

Is the Company using a universal proxy card in connection with voting at the Annual Meeting?

Yes. The SEC has adopted rules requiring the use of a universal proxy card in contested director elections that took effect on August 31, 2022. Although Ingevity is required to include all nominees for election on its universal proxy card, Ingevity does not endorse any of the Vision One Nominees and unanimously recommends shareholders vote ONLY “FOR” each of the nine nominees recommended by the Board and using the WHITE proxy card or WHITE voting instruction form.

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Questions and Answers About the Annual Meeting, Proxy Solicitation, and Voting Information

Why have I received different color proxy cards?

As discussed above, Vision One has notified us that it intends to nominate four candidates for election as directors at the Annual Meeting. The Board has sent you the enclosed WHITE proxy card or WHITE voting instruction form. Vision One may send you a [•] proxy card. The Board recommends you use the enclosed WHITE proxy card or WHITE voting instruction form to vote “FOR” only the nine nominees proposed by the Board for election as directors. The Board also recommends that you disregard and discard any [•] proxy cards you receive.

Please note that instructing to vote “WITHHOLD” with respect to any of the Vision One nominees on a [•] proxy card is not the same as voting “FOR” the nine Board nominees because any vote using the [•] proxy card will revoke any WHITE proxy you previously submitted. Even though you can vote for the Board nominees on the [•] proxy card, we urge you to support our director nominees and vote “FOR” the election of ONLY the nine nominees recommended by the using the WHITE proxy card.

If you have already submitted a [•] proxy card sent to you by, or on behalf of, Vision One, you can revoke such proxy and vote for the Board’s nominees and on the other matters to be voted on at the Annual Meeting by marking, signing and dating the enclosed WHITE proxy card and returning it in the enclosed postage-paid envelope or by using the information on the WHITE proxy card or WHITE voting instruction form or notice to vote via the Internet or telephone by otherwise following the instructions on your WHITE proxy card, or WHITE voting instruction form. Only your latest validly executed proxy will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in the accompanying proxy statement.

What is the difference between a stockholder of record and a beneficial owner?

If your shares of Common Stock are registered in your name on the books and records of our transfer agent, you are a “stockholder of record.” We therefore sent the Proxy Materials directly to you.

If your shares of Common Stock are held for you in the name of your broker or bank, your shares are held in “street name” and you are considered the “beneficial owner” of your shares and the broker or bank is considered to be the stockholder of record.

If you are a beneficial owner, the Proxy Materials have been forwarded to you by the broker or bank that holds your shares of Common Stock, and, as the beneficial owner, you have the right to direct your broker or bank on how to vote your shares by following the instructions on the WHITE proxy card or WHITE voting instruction form for voting on the Internet or by telephone (if made available by your bank or broker with respect to any shares you hold in street name), or by completing and returning the WHITE voting instruction form, and the bank or broker is required to vote your shares in accordance with your instructions.

Brokers are not permitted to vote on certain proposals unless you provide voting instructions. Voting your shares will help to ensure that your interests are represented at the meeting. See “What is the effect of broker non-votes” for more information below.

How do I vote?

Your voting method depends on whether you are a stockholder of record or a beneficial owner.

Stockholder of record

If you are a stockholder of record, you may vote using one of the following methods:

ONLINE	BY PHONE	BY MAIL	DURING THE VIRTUAL MEETING
Vote online using the control number on your WHITE proxy card at [•]	Locate the control number on your WHITE proxy card to vote by calling the toll free number indicated	Mark, date and sign your WHITE proxy card and return it in the enclosed postage pre-paid envelope	See “Questions and Answers about the Annual Meeting, Proxy Solicitation, and Voting Information” for details on how to virtually attend and vote during the meeting at www.cesonlineservices.com/ngvt25_vm

Whether or not you plan to attend the Annual Meeting virtually, we strongly urge you to review the proxy materials carefully and to use your WHITE proxy card to vote online, by phone or by mail in advance of the Annual Meeting as promptly as possible.

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Questions and Answers About the Annual Meeting, Proxy Solicitation, and Voting Information

Beneficial owner

If you are a beneficial owner, you may vote by following the instructions on the voting instruction form or notice provided to you by the bank or broker that holds your shares. Beneficial owners who want to attend and also vote in person at the Annual Meeting will need to obtain a legal proxy, in PDF or Image (gif, jpg or png) file format, from the organization that holds their shares giving them the right to vote their shares in person at the Annual Meeting and include it with their online ballot during the meeting.

May I revoke my proxy and change my vote?

If you are a stockholder of record, you may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting by doing one of the following:

■	Voting again by telephone or via the Internet prior to 11:59 p.m., Eastern Time, on [•], 2025;
■	Giving written notice to the Corporate Secretary of the Company;
■	Delivering a later-dated proxy to the Company; or
■	Voting during the Annual Meeting by completing and submitting a ballot that will be available on the meeting website, www.cesonlineservices.com/ngvt25_vm.

If you are a beneficial owner, please check your WHITE voting instruction form or contact the bank or broker that holds your shares for instructions on how to revoke or change your voting instruction. If you have already voted using a [•] proxy card sent to you by Vision One, you have every right to change your vote and we strongly urge you to revoke that proxy by using the WHITE proxy card or WHITE voting instruction form to vote in favor of only the nine nominees recommended by the Board – by Internet, telephone or by signing, dating and returning the enclosed WHITE proxy card or WHITE voting instruction form.

What is an undervote and overvote and how does each impact the universal proxy card?

An undervote means instances in which a shareholder returns a universal proxy card in a director election contest but does not exercise a vote with respect to all seats up for election at the Annual Meeting. An overvote means instances in which a shareholder returns a universal proxy card in a director election but marks votes “FOR” more than the number of seats up for election at the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

All Ingevity stockholders who owned Common Stock as of the close of business on the Record Date are entitled to vote at the Annual Meeting.

How many votes are entitled to be cast at the Annual Meeting?

Each Ingevity stockholder is entitled to one vote for each share of Common Stock owned as of the Record Date. There were [●]shares of Common Stock outstanding on the Record Date. There is no cumulative voting.

When and where is the Annual Meeting, and how may I attend?

In order to allow greater access to the meeting to our stockholders and lower the barriers to stockholder participation, our Annual Meeting will be held in a virtual meeting format only with no physical meeting location, which will enable stockholders to participate from any location and at no cost.

To participate in the virtual meeting, you must register in advance at www.cesonlineservices.com/ngvt25_vm by 11:59 PM (Eastern Time) on Monday, [•], 2025. Please have your WHITE proxy card, or WHITE voting instruction form, or other communication containing your control number available and follow the instructions to complete your registration request. The meeting will begin promptly at 9:30 a.m., Eastern Time, and we encourage stockholders to access the meeting prior to the start time.

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Questions and Answers About the Annual Meeting, Proxy Solicitation, and Voting Information

How may I ask a question during the Annual Meeting?

We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate in the Annual Meeting as they would at an in-person meeting. Provided you pre-register for the Annual Meeting on a timely basis, you will be able to attend the Annual Meeting online, submit questions, and vote electronically during the meeting by visiting www.cesonlineservices.com/ngvt25_vm.

We will try to answer as many stockholder-submitted questions as time permits, and in the event we receive more questions than we can answer during our allotted period of time, we will answer them in the order received. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or Company business, or that do not comply with the Annual Meeting rules of conduct. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition. To the extent you have a question that was not answered during the Annual Meeting, please contact our Investor Relations team at investors@ingevity.com.

What if I have technical or other “IT” problems logging into or participating in the Annual Meeting webcast?

All stockholders who register to attend the Annual Meeting will receive an email prior to the Annual Meeting containing the contact details of technical support in the event they encounter difficulties accessing the virtual meeting or during the meeting. Stockholders are encouraged to contact technical support if they encounter any technical difficulties with the meeting webcast. In the event of any technical disruptions that prevent the chair from hosting the Annual Meeting within 30 minutes of the date and time set forth above, the meeting may be adjourned or postponed.

How many votes must be present to hold the Annual Meeting?

In order for us to conduct the Annual Meeting, a majority of the shares of Common Stock outstanding as of the Record Date must be present at the meeting (including by proxy). This is referred to as a quorum. If a share is represented for any matter at the Annual Meeting, it is deemed to be present for quorum purposes. Abstentions and shares of Common Stock held of record by a bank or broker or its nominee (“Broker Shares”) that are voted on any matter are included in determining the number of shares present at the Annual Meeting. However, broker non-votes that are not voted on any of the proposals will not be included in determining whether a quorum is present at such meeting.

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Questions and Answers About the Annual Meeting, Proxy Solicitation, and Voting Information

What proposals will be voted on at the Annual Meeting, what are the Board’s voting recommendations, and what is required for a proposal to pass?

The following table summarizes the Board’s voting recommendations for each proposal, the vote required for each proposal to pass, and the effect of abstentions and uninstructed shares on each proposal. If you are a stockholder of record who submits a proxy card without selecting an option for any of the proposals, the proxy holders will vote in accordance with the Board recommendations in the table below.

Proposal	Description	Board Voting Recommendation	Vote Required to Pass(1)	Effect of Abstentions on Votes Cast(2)	Effect of Broker Non-votes(3)
1	Election of Nine Directors	FOR each Board nominee	See note 1 below	None	None
2	Advisory Vote on Compensation of our Named Executive Officers (Say-On-Pay)	FOR	Majority of shares present	Counts as a vote against the proposal	None
3	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2024	FOR	Majority of shares present	Counts as a vote against the proposal	Broker may vote in its discretion to the extent the beneficial owner has not been provided with Vision One’s proxy materials
4	Approval of 2025 Omnibus Incentive Plan	FOR	Majority of shares present	Counts as a vote against the proposal	None
(1)	For Proposal 1, if the election is contested, directors will be elected on a plurality basis. This means that the nine director nominees receiving the greatest number of votes cast “FOR” their election will be elected. If the election is uncontested, the election will be determined by a majority of the votes cast by the stockholders entitled to vote in the election. For this proposal, a majority of votes cast means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” the director nominee. For Proposals 2-4, “shares present” includes abstentions. For Proposal 3, “shares present” includes Broker Shares that may be voted on such proposal in certain situations absent your instructions, as further described in note 3 below.
(2)	Abstentions will have no effect on the election of directors (Proposal 1). For each of the other proposals (Proposals 2, 3 and 4), abstentions will be treated as shares present and entitled to vote for quorum purposes, but they will have the same practical effect as votes against the proposal because they require approval by the majority of the shares present
(3)	Brokers only have authority to vote in their discretion for routine matters, as determined by the rules of the NYSE. All of the proposals, except for Proposal 3, are considered non-routine matters. If you are a beneficial owner holding shares through a broker and you do not specify a choice to your broker for a non-routine proposal, the broker is not entitled to vote in its discretion. In contrast, Proposal 3 is normally considered a “routine” matter and would normally be the only proposal at the Annual Meeting with respect to which your broker could vote your shares absent your instructions. However, to the extent your broker provides you with Vision One’s proxy materials, your broker will not have discretion to vote on "routine" matters, including Proposal 3. In such circumstances, if you do not instruct your broker on how to vote your shares, then your shares may not be voted on any of Proposals 1, 2, 3 or 4. We urge you to instruct your broker about how you wish your shares to be voted using the WHITE voting instruction form.

Who counts the votes?

We hired Innisfree M&A Incorporated to count the votes represented by proxies and cast by ballot, and appointed First Coast Results, Inc. to act as Inspector of Election.

What happens if Vision One withdraws or abandons its solicitation or fails to comply with the universal proxy rules and I already granted proxy authority in favor of Vision One and its control slate?

If Vision One withdraws or abandons its solicitation or fails to comply with the universal proxy rules, any votes cast in favor of Vision One’s director nominees will be disregarded and not be counted, whether such vote is provided on the Company’s WHITE proxy card or Vision One’s [•] proxy card.

Stockholders are encouraged to submit their votes on the WHITE proxy card or WHITE voting instruction form. If Vision One

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Questions and Answers About the Annual Meeting, Proxy Solicitation, and Voting Information

withdraws or abandons its solicitation or fails to comply with the universal proxy rules after a stockholder has already granted proxy authority, stockholders can still sign and date a later submitted WHITE proxy card or WHITE voting instruction form.

Will there be any other matters of business addressed at the Annual Meeting?

As of the date of this Proxy Statement, we are not aware of any other matter that will be properly brought before the Annual Meeting. If other matters are properly introduced, the persons named in the proxy as the proxy holders will vote on such matters in their discretion using their best judgment.

What is the effect of abstentions?

Abstentions will have no effect on the election of directors (Proposal 1). For each of the other proposals (Proposals 2, 3 and 4), abstentions will be treated as shares present and entitled to vote for quorum purposes, but they will have the same practical effect as votes against the proposal because they require approval by the majority of the shares present.

What is the effect of broker non-votes?

A “broker non-vote” occurs when a broker lacks discretionary authority to vote on a “non-routine” proposal and a beneficial owner fails to give the broker voting instructions on that matter. The rules of the NYSE determine whether matters presented at the Annual Meeting are “routine” or “non-routine” in nature. Proposals 1, 2 and 4 are considered “non-routine” matters. This means that beneficial owners who hold their shares in street name must provide voting instructions to their broker in order for their broker to vote their shares on these matters. In contrast, Proposal 3 is normally considered a “routine” matter under the rules of the NYSE and would normally be the only proposal at the Annual Meeting with respect to which your broker could vote your shares absent your instructions, which vote if cast would be counted for purposes of calculating whether a quorum is present. However, to the extent your broker provides you with Vision One’s proxy materials, your broker will not have discretion to vote on “routine” matters, including Proposal 3. In such circumstances, if you do not instruct your broker on how to vote your shares, then your shares may not be voted on any of Proposals 1, 2, 3 or 4. We urge you to instruct your broker about how you wish your shares to be voted using the WHITE voting instruction form.

What if I return my WHITE proxy but don’t vote for any or some of the matters listed on my proxy card?

If you return a signed WHITE proxy card without indicating your vote (and the proxy is not revoked), your shares will be voted “FOR” the election of all nominees for directors recommended by our Board (Proposal 1), “FOR” Proposal 2, “FOR” Proposal 3 and “FOR” Proposal 4.

What if I give voting instructions for fewer than nine candidates or for more than nine candidates?

You are permitted to vote for fewer than nine nominees for director. If you vote for fewer than nine nominees for director, your shares will only be voted “FOR” those nominees you have so marked. No discretionary authority is available to vote shares represented by an undervoted proxy card for the remaining director seats up for election.

If you are a registered holder and submit a validly executed proxy card but vote “FOR” more than nine nominees, all of your votes with respect to the election of directors will be invalid and will not be counted. Votes on other matters included on the proxy card for which there is no overvote can be counted, and can be counted for purposes of determining a quorum.

Who bears the expenses of solicitation?

We will bear the cost of solicitation of proxies by the Board in connection with the Annual Meeting. We will reimburse brokers, fiduciaries, and custodians for reasonable expenses incurred by them in forwarding Proxy Materials to beneficial owners of Common Stock held in their names. Proxies may be solicited by mail, in person, by telephone, facsimile, or other means of communication by our officers and other employees. These people will receive no additional compensation for these services but will be reimbursed for any expenses incurred by them in connection with these services. In addition, Appendix C sets forth information pertaining to certain of Ingevity’s officers, directors, and employees who are considered to be “participants” in Ingevity’s solicitation of proxies under SEC rules. These “participants” will receive no additional or special compensation for such work.

As a result of the proxy solicitation of Vision One, we will incur additional costs in connection with the solicitation of proxies. We have retained Innisfree M&A Incorporated for certain advisory and proxy solicitation services for an aggregate fee of approximately $[•], together with reimbursement of reasonable out-of-pocket expenses for these services,

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Questions and Answers About the Annual Meeting, Proxy Solicitation, and Voting Information

and Innisfree M&A Incorporated expects that approximately [•] of their employees will assist in the solicitation. In addition, the Company has agreed to indemnify Innisfree against certain losses arising out of, or relating to, the engagement. Excluding amounts that we would have expended for a solicitation in an election of directors in the absence of a contested election, and excluding the compensation of our directors and partners involved in the solicitation, the aggregate expenses are estimated to be approximately $[•], approximately $[•] of which has been incurred (or accrued) to date. These expenses, which are estimates that may change, include the fees of Innisfree M&A Incorporated, outside counsel and other advisors, as well as retaining an independent inspector of election.

Where can I find more information about the Vision One Nominees?

Vision One’s proxy statement is required to include certain information about the Vision One Nominees, including information concerning material proceedings in which the Vision One Nominees are adverse to the Company or have an interest adverse to the Company, biographical information, arrangements with the Vision One Nominees pursuant to which they were selected as director nominees, transactions between the Company and the Vision One Nominees, and information concerning the independence of the Vision One Nominees. Once filed, you may access Vision One’s proxy solicitation materials and other relevant documents, without cost, via the SEC’s website at www.sec.gov. We are not responsible for the accuracy of any information provided by or relating to Vision One or the Vision One Nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Vision One or any other statements that Vision One may otherwise make.

What is Ingevity’s principal executive office address?

The address of Ingevity’s principal executive office is: 4920 O’Hear Avenue, Suite 400, North Charleston, South Carolina 29405.

Do the Company’s officers and directors have any interest in any of the matters to be acted upon at the Annual Meeting?

Each of the Board nominees has an interest in Proposal 1 because they are each currently a member of the Board of Directors. Our executive officers have an interest in Proposal 2 as compensation for some of our executive officers is subject to this vote. Members of the Board and our executive officers do not have any interest in Proposal 3. Members of the Board and our executive officers have an interest in Proposal 4, as shares utilized for equity compensation for some of our executive officers and directors are, or may be in the future, subject to this vote. For additional information, please see the section entitled “Appendix C: Supplemental Information Regarding Participants in the Solicitation.”

What is “householding” and how does it affect me?

“Householding” refers to a procedure allowed by the SEC to reduce the number of copies of the Proxy Materials mailed to holders of our Common Stock residing at the same address. Under this procedure, we will deliver one set of printed Proxy Materials to beneficial holders of our Common Stock residing at the same address, unless their broker, bank, or other nominee has received contrary instructions from any beneficial holder at that address. Likewise, we will deliver one set of printed Proxy Materials to record holders of our Common Stock residing at the same address, unless we receive instructions from such stockholders to the contrary. If you reside at the same address as other stockholders of record and would like to receive a separate set of Proxy Materials, please contact us at 1-844-643-8489 (1-84-INGEVITY) or at Ingevity Corporation, 4920 O’Hear Avenue, Suite 400, North Charleston, South Carolina 29405, Attn: Corporate Secretary, and we will promptly deliver a separate set to you. If you and other stockholders of record residing at the same address received multiple sets of the Proxy Materials and would like to receive a single set in the future, please contact us as described above. Beneficial holders with questions about combined mailings should contact the bank or broker holding their shares.

When will the voting results from the Annual Meeting be disclosed?

The Company will file a Current Report on Form 8-K with the SEC and post the filing to the Company’s website within four business days following the Annual Meeting. In the event the results disclosed in the Form 8-K are preliminary, we will subsequently amend the Form 8-K to report the final voting results within four business days of the date that such results are known.

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Questions and Answers Regarding Stockholder Communications, Stockholder Proposals, and Company Documents

How can I obtain copies of Ingevity’s Annual Report?

We will provide without charge, at the written request of any stockholder of record as of the Record Date, a copy of our Annual Report, including the financial statements, as filed with the SEC, excluding exhibits. We will provide copies of the exhibits to eligible stockholders making such a request.

Requests for copies of our Annual Report should be mailed to: Ingevity Corporation, 4920 O’Hear Avenue, Suite 400, North Charleston, South Carolina 29405, Attn: Corporate Secretary. You may also access a copy of our Annual Report via the Internet by visiting www.proxyvote.com.

How do I submit a proposal for inclusion in next year’s proxy statement?

Under SEC rules, a proposal that a stockholder wishes to include in our proxy statement for the 2026 annual meeting of stockholders must be received by our Corporate Secretary no later than the close of business on [•], 2025. Proposals must be in writing and delivered to: Ingevity Corporation, 4920 O’Hear Avenue, Suite 400, North Charleston, South Carolina 29405, Attn: Corporate Secretary. In addition, proposals must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act. Accordingly, stockholders wishing to submit a proposal should refer to Rule 14a-8 of the Exchange Act, which sets standards for eligibility and specifies the types of proposals that are not appropriate for inclusion in our proxy statement.

How do I nominate a director for election at next year’s annual meeting of stockholders?

Under our Bylaws, any stockholder of record may nominate persons for election as directors at an annual meeting of our stockholders by providing written notice of their intent to do so to our Corporate Secretary no later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting. If the annual meeting is held on a date that is more than 30 days before, or more than 60 days after, such anniversary, then such notice must instead be provided no earlier than the close of business on the 120th day prior to the meeting and no later than the close of business on the later of: (i) the 90th day prior to the meeting; or (ii) the seventh day following the day on which public announcement of the date of the meeting is first made by the Company. We anticipate holding our 2026 annual meeting of stockholders on or about the one-year anniversary of this year’s meeting. This means that written notice of any nominations intended to be made at our 2026 annual meeting of stockholders must be delivered to our Corporate Secretary no earlier than the close of business on [•], 2025 and no later than the close of business on [•], 2026. Any such notice must contain the information and conform to the requirements specified in our Bylaws. In addition, the Company will only consider nominations from a stockholder who is a stockholder of record: (i) at the time of giving such notice; (ii) on the record date for the determination of stockholders entitled to vote at the annual meeting; and (iii) at the time of the annual meeting.

In addition to the requirements in the preceding paragraph, stockholders who intend to solicit proxies in support of director nominees other than Ingevity’s nominees through the use of a “universal proxy card” must provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act no later than [•], 2026, which is 60 days prior to [•], 2026, the one-year anniversary of the Annual Meeting.

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Questions and Answers Regarding Stockholder Communications, Stockholder Proposals, and Company Documents

How do I bring other business before next year’s annual meeting of stockholders?

Under our Bylaws, any stockholder of record who wishes to present a matter for consideration (other than the nomination of a director or matters that have been submitted for inclusion in our proxy statement for such annual meeting) at an annual meeting of our stockholders must provide written notice of their intent to do so to our Corporate Secretary no later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting. If the annual meeting is held on a date that is more than 30 days before, or more than 60 days after, such anniversary, then such notice must instead be provided no earlier than the close of business on the 120th day prior to the meeting and no later than the close of business on the later of: (i) the 90th day prior to the meeting; or (ii) the seventh day following the day on which public announcement of the date of the meeting is first made by the Company. We anticipate holding our 2026 annual meeting of stockholders on or about the one-year anniversary of this year’s meeting. This means that any notice regarding matters to be presented at our 2026 annual meeting of stockholders must be delivered to our Corporate Secretary no earlier than the close of business on [•], 2025 and no later than the close of business on [•], 2026. Any such notice must contain the information and conform to the requirements specified in our Bylaws.

In addition, the Company will only consider proposals from a stockholder who is a stockholder of record: (i) at the time of giving such notice; (ii) on the record date for the determination of stockholders entitled to vote at the annual meeting; and (iii) at the time of the annual meeting.

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Forward-Looking Statements

This Proxy Statement contains “forward looking statements” within the meaning of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements generally include the words “will,” “plans,” “intends,” “targets,” “expects,” “outlook,” “guidance,” “believes,” “anticipates” or similar expressions. Forward looking statements may include, without limitation, anticipated timing, results, charges and costs of any current or future repositioning of our Performance Chemicals segment, including the announced review of strategic alternatives for the Industrial Specialties product line and North Charleston, South Carolina crude tall oil refinery, the oleo-based product refining transition, closure of our plants in Crossett, Arkansas and DeRidder, Louisiana; leadership transitions within our organization; the potential benefits of any acquisition or investment transaction, expected financial positions, guidance, results of operations and cash flows; financing plans; business strategies and expectations; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; litigation-related strategies and outcomes; and markets for securities. Actual results could differ materially from the views expressed. Factors that could cause actual results to materially differ from those contained in the forward looking statements, or that could cause other forward looking statements to prove incorrect, include, without limitation, charges, costs or actions, including adverse legal or regulatory actions, resulting from, or in connection with, the current or future repositioning of our Performance Chemicals segment, including the announced review of strategic alternatives for the Industrial Specialties product line and North Charleston, South Carolina crude tall oil refinery, the oleo-based product refining transition, closure of our plants in Crossett, Arkansas and DeRidder, Louisiana; losses due to resale of crude tall oil at less than we paid for it; leadership transitions within our organization; adverse effects from general global economic, geopolitical and financial conditions beyond our control, including inflation and the Russia Ukraine war and conflict in the middle east; risks related to our international sales and operations; adverse conditions in the automotive market; competition from substitute products, new technologies and new or emerging competitors; worldwide air quality standards; a decrease in government infrastructure spending; adverse conditions in cyclical end markets; the limited supply of or lack of access to sufficient raw materials, or any material increase in the cost to acquire such raw materials; issues with or integration of future acquisitions and other investments; the provision of services by third parties at several facilities; supply chain disruptions; natural disasters and extreme weather events; or other unanticipated problems such as labor difficulties (including work stoppages), equipment failure or unscheduled maintenance and repair; attracting and retaining key personnel; dependence on certain large customers; legal actions associated with our intellectual property rights; protection of our intellectual property and other proprietary information; information technology security breaches and other disruptions; complications with designing or implementing our new enterprise resource planning system; government policies and regulations, including, but not limited to, those affecting the environment, climate change, tax policies, tariffs and the chemicals industry; losses due to lawsuits arising out of environmental damage or personal injuries associated with chemical or other manufacturing processes; and the other factors detailed from time to time in the reports we file with the Securities and Exchange Commission (the “SEC”), including those described in Part I, Item 1A. Risk Factors in our most recent Annual Report on Form 10-K as well as in our other filings with the SEC. These forward looking statements speak only to management’s beliefs as of the date of this Proxy Statement. Ingevity assumes no obligation to provide any revisions to, or update, any projections and forward looking statements contained in this Proxy Statement.

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Appendix A: Non-GAAP Financial Measures and Reconciliation Tables

Non-GAAP financial measures used in this proxy statement

Ingevity has presented certain financial measures in this Proxy Statement, defined below, which have not been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) These financial measures are not meant to be considered in isolation or as a substitute for the most directly comparable financial measure calculated in accordance with GAAP.

Metrics used in “2024 Business Highlights,” “Fiscal Year 2024 Compensation Highlights,” and “NEO Performance and Compensation Decisions”

Adjusted EBITDA and Adjusted EBITDA Margin

Definitions. “Adjusted EBITDA” is defined as net income (loss) plus interest expense, net, provision (benefit) for income taxes, depreciation, amortization, restructuring and other (income) charges, net, goodwill impairment charge, acquisition and other-related (income) costs, litigation verdict charges, (gain) loss on strategic investments, loss on CTO resales, CTO supply contract termination charges, and pension and postretirement settlement and curtailment (income) charges, net. “Adjusted EBITDA Margin” is defined as Adjusted EBITDA divided by Net sales.

Reason Used. We believe these non-GAAP financial measures provide management as well as investors, potential investors, securities analysts and others with useful information to evaluate the performance of the business, because such measures, when viewed together with our financial results computed in accordance with GAAP, provide a more complete understanding of the factors and trends affecting our historical financial performance and projected future results. We believe Adjusted EBITDA and Adjusted EBITDA Margin are useful measures because they exclude the effects of financing and investment activities as well as non-operating activities.

Reconciliation. The table below reconciles Adjusted EBITDA to net income (loss), the most comparable financial measure calculated in accordance with GAAP.

Free Cash Flow

Definition. “Free Cash Flow” is defined as net cash provided by operating activities less capital expenditures.

Reason Used. Management believes that free cash flow is an important liquidity measure for the Company and that it is useful to investors and management as a measure of the ability of our business to generate cash.

Reconciliation. The table below reconciles Free Cash Flow to net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP.

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Appendix A: Non-GAAP Financial Measures and Reconciliation Tables

Metrics used in “Short-Term Incentive Plan and 2024 Awards”

Metrics used in “Short-Term Incentive Plan and 2024 Awards”

Company STIP-Adjusted EBITDA

Definition. “Company STIP-Adjusted EBITDA” is defined as Adjusted EBITDA (as defined above), plus or minus the impact of certain non-cash gains or charges as determined in the T&C Committee’s sole discretion. Excluded items may include the cumulative effect of accounting changes, the effect of new accounting pronouncements, last-in, first-out (LIFO) adjustment (income) expense, (gain) loss on currency translation and hyperinflation (gain) loss, and certain other adjustments reflecting substantial or out of the ordinary matters.

Reason Used. Company STIP-Adjusted EBITDA was selected as a performance measure under the 2024 STIP because Adjusted EBITDA is the primary performance measurement of the Company’s earnings guidance and drives behavior consistent with the stockholders’ interests. Additionally, for compensation award purposes, eliminating the other certain non-cash gains or losses was appropriate because the impacts of both were primarily driven by external market conditions and not by decisions management could directly influence.

Reconciliation. The table below reconciles Company STIP-Adjusted EBITDA to net income (loss), the most comparable financial measure calculated in accordance with GAAP.

Business Unit STIP-Adjusted EBITDA (“BU STIP-Adjusted EBITDA”)

Definition. “BU STIP-Adjusted EBITDA” is defined as Segment EBITDA, as defined under ASC 280, plus or minus the impact of certain non-cash gains or charges as determined in the T&C Committee’s sole discretion. Excluded items may include the cumulative effect of accounting changes, the effect of new accounting pronouncements, last-in, first-out (LIFO) adjustment (income) expense, (gain) loss on currency translation and hyperinflation (gain) loss, and certain other adjustments reflecting substantial or out of the ordinary matters

Reason Used. BU STIP-Adjusted EBITDA was selected as a performance measure under the 2024 STIP because Segment EBITDA is the primary performance measurement of the Company’s segment earnings and drives behavior consistent with the stockholders’ interests. Additionally, for segment compensation award purposes, eliminating the fair market gain or loss from other certain non-cash gains or losses was appropriate because the impacts of both were primarily driven by external market conditions and not by decisions management could directly influence.

Reconciliation. The table below reconciles Performance Chemicals’ BU STIP-Adjusted EBITDA and Performance Materials’ BU STIP-Adjusted EBITDA to Segment EBITDA, respectively, the most comparable financial measure calculated in accordance with GAAP under ASC 280.

Company STIP-Adjusted Revenue

Definition. Company STIP-Adjusted Revenue is defined as revenue in accordance with GAAP, plus or minus the impact of certain non-recurring items including, without limitation, currency impacts, discontinued or sold operations, acquisition impacts, and new accounting pronouncements.

Reason Used. Company STIP-Adjusted Revenue was selected as a performance measure under the 2024 STIP to drive behaviors consistent with our Ingevity 2.0 Strategy, which is to drive sustainable revenue growth to achieve enduring enterprise success and create long-term stockholder value.

Reconciliation. The table below reconciles Company STIP-Adjusted Revenue to the Company’s revenue, the most comparable financial measure calculated in accordance with GAAP.

Business Unit STIP-Adjusted Revenue (“BU STIP-Adjusted Revenue”)

Definition. “BU STIP-Adjusted Revenue” is defined as segment revenue in accordance with GAAP, plus or minus the impact of certain non-recurring items including, without limitation, currency impacts, discontinued or sold operations, acquisition impacts, and new accounting pronouncements.

Reason Used. BU STIP-Adjusted Revenue was selected as a performance measure under the 2024 STIP to drive behaviors within each segment consistent with our Ingevity 2.0 Strategy, which is to drive sustainable revenue growth to achieve enduring enterprise success and create long-term stockholder value.

Reconciliation. The table below reconciles BU STIP-Adjusted Revenue to Performance Chemicals’, Performance Materials, and Advanced Polymer Technologies’ revenue, respectively, the most comparable financial measure calculated in accordance with GAAP.

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Appendix A: Non-GAAP Financial Measures and Reconciliation Tables

Metrics used in “Fiscal Year 2024 Compensation Highlights,” “Long-Term Incentive Plan and 2024 Awards,” and “Payout of 2022 PSU Award”

Metrics used in “Fiscal Year 2024 Compensation Highlights,” “Long-Term Incentive Plan and 2024 Awards,” and “Payout of 2022 PSU Award”

LTIP Adjusted Earnings (Loss) per Share (“LTIP Adjusted EPS”)

Definition. “LTIP Adjusted EPS” or “Adjusted EPS” is defined as continuing operations diluted Earnings (Loss) per Share (EPS) attributable to Ingevity stockholders plus restructuring and other (income) charges, net, per share, goodwill impairment charge per share, acquisition and other-related (income) costs per share, pension and postretirement settlement and curtailment (income) charges per share, loss on CTO resales per share, CTO supply contract termination charges per share, (gain) loss on strategic investments per share, debt refinancing fees per share, litigation verdict charge per share, and the income tax expense (benefit) per share on those items, less the provision (benefit) from certain discrete tax items per share, and certain non-cash (income) charges per share (which includes: cumulative effect of accounting changes per share, the effect of new accounting pronouncements per share, last-in, first-out (LIFO) adjustment (income) expense per share, (gain) loss on currency translation and hyperinflation (gain) loss per share, certain other adjustments reflecting substantial or out of the ordinary matters (gain) loss per share, and the income tax expense (benefit) per share on these items.

Reason Used. LTIP Adjusted EPS was selected as a performance measure because Adjusted EPS is a primary performance measurement of the Company’s profitability over the performance period.

Reconciliation. The table below reconciles LTIP Adjusted EPS to diluted earnings per share, the most directly comparable financial measure calculated in accordance with GAAP.

Cumulative Earnings (Loss) per Share (“Cumulative EPS”)

Definition. “Cumulative EPS” is defined as the accumulation of LTIP Adjusted EPS for each year within the performance period of the applicable PSU awards.

Reason Used. Cumulative EPS was selected as a performance measure because Cumulative EPS is a primary performance measurement of the Company’s profitability over the performance period.

Reconciliation. The table below reconciles Cumulative EPS to diluted earnings per share, the most directly comparable financial measure calculated in accordance with GAAP.

Adjusted Return on Invested Capital (“Adjusted ROIC”)

Definition. “Adjusted ROIC” is defined as the Return on Invested Capital (“ROIC”) for each year within the performance period of the applicable PSU award. ROIC is defined as net operating profit after tax (NOPAT) divided by the average Invested Capital for the period using an average ROIC from the plan year. NOPAT is defined as net income (loss) from continuing operations plus interest expense (income), net, restructuring and other (income) charges, acquisition and other-related (income) costs, loss on CTO resales, CTO supply contract termination charges, (gain) loss on strategic investment, debt refinancing fees, litigation verdict charges, pension settlement and curtailment (gain) loss, certain non-cash (income) charges, and the income tax expense (benefit) on these items, including the tax expense (benefit) recorded as a result of legislative tax rate changes, and certain discrete tax items such as excess tax benefits on share-based compensation vestings. Invested Capital is defined as total debt including financing lease obligations (including the amounts recorded as the result of adoption of new accounting standards), less the financing lease restricted investment plus total Ingevity stockholders’ equity. Average Invested Capital for each year will be defined as a two (2) point average: (beginning calendar year Invested Capital plus end of calendar year Invested Capital) divided by two.

Reason Used. The T&C Committee believes that, in the context of our ongoing PC segment repositioning efforts, a one-year forecast to support performance goals for the 2024 PSUs is an appropriate way to balance the dynamic environment with accountability for capital discipline to align with stockholder interests.

Reconciliation. The table below calculates the Adjusted ROIC for the 2024 PSUs and reconciles NOPAT (Adjusted ROIC numerator) to net income attributable to Ingevity’s stockholders, the most comparable measure calculated in accordance with GAAP, and calculates Invested Capital (Adjusted ROIC denominator) using the balance sheet.

Average Return on Invested Capital (“Average ROIC”)

Definitions. “Average ROIC” is defined as the average of the Adjusted ROIC for each of the three years within the performance period of the  applicable PSU award.

Reason Used. Average ROIC was selected as a performance measure because it aligns with shareholder interests and promotes capital discipline. The T&C Committee believes that the use of an average calculation drives management accountability consistently throughout the performance period.

Reconciliation. The table below calculates the Average ROIC for the 2022 PSUs and reconciles NOPAT (Average ROIC numerator) to net income attributable to Ingevity’s stockholders, the most comparable measure calculated in accordance with GAAP, and calculates Average Invested Capital (Average ROIC denominator) using the balance sheet.

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Appendix A: Non-GAAP Financial Measures and Reconciliation Tables

Metrics used in “Fiscal Year 2024 Compensation Highlights,” “Long-Term Incentive Plan and 2024 Awards,” and “Payout of 2022 PSU Award”

AFA EBITDA and AFA EBITDA Margin

Definitions. “AFA EBITDA” is defined as net income (loss) plus interest expense, net, provision (benefit) for income taxes, depreciation, amortization, restructuring and other (income) charges, net, including inventory lower of cost or market charges associated with restructuring actions, acquisition and other-related (income) costs, litigation verdict charges, gain on sale of strategic investment, loss on CTO resales, and pension and postretirement settlement and curtailment (income) charges, net for alternative fatty acid (“AFA”) products sold from the Company’s plants in North Charleston, South Carolina and Crossett, Arkansas (together, the “Performance Plants”). “AFA EBITDA Margin” is defined as AFA EBITDA divided by net sales of AFA products from the Performance Plants.

Reason Used. AFA EBITDA Margin was selected as a performance measure for the PC Transformation Award PSUs because it is a good indicator of whether the Company’s efforts to accelerate the transition of our PC segment to a broader based oleochemical product line is being accomplished on a profitable basis.  We believe these non-GAAP financial measures provide management as well as investors, potential investors, securities analysts and others with useful information to evaluate the performance of the strategic transformation of our PC segment to diversify our feedstocks from CTO-based products to oleochemical products, because such measures, when viewed together with our financial results computed in accordance with GAAP, provide a more complete understanding of the factors and trends affecting our historical financial performance and projected future results. We believe AFA EBITDA and AFA EBITDA Margin are useful measures because they exclude the effects of financing and investment activities as well as non-operating activities.

Reconciliation. When performance under the PC Transformation Award PSUs is certified, the Company will provide a table that reconciles AFA EBITDA to net income (loss), the most comparable financial measure calculated in accordance with GAAP.

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Appendix A: Non-GAAP Financial Measures and Reconciliation Tables

Reconciliation of Net Income (Loss) (GAAP) to Adjusted EBITDA (Non-GAAP) to Company STIP-Adjusted EBITDA (Non-GAAP)

Reconciliation of Net Income (Loss) (GAAP) to Adjusted EBITDA (Non-GAAP) to Company STIP-Adjusted EBITDA (Non-GAAP)

In millions, unaudited	Year Ending 2024	Year Ending 2023	Year Ending 2022
Net income (loss) (GAAP)	(430.3)	$(5.4)	$211.6
Interest expense	97.8	93.3	61.8
Interest income	(7.7)	(6.3)	(7.5)
Provision (benefit) for income taxes	(105.3)	(4.7)	58.0
Depreciation and amortization	108.3	122.8	108.8
Restructuring and other (income) charges, net	186.2	170.2	13.8
Acquisition and other-related (income) costs	0.3	4.5	5.9
(Gain) loss on sale of strategic investment	11.4	(19.3)	—
Loss on CTO resales	52.7	22.0	—
Goodwill Impairment	349.1	—	—
CTO supply contract termination fee	100.0	—	—
Pension and postretirement settlement and curtailment charges (income), net	0.2	—	0.2
Adjusted EBITDA (Non-GAAP)(1)	$362.7	$377.1	452.6
Certain charges(2)	9.8	21.2	(1.7)
Company STIP-Adjusted EBITDA (Non-GAAP)	$372.5	$398.3	$450.9
Net Sales	$1,406.4	$1,692.1	1,668.3
Adjusted EBITDA Margin (Non-GAAP)	25.8%	22.3%	27.1%
(1)	For more information on the adjustments from Net income (loss) to Adjusted EBITDA, refer to the Company’s Annual Report on Form 10-K filed with the SEC on February 19, 2025, Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations.
(2)	Represents certain costs primarily including non-cash income resulting from inventory adjustments recorded during the period in accordance with last-in, first-out (“LIFO”) inventory accounting, inventory adjustments recorded during the period related to exiting certain markets, associated with our Performance Chemicals repositioning actions, CEO severance charges and non-cash translation impacts associated with currency exchange rate fluctuations.

Reconciliation of Net Cash Provided by Operating Activities (GAAP) to Free Cash Flow (Non-GAAP)

In millions, unaudited	Year Ending 2024	Year Ending 2023
Net Cash Provided by Operating Activities (GAAP)	$128.6	$205.1
Capital expenditures	(77.6)	(109.8)
Free Cash Flow (Non-GAAP)	$51.0	$95.3

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Appendix A: Non-GAAP Financial Measures and Reconciliation Tables

Reconciliation of Segment EBITDA (GAAP) to BU STIP-Adjusted EBITDA (Non-GAAP)

Reconciliation of Segment EBITDA (GAAP) to BU STIP-Adjusted EBITDA (Non-GAAP)

	Year Ending 2024
In millions, unaudited	Performance Chemicals	Performance Materials	Advanced Polymer Technologies
Segment EBITDA (GAAP)	$14.7	$319.1	$35.2
Certain charges(1)	(1.9)	1.5	3.9
BU STIP-Adjusted EBITDA (Non-GAAP)	$12.8	$320.6	$39.1
(1)	Represents certain costs primarily including non-cash income resulting from inventory adjustments recorded during the period in accordance with last-in, first-out (“LIFO”) inventory accounting, translation impacts associated with foreign currency exchange rate fluctuations, and CEO severance charges.

Reconciliation of Revenue (GAAP) to Company STIP-Adjusted Revenue (Non-GAAP)

In millions, unaudited	Year Ending 2024
Revenue	$1,406.4
Certain non-recurring items(1)	(33.0)
Company STIP-Adjusted Revenue (Non-GAAP)	$1,373.4
(1)	Represents certain non-cash income (cost) translation impacts associated with foreign currency exchange rate fluctuations and sales related to exited markets due to the repositioning of the Performance Chemicals’ segment.

Reconciliation of Segment Revenue (GAAP) to BU STIP-Adjusted Revenue (Non-GAAP)

	Year Ending 2024
In millions, unaudited	Performance Chemicals	Performance Materials	Advanced Polymer Technologies
Segment Revenue (GAAP)	$608.2	$609.6	188.6
Certain non-recurring items(1)	(41.3)	5.0	3.3
BU STIP-Adjusted Revenue (Non-GAAP)	$566.9	$614.6	191.9
(1)	Represents certain non-cash income (cost) translation impacts associated with currency exchange rate fluctuations and sales related to exited markets due to the repositioning of the Performance Chemicals’ segment.

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Appendix A: Non-GAAP Financial Measures and Reconciliation Tables

Reconciliation of Diluted EPS (GAAP) to Cumulative EPS (Non-GAAP)

Reconciliation of Diluted EPS (GAAP) to Cumulative EPS (Non-GAAP)

Shares In millions, unaudited	Year Ending 2024	Year Ending 2023	Year Ending 2022
Diluted earnings (loss) per common share (GAAP)	$(11.85)	$(0.15)	5.50
Restructuring and other (income) charges, net	5.12	4.64	0.36
Acquisition and other-related (income) costs	0.01	0.12	0.14
Goodwill Impairment charge	9.62	—	—
Debt refinancing fees	—	—	0.13
Pension and postretirement settlement and curtailment charges (income)	0.01	—	0.01
(Gain) loss on sale of strategic investments	0.31	(0.52)	—
Loss on CTO resales	1.45	0.60	—
CTO supply contract termination fee	2.75	—	—
Tax effect on items above	(3.89)	(1.14)	(0.15)
Tax benefit from legislative tax rate changes, including certain discrete tax items(1)	0.02	(0.02)	0.02
Diluted adjusted earnings (loss) per share (Non-GAAP)	$3.51	$3.53	$6.01
Adjustments:
Certain (income) charges(2)	0.34	0.57	(0.17)
Tax effect on items above	(0.07)	(0.13)	0.04
LTIP Adjusted EPS (Non-GAAP)	$3.78	$3.97	$5.88
Cumulative EPS (Non-GAAP)(3)		$13.63
(1)	Represents certain discrete tax items such as excess tax benefits on stock compensation and impacts of legislative tax rate changes. Management believes excluding these discrete tax items assists investors, potential investors, securities analysts, and others in understanding the tax provision and the effective tax rate related to continuing operating results thereby providing useful supplemental information about operational performance.
(2)	Represents the sum of the following adjustments: inventory adjustments recorded during the period in accordance with last-in, first-out (“LIFO”) inventory accounting, inventory adjustments recorded during the period related to exiting certain markets, and non-cash translation impacts associated with currency exchange rate fluctuation.
(3)	Sum of 2022, 2023, and 2024.

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Appendix A: Non-GAAP Financial Measures and Reconciliation Tables

Reconciliation of Net Income (Loss) (GAAP) to NOPAT (Non-GAAP)

Reconciliation of Net Income (Loss) (GAAP) to NOPAT (Non-GAAP)

In millions, unaudited	Year Ending 2024	Year Ending 2023	Year Ending 2022
Net income (loss) (GAAP)	$(430.3)	$(5.4)	$211.6
Restructuring and other (income) charges, net	186.2	170.2	13.8
Acquisition and other-related (income) costs	0.3	4.5	5.9
Debt refinancing fees	—	—	5.1
Pension and postretirement settlement and curtailment charges (income)	0.2	—	0.2
Goodwill impairment charge	349.1	—	—
(Gain) loss on sale of strategic investment	11.4	(19.3)	—
Loss on CTO resales	52.7	22.0	—
CTO supply contract termination charges	100.0
Tax effect on items above	(140.4)	(41.8)	(5.9)
Tax benefit from legislative tax rate changes, including certain discrete tax items(1)	(0.9)	(0.6)	0.7
Adjusted earnings (loss) (Non-GAAP)	$128.3	$129.6	$231.4
Adjustments:
Interest expense, net	$90.1	$87.0	$49.2
Certain miscellaneous (income)/charges(2)	9.8	21.2	(6.6)
Tax effect on items above	(22.0)	(25.4)	(10.0)
NOPAT (Non-GAAP) (Average ROIC numerator)	$206.2	$212.4	$264.0
(1)	Represents certain discrete tax items such as excess tax benefits on stock compensation and impacts of legislative tax rate changes. Management believes excluding these discrete tax items assists investors, potential investors, securities analysts, and others in understanding the tax provision and the effective tax rate related to continuing operating results thereby providing useful supplemental information about operational performance.
(2)	Represents the sum of the following adjustments: non-cash income resulting from inventory adjustments recorded during the period in accordance with last-in, first-out (“LIFO”) inventory accounting, inventory adjustments recorded during the period related to exiting certain markets, and non-cash translation impacts associated with currency exchange rate fluctuation.

Calculation of Average Invested Capital (Non-GAAP)

	December 31,
In millions, unaudited	2024	2023		2022		2021
Total Ingevity Stockholders’ Equity	$195.2		$631.4		$698.3		$673.8
Total Debt including capital lease obligation	1,405.2		1,472.5		1,479.9		1,280.5
Less: Restricted Investment, gross of allowance for expected credit losses	(81.8)		(79.3)		(78.6)		(76.6)
Less: Cash and cash equivalents	(68.0)		(95.9)		(76.7)		(275.4)
Less: Restricted Cash	(0.4)		(0.6)		(0.6)		(0.6)
Invested Capital (Non-GAAP)	$1,450.2		$1,928.1		$2,022.3		$1,601.7
Average Invested Capital (Non-GAAP) (Average ROIC denominator)		$1,689.2		$1,975.2		$1,812.0

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Appendix A: Non-GAAP Financial Measures and Reconciliation Tables

Calculation of Average ROIC (Non-GAAP)

Calculation of Average ROIC (Non-GAAP)

In millions, unaudited	2024	2023	2022
NOPAT (Non-GAAP) (Average ROIC numerator)	$206.2	$212.4	$264.0
Average Invested Capital (Non-GAAP) (Average ROIC denominator)	1,689.2	1,975.2	1,812.0
Period-End ROIC (Non-GAAP)	12.2%	10.8%	14.6%
Average ROIC (Non-GAAP)		12.5%

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Appendix B: Ingevity Corporation 2025 Omnibus Incentive Plan

INGEVITY CORPORATION
2025 OMNIBUS INCENTIVE PLAN
Effective [●], 2025

Section 1

Purpose and Objectives

The primary purpose of the Ingevity Corporation 2025 Omnibus Incentive Plan (the “Plan”) is to reward selected corporate officers, key employees and non-employee directors of the Company and its Subsidiaries by enabling them to acquire shares of common stock of the Company and/or through the provision of long term and short term cash payments The Plan is designed to attract and retain employees and non-employee directors of the Company and its Subsidiaries and to encourage a sense of proprietorship in the Company and its Subsidiaries. Upon the Effective Date, no further awards shall be granted under the Ingevity Corporation Amended and Restated 2016 Omnibus Incentive Plan (the “Prior Plan”), and all awards outstanding under the Prior Plan as of the Effective Date shall remain subject to the terms and conditions of the Prior Plan.

Section 2

Definitions

As used herein, the terms set forth below shall have the following respective meanings:

(a)	“Authorized Officer” means the Chair of the Board, the Chief Executive Officer of the Company or the Chief Human Resources Officer of the Company (or any other senior officers of the Company to whom any of such individuals shall delegate the authority to execute any Award Agreement).

(b)	“Applicable Pro-Ration Factor” has the meaning set forth in Section 14.2(b).

(c)	“Award” means the grant of any Option, Stock Appreciation Right, Stock Award, or Cash Award, any of which may be structured as a Performance Award, whether granted singly, or in combination with another Award, to a Participant pursuant to such applicable terms, conditions, and limitations as the Committee may establish in accordance with the objectives of this Plan.

(d)	“Award Agreement” means the document (in written or electronic form) communicating the terms, conditions and limitations applicable to an Award. The Committee may, in its discretion, require that the Participant execute such Award Agreement, or may provide for procedures through which Award Agreements are made available to a Participant but are not executed. Any Participant who is granted an Award and who does not affirmatively reject the applicable Award Agreement shall be deemed to have accepted the terms of Award as embodied in the Award Agreement.

(e)	“Board” means the Board of Directors of the Company.

(f)	“Business Combination” has the meaning set forth in Section 14.4(c).

(g)	“Cash Award” means an Award denominated in cash.

(h)	“Cause” means, unless otherwise provided in an Award Agreement, (i) “Cause” (or its equivalent) as defined in any individual employment agreement to which the applicable Participant and the Company or a Subsidiary are parties, or (ii) if there is no such individual agreement or if it does not define Cause: (A) the willful or gross neglect by a Participant of his employment duties; (B) the plea of guilty or nolo contendere to, or conviction for, the commission of a felony offense or a misdemeanor offense involving moral turpitude by a Participant; (C) a material breach by a Participant of a fiduciary duty owed to the Company or any of its Subsidiaries; (D) a material breach by a Participant of any nondisclosure, non-solicitation or non-competition obligation owed to the Company or any of its Subsidiaries; or (E) a material violation of any policies, rules or guidelines of the Company or a Subsidiary knowingly committed by a Participant.

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(i)	“Change in Control” has the meaning set forth in Section 14.5.

(j)	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

(k)	“Committee” means the Talent and Compensation Committee of the Board, and any successor committee thereto or such other committee of the Board as may be designated by the Board to administer this Plan in whole or in part including any subcommittee of the Board as designated by the Board.

(l)	“Common Stock” means the common stock of the Company.

(m)	“Company” means Ingevity Corporation or any successor thereto.

(n)	“Corporate Transaction” has the meaning set forth in Section 4.1(d)(i).

(o)	“Disability” means, unless otherwise defined in an individual agreement or Award Agreement, a disability that entitles the Employee to benefits under the Company’s long-term disability plan, as may be in effect from time to time, as determined by the plan administrator of the long-term disability plan, or if the Employee is not a participant under the Company’s long-term disability plan, as determined if the Employee were a participant in a long-term disability plan that covers similarly situated employees.

(p)	“Disaffiliation” means a Subsidiary ceasing to be a Subsidiary for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary) or a sale of a division of the Company.

(q)	“Dividend Equivalents” means, in the case of Restricted Stock Units or Performance Units, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to shareholders of record during the Restriction Period or performance period, as applicable, on a like number of shares of Common Stock that are subject to the Award.

(r)	“Effective Date” has the meaning set forth in Section 16(a).

(s)	“Employee” means an employee of the Company or any of its Subsidiaries.

(t)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(u)	“Exercise Price” means the price at which a Participant may exercise his right to receive cash or Common Stock, as applicable, under the terms of an Award.

(v)	“Fair Market Value” of a share of Common Stock means, as of a particular date, (i) if shares of Common Stock are listed on a national securities exchange, the closing sales price per share of Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (ii) if the Common Stock is not so listed, the average of the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by an interdealer quotation system, (iii) if shares of Common Stock are not publicly traded, the most recent value determined by an independent appraiser appointed by the Committee for such purpose as of a date within the preceding 12 months, or (iv) if none of the above are applicable, the fair market value of a share of Common Stock as determined reasonably and in good faith by the Committee. For purposes of establishing the fair market value of shares of Common Stock underlying Stock Options and Stock Appreciation Rights, “Fair Market Value” shall be determined in a manner consistent with securing exemption from, or avoiding adverse taxation under, Section 409A of the Code.

(w)	“Fiscal Year” means the calendar year of the Company.

(x)	“Good Reason” means (i) “Good Reason” as defined in any individual agreement or Award Agreement to which the applicable Participant is a party, or (ii) if there is no such individual agreement or if it does not define Good Reason (or its equivalent), any of the following without the Participant’s prior written consent: (A) a material reduction in the Participant’s rate of annual base salary, (B) a relocation of the Participant’s principal place of business more than 35 miles from the city in which such Participant’s principal place of business is located and a further distance from the Participant’s principal residence or (C) a material and demonstrable adverse change in the nature and scope of the Participant’s duties. In order to invoke a termination of employment for Good Reason, a Participant shall provide written notice to the Company of the existence of one or more of the conditions described in clauses (A) through (C) within 90 days following the Participant’s knowledge of the initial existence of such condition or conditions, and the Company shall have 30 days following receipt of such written notice (the “Cure Period”) during which it may remedy the

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condition. In the event that the Company fails to remedy the condition constituting Good Reason during the Cure Period, the Participant must terminate employment, if at all, within 90 days following the Cure Period in order for such termination of employment to constitute a termination of employment for Good Reason.

(y)	“Grant Date” means (i) the date on which the Committee by resolution selects an eligible individual to receive a grant of an Award and determines the number of shares of Common Stock to be subject to such Award or the formula for earning a number of shares or cash amount or (ii) such later date as the Committee shall provide in such resolution.

(z)	“Incumbent Board” has the meaning set forth in Section 14.4(b).

(aa)	“Incentive Stock Option” means an Option that is intended to comply with the requirements set forth in Code Section 422.

(bb)	“Non-Employee Director” means anyone who serves on the Board, other than any employee of the Company.

(cc)	“Nonqualified Stock Option” means an Option that is not intended to comply with the requirements set forth in Code Section 422.

(dd)	“Option” means a right to purchase a specified number of shares of Common Stock at a specified Exercise Price, which may be either an Incentive Stock Option or a Nonqualified Stock Option.

(ee)	“Outstanding Common Stock” has the meaning set forth in Section 14.4(a).

(ff)	“Outstanding Voting Securities” has the meaning set forth in Section 14.4(a).

(gg)	“Participant” means an Employee or Non-Employee Director to whom an Award has been made under this Plan.

(hh)	“Performance Award” means an Award made pursuant to this Plan to a Participant which is subject to the attainment of one or more Performance Goals. A Performance Award may be in the form of Performance Unit Awards, Restricted Stock Awards, Options, SARs or Cash Awards.

(ii)	“Performance Goal” means one or more standards established by the Committee to determine in whole or in part whether a Performance Award shall be earned.

(jj)	“Performance Unit” means a unit evidencing the right to receive in specified circumstances cash or shares of Common Stock or equivalent value of Common Stock in cash, the value of which at the time it is settled is determined as a function of the extent to which established performance criteria have been satisfied. Performance Units may take the form of performance-based Restricted Stock Units or Cash Awards.

(kk)	“Performance Unit Award” means an Award in the form of Performance Units.

(ll)	“Person” has the meaning set forth in Section 14.4(a).

(mm)	“Qualified Termination of Employment” means a termination of employment by the Company without Cause, other than as a result of death or disability, or a termination of employment by a Participant for Good Reason.

(nn)	“Replaced Award” has the meaning set forth in Section 14.3.

(oo)	“Replacement Award” has the meaning set forth in Section 14.3.

(pp)	“Restricted Stock” means a share of Common Stock that is restricted or subject to forfeiture provisions.

(qq)	“Restricted Stock Award” means an Award in the form of Restricted Stock.

(rr)	“Restricted Stock Unit” means a unit evidencing the right to receive in specified circumstances one share of Common Stock or equivalent value in cash that is restricted as to transfer and subject to forfeiture provisions.

(ss)	“Restricted Stock Unit Award” means an Award in the form of Restricted Stock Units.

(tt)	“Restriction Period” means a period of time beginning as of the date upon which an Award is made pursuant to this Plan and ending as of the date upon which such Award is no longer restricted or subject to forfeiture provisions.

(uu)	“Share Change” has the meaning set forth in Section 4.1(d)(ii).

(vv)	“Stock Appreciation Right” or “SAR” means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the right is exercised over a specified Exercise Price.

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(ww)	“Stock Award” means an Award in the form of shares of Common Stock, including a Restricted Stock Award, and a Restricted Stock Unit Award or Performance Unit Award that may be settled in shares of Common Stock, and excluding Options and SARs.

(xx)	“Subsidiary” means any corporation, partnership, association, joint stock company, business trust, unincorporated organization or other entity that the Company controls directly or indirectly through one or more intermediaries. For purposes of Incentive Stock Options, “Subsidiary” means a “subsidiary corporation” within the meaning of Section 424(f) of the Code.

Section 3

Eligibility

All Employees and Non-Employee Directors are eligible for Awards under this Plan. The Committee shall determine the type or types of Awards to be made under this Plan and shall designate from time to time the Employees and Non-Employee Directors who are to be granted Awards under this Plan.

Section 4

Shares Subject to Awards and other Plan Limits

4.1 Common Stock Available for Awards.

(a) Plan Maximums. The maximum number of shares of Common Stock that may be delivered pursuant to Awards under the Plan shall not exceed: (i) [•] shares of Common Stock, plus (ii) the number of shares of Common Stock that remain available for issuance under the Prior Plan from and after the Effective Date, plus (iii) the number of shares of Common Stock underlying any equity awards previously granted under the Prior Plan as of the Effective Date that, on or after the Effective Date, are forfeited, terminated, expire or lapse without being exercised, or any such awards that are settled for cash.  Shares of Common Stock subject to an Award under the Plan may be authorized and unissued shares or may be treasury shares.

(b) Individual Limits.  Notwithstanding any other provision of the Plan to the contrary, the sum of (A) the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted, plus (B) the total amount payable in cash, for any fiscal year to any Participant who is a Non-Employee Director in that year shall not exceed $750,000.

(c) Rules for Calculating Shares Delivered.

(i) To the extent that any Award is forfeited, terminates, expires or lapses without being exercised, or any Award is settled for cash, the shares of Common Stock subject to such Award not delivered as a result thereof shall again be available for Awards under the Plan.

(ii) Shares of Common Stock that are tendered by a Participant or withheld as full or partial payment to satisfy withholding taxes shall not become available again for issuance under this Plan.

(iii) Shares of Common Stock that are tendered by a Participant or withheld as full or partial payment for the Exercise Price of an Award shall not become available again for issuance under this Plan.

(d) Adjustment Provisions.

(i) In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disposition for consideration of the Company’s direct or indirect ownership of a Subsidiary (including by reason of a Disaffiliation), or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of shares or other securities reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Sections 4.1(a) and 4.1(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of shares or other securities subject to outstanding Awards; and (D) the exercise price of outstanding Options and Stock Appreciation Rights.

(ii) In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Company or a Disaffiliation, separation or spinoff, in each case without consideration, or other extraordinary dividend of cash or other property (each, a “Share Change”), the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of shares or other securities reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Sections 4.1(a) and 4.1(b) upon certain types of Awards and upon the grants to

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individuals of certain types of Awards, (C) the number and kind of shares or other securities subject to outstanding Awards; and (D) the exercise price of outstanding Options and Stock Appreciation Rights.

(iii) In the case of Corporate Transactions, the adjustments contemplated by clause (i) of this paragraph (d) may include, without limitation, (A) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which holders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each share of Common Stock pursuant to such Corporate Transaction over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid), (B) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the shares of Common Stock subject to outstanding Awards, and (C) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary or division or by the entity that controls such Subsidiary, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities). Any adjustments made pursuant to this Section 4.1(d) to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code. Any adjustments made pursuant to this Section 4.1(d) to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either (A) continue not to be subject to Section 409A of the Code or (B) comply with the requirements of Section 409A of the Code.

(iv) Any adjustments made pursuant to this Section 4.1(d) need not be the same for all Participants.

Section 5

Administration

5.1 Authority of the Committee; Qualifications. Except as otherwise provided in this Plan with respect to actions or determinations by the Board, this Plan shall be administered by the Committee, subject to the following:

(a) The members of the Committee shall satisfy any independence requirements prescribed by any stock exchange on which the Company lists its Common Stock; and

(b) Awards may be granted to individuals who are subject to Section 16(b) of the Exchange Act only if the Committee is comprised solely of two or more “Non-Employee Directors” as defined in Securities and Exchange Commission Rule 16b-3 (as amended from time to time, and any successor rule, regulation or statute fulfilling the same or similar function).

5.2 Powers. Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper. Subject to Sections 5.4, 6.2 and 6.3 hereof, the Committee may, in its discretion:

(a) select the eligible individuals to whom Awards may from time to time be granted;

(b) determine whether and to what extent different forms of Awards are to be granted hereunder;

(c) determine the number of shares of Common Stock to be covered by each Award granted hereunder or the amount of any cash-based award;

(d) determine the terms and conditions of each Award granted hereunder, based on such factors as the Committee shall determine;

(e) subject to Section 16, modify, amend or adjust the terms and conditions of any Award, at any time or from time to time;

(f) adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

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(g) accelerate the vesting or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee in its sole discretion determines;

(h) interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto);

(i) establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable, which “blackout” period may be in addition to any trading “blackout” periods established by the Company;

(j) decide all other matters that must be determined in connection with an Award; and

(k) otherwise administer the Plan.

5.3 Final and Binding. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award Agreement in the manner and to the extent the Committee deems necessary or desirable to further this Plan’s purposes. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

5.4 Prohibition on Repricing of Awards. In no event may any Option or Stock Appreciation Right granted under this Plan be amended, other than pursuant to Section 4.1, to decrease the exercise price thereof, be cancelled in exchange for cash or other Awards or in conjunction with the grant of any new Option or Stock Appreciation Right with a lower exercise price or otherwise be subject to any action that would be treated under the applicable listing standards or for accounting purposes, as a “repricing” of such Option or Stock Appreciation Right, unless such amendment, cancellation, or action is approved by the Company’s stockholders.

5.5 Delegation of Authority. Subject to Delaware law, the Committee may delegate any of its authority to the Board, to any other committee of the Board or to an Authorized Officer to grant Awards to Employees who are not subject to Section 16(b) of the Exchange Act; provided that the requirements of Section 5.1 are met. Such delegation shall be made in writing specifically setting forth such delegated authority. As permitted by Delaware law, the Committee may also delegate to an Authorized Officer authority to execute on behalf of the Company any Award Agreement. The Committee and the Board, as applicable, may engage or authorize the engagement of a third party administrator to carry out administrative functions under this Plan.

Section 6

Awards

6.1 Grants. Awards may be granted under the Plan to eligible individuals.

6.2 Award Agreements. Each Award shall be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee, in its sole discretion, and, if required by the Committee, shall be signed by the Participant to whom the Award is granted and by an Authorized Officer for and on behalf of the Company. Awards may consist of those listed in Sections 7-13 and may be granted singly, or in combination with another Award. Awards may also be made in combination with, in replacement of, or as alternatives to, grants or rights under this Plan or any other plan of the Company or any of its Subsidiaries, including the plan of any acquired entity. Upon the termination of employment by a Participant who is an Employee, any unexercised, unvested or unpaid Awards shall be treated as set forth in the applicable Award Agreement.

6.3 Minimum Vesting Requirements.  No Award granted under this Plan may vest before the first anniversary of the date of grant, subject to certain accelerated vesting contemplated under this Plan, with the exception of (i) Awards covering up to five percent (5%) of the number of shares of Common Stock reserved for issuance under this Plan, (ii) annual Awards to Non-Employee Directors that occur in connection with the Company’s annual meeting of stockholders may vest on the earlier of the one-year anniversary of the date of grant or the date of the Company’s next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting, (iii) Awards granted in replacement of Awards previously granted under this Plan or another long-term incentive plan of the Company, (iv) Awards granted in connection with the assumption or substitution of awards as part of a corporate transaction, (v) the occurrence of a Change in Control, and (vi) Awards that may be settled only in cash.  Nothing in this Section 6.3 shall limit the Committee’s authority to provide for the accelerated vesting of Awards as permitted under Section 5.2(g) and Section 14 of this Plan.

6.4 Payment of Awards. Payment of Awards may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee shall determine, including, but not limited to, in the case of Common Stock, restrictions on transfer and forfeiture provisions. For a Restricted Stock Award, the certificates

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evidencing the shares of such Restricted Stock (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. For a Restricted Stock Unit Award that may be settled in shares of Common Stock, the shares of Common Stock that may be issued at the end of the Restriction Period shall be evidenced by book entry registration or in such other manner as the Committee may determine.

6.5 Dividends and Dividend Equivalents. Rights to dividends may be extended to and made part of any Restricted Stock Award, and Dividend Equivalents may, in the Committee’s discretion, be extended to and made part of any Restricted Stock Unit Award and Performance Unit Award, subject in each case to such terms, conditions and restrictions as the Committee may establish; provided, however, that no such dividends or Dividend Equivalents shall be paid with respect to unvested Stock Awards, including Stock Awards subject to Performance Goals. Dividends and/ or Dividend Equivalents shall not be extended to any Options or SARs.  Dividends and Dividend Equivalents shall be subject to the same vesting, restriction, forfeiture and payment conditions as the underlying Awards.

Section 7

Options

7.1 General. An Award may be in the form of an Option. An Option awarded pursuant to this Plan may consist of either an Incentive Stock Option or a Nonqualified Stock Option. The price at which shares of Common Stock may be purchased upon the exercise of an Option shall be not less than the Fair Market Value of the Common Stock on the Grant Date. The term of an Option shall not exceed 10 years from the Grant Date. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Option, including, but not limited to, the term of any Option and the date or dates upon which the Option becomes vested and exercisable, shall be determined by the Committee and subject to the applicable requirements described in Section 6 hereof.

7.2 Option Exercise. The Exercise Price shall be paid in full at the time of exercise in cash or, if permitted by the Committee and elected by the Participant, the Participant may pay the exercise price by means of the Company withholding shares of Common Stock otherwise deliverable on exercise of the Award or tendering Common Stock valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee, in its sole discretion, shall determine acceptable methods for Participants to tender Common Stock, including imposing a requirement that such Common Stock shall have been held by the Participants for a prescribed period before being tendered. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award (including cashless exercise procedures approved by the Committee involving a broker or dealer approved by the Committee). The Committee may adopt additional rules and procedures regarding the exercise of Options from time to time, including additional means for paying Exercise Prices, provided that such rules and procedures are not inconsistent with the provisions of this Section.

Section 8

Stock Appreciation Rights

An Award may be in the form of an SAR. The Exercise Price for an SAR, or the applicable baseline from which gain is measured upon exercise, shall not be less than the Fair Market Value of the Common Stock on the Grant Date. The exercise period for an SAR shall extend no more than 10 years after the Grant Date. Subject to the foregoing provisions, the terms, conditions, and limitations applicable to any SAR, including, but not limited to, the term of any SAR and the date or dates upon which the SAR becomes vested and exercisable, shall be determined by the Committee; provided, however, that a SAR that may be settled all or in part in shares of Common Stock shall be subject to the applicable requirements described in Section 6 hereof.

Section 9

Restricted Stock Awards

An Award may be in the form of a Restricted Stock Award. The terms, conditions and limitations applicable to any Restricted Stock Award, including, but not limited to, vesting or other restrictions, shall be determined by the Committee and subject to the applicable requirements described in Section 6 hereof.

Section 10

Restricted Stock Unit Awards

An Award may be in the form of a Restricted Stock Unit Award. The terms, conditions and limitations applicable to a Restricted Stock Unit Award, including, but not limited to, the Restriction Period and the right to Dividend Equivalents, if any, shall be determined by the Committee. Subject to the terms of this Plan, the Committee, in its sole discretion, may settle Restricted Stock Units in the form of cash or in shares of Common Stock (or in a combination thereof) equal to the

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value of the vested Restricted Stock Units; provided, however, that a Restricted Stock Unit Award that may be settled all or in part in shares of Common Stock shall be subject to the applicable requirements described in Section 6 hereof.

Section 11

Performance Unit Awards

An Award may be in the form of a Performance Unit Award. Each Performance Unit shall have an initial value that is established by the Committee on the Grant Date. Subject to the terms of this Plan, after the applicable performance period has ended, the Participant shall be entitled to receive settlement of the value of the number of Performance Units earned by the Participant over the performance period, to be determined as a function of the extent to which the corresponding performance goals have been achieved. The timing and the terms of settlement of earned Performance Units shall be as determined by the Committee and as evidenced in an Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may settle earned Performance Units in the form of cash or in shares of Common Stock (or in a combination thereof) equal to the value of the earned Performance Units; provided, however, that a Performance Unit Award that may be settled all or in part in shares of Common Stock shall be subject to the applicable requirements described in Section 6 hereof.

Section 12

Other Stock Based Awards and Cash Awards

12.1 Other Stock Based Awards. Other Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon or settled in, Common Stock, including (without limitation), unrestricted stock, performance units, dividend equivalents, and convertible debentures, may be granted under the Plan.

12.2 Cash Awards. An Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to a Cash Award, including, but not limited to, vesting or other restrictions, shall be determined by the Committee.

Section 13

Performance Awards

13.1 General. Without limiting the type or number of Awards that may be made under the other provisions of this Plan, an Award may be in the form of a Performance Award. The terms, conditions and limitations applicable to an Award that is a Performance Award shall be determined by the Committee.

13.2 Performance Awards. shall be paid, vested or otherwise deliverable based on achievement of certain Performance Goals and will be subject to such terms, conditions and restrictions as the Committee or its designee shall determine. Performance Goals  may relate to any one or more of the following::contract awards:

(a) backlog;

(b) market share;

(c) revenue;

(d) sales;

(e) days’ sales outstanding;

(f) overhead;

(g) other expense management;

(h) operating income;

(i) operating income margin;

(j) earnings (including net earnings, earnings before taxes, earnings before interest and taxes and earnings before interest, taxes, depreciation and amortization);

(k) earnings margin;

(l) earnings per share;

(m) cash flow;

(n) working capital;

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(o) book value per share;

(p) improvement in capital structure;

(q) credit rating;

(r) return on stockholders’ equity;

(s) return on investment or return on invested capital;

(t) cash flow return on investment;

(u) return on assets;

(v) total stockholder return;

(w) economic profit;

(x) stock price;

(y) total contract value;

(z) annual contract value; and

(aa) client satisfaction.

Unless otherwise stated, a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria).  Further, a Performance Goal may apply to an Employee, one or more business units, divisions or sectors of the Company, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies including by direct reference to peers, by reference to an index, or by a similar mechanism.

13.3 Adjustment of Performance Awards.  The Committee may provide in any such Performance Award in writing in advance that the results may be adjusted to include or exclude particular factors, including but not limited to any of the following events that occur during a Performance Period:

(a) asset write-downs;

(b) litigation or claim judgments or settlements;

(c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results;

(d) any reorganization and restructuring programs;

(e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable Fiscal Year;

(f) acquisitions or divestitures;

(g) foreign exchange gains and losses; and

(h) settlement of hedging activities.

Section 14

Change in Control

14.1 General. The provisions of this Section 14 shall, subject to Section 4.1, apply notwithstanding any other provision of this Plan to the contrary, except to the extent the Committee specifically provides otherwise in an Award Agreement.

14.2 Impact of Change in Control. Upon the occurrence of a Change in Control, unless otherwise provided in the applicable Award Agreement:

(a) Treatment of Replacement Awards.

(i) To the extent that any Award outstanding as of the date of a Change in Control is replaced by a Replacement Award (as defined in Section 14.3 below), such Award shall not vest as a result of the Change in Control,

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and instead shall continue to vest and become exercisable (as applicable) subject to the Participant’s continued service during the remaining vesting period and the satisfaction of the other terms and conditions of the Replacement Award.

(ii) Notwithstanding the foregoing and unless otherwise determined by the Committee and set forth in the applicable Award Agreement, upon a Qualified Termination of Employment, (A) all Replacement Awards then held by such Participant shall vest in full, be free of restrictions, and be deemed to be earned in full, and (B) any Replacement Award then held by such Participant that is an Option or Stock Appreciation Right shall remain exercisable until the earlier of (I) the three-year anniversary of the Qualified Termination of Employment and (II) the expiration of the stated full term of such Option or Stock Appreciation Right. For any Stock Award that vests pursuant to this Section 14.2(a)(ii), (x) if such Award does not constitute “nonqualified deferred compensation” under Section 409A of the Code, the Award shall be settled within five days following the termination of employment and (y) if such Award constitutes “nonqualified deferred compensation” under Section 409A of the Code, the Award shall be settled pursuant to the settlement terms applicable to such Award.

(b) Treatment of Awards that are not Replaced by Replacement Awards. To the extent that any Award outstanding as of the date of a Change in Control is not replaced by a Replacement Award (as defined in Section 14.3 below):

(i) All such then-outstanding Options and Stock Appreciation Rights shall become fully vested and exercisable, and all such then-outstanding Stock Awards (other than Awards described in Section 14.2(b)(ii)) shall vest in full, be free of restrictions, and be deemed to be earned in an amount equal to the full value of such Award. For any Stock Award that vests pursuant to this Section 14.2(b)(i), (A) if such Award does not constitute “nonqualified deferred compensation” under Section 409A of the Code, the Award shall be settled within five days following the Change in Control and (B) if such Award constitutes “nonqualified deferred compensation” under Section 409A of the Code, the Award shall be settled pursuant to the settlement terms applicable to such Award.

(ii) Any performance-based Stock Award (other than Awards described in Section 14.2(b)(i)) shall be deemed to be earned in an amount equal to the product obtained by multiplying (A) the full value of such performance-based Award (with all applicable Performance Goals deemed achieved at the greater of (I) the applicable target level and (II) the level of achievement of the Performance Goals for the Award as determined by the Committee not later than the date of the Change in Control, taking into account performance through the latest date preceding the Change in Control as to which performance can, as a practical matter, be determined (but not later than the end of the applicable Performance Period)), and (B) the Applicable Pro-Ration Factor. For any Stock Award that vests pursuant to this Section 14.2(b)(ii), (x) if such Award does not constitute “nonqualified deferred compensation” under Section 409A of the Code, the Award shall be settled within five days following the Change in Control, (y) if such Award constitutes “nonqualified deferred compensation” under Section 409A of the Code and the Change in Control is a “Change in Control Event” under Section 409A of the Code, the Award shall be settled within five days following the Change in Control, and (z) if such Award constitutes “nonqualified deferred compensation” under Section 409A of the Code and the Change in Control Event is not a change in control under Section 409A of the Code, the Award shall be settled pursuant to the settlement terms applicable to such Award. For purposes of this Section 14.2(b)(ii), with respect to any Award covered by this Section 14.2(b)(ii), “Applicable Pro-Ration Factor” shall mean the quotient obtained by dividing the number of days that have elapsed during the applicable performance period through and including the date of the Change in Control by the total number of days covered by the full performance period.

(iii) Notwithstanding anything to the contrary contained in this Plan or in any Award Agreement, upon a Change in Control, the Company may settle any Awards that constitute “nonqualified deferred compensation” under Section 409A of the Code and that are not replaced by a Replacement Award, to the extent the settlement is effectuated in accordance with Treasury Reg. § 1.409A-3(j)(4)(ix)).

14.3 Replacement Awards. An Award shall qualify as a “Replacement Award” if:  (a) it is of the same type as the Award intended to be replaced by the Replacement Award (the “Replaced Award”); (b) it has a value equal to the value of the Replaced Award as of the date of the Change in Control, as determined by the Committee in its sole discretion consistent with Section 4.1; (c) the underlying Replaced Award was an equity-based Award, it relates to publicly traded equity securities of the Company or the entity surviving the Company (or such surviving entity’s parent) following the Change in Control; (d) it contains terms relating to vesting (including with respect to a termination of employment) that are substantially identical to those of the Replaced Award; and (e) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control) as of the date of the Change in Control. Without limiting the generality of the foregoing, a Replacement Award may take the form of a continuation of the applicable Replaced Award if the requirements of the preceding sentence are satisfied. The determination whether the conditions of this Section 14.3 are

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satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

14.4 Definition of Change in Control. Except as otherwise may be provided in an applicable Award Agreement, for purposes of the Plan, a “Change in Control” shall mean any of the following events:

(a) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d) (2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then-outstanding shares of Common Stock (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (A) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted itself was acquired directly from the Company, (B) any repurchase by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (D) any acquisition pursuant to a transaction that complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 14.4; or

(b) A change in the composition of the Board such that the individuals who, as of the Effective Date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that, for purposes of this Section 14.4(b), any individual who becomes a member of the Board subsequent to the Effective Date of the Plan, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(c) The consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”); excluding, however, such a Business Combination pursuant to which (i) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) will beneficially own, directly or indirectly, 30% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership derives from ownership of a 30% or more interest in the Outstanding Company Common Stock and/or Outstanding Company Voting Securities that existed prior to the Business Combination, and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Business Combination; or

(d) The approval by stockholders of a complete liquidation or dissolution of the Company.

Section 15

Taxes

The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of required withholding taxes or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required. If shares of Common Stock

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are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

Section 16

Term,  Amendment And Termination

(a) Effectiveness. The Plan shall be effective as of [●], 2025 (the “Effective Date”).

(b) Termination. The Plan will terminate on the tenth anniversary of the Effective Date. Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.

(c) Amendment of Plan. The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of the Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law (including without limitation Section 409A of the Code), stock exchange rules or accounting rules. In addition, no amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by applicable law or the listing standards of the New York Stock Exchange or such other securities exchange as may at the applicable time be the principal market for the Common Stock.

(d) Amendment of Awards. Subject to Section 5.4, the Committee may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall, without the Participant’s consent, materially impair the rights of any Participant with respect to an Award, except such an amendment made to cause the Plan or Award to comply with applicable law, stock exchange rules or accounting rules.

Section 17

Assignability

Unless otherwise determined by the Committee and expressly provided for in an Award Agreement, no Award or any other benefit under this Plan shall be assignable or otherwise transferable except (1) by will or the laws of descent and distribution or (2) pursuant to a domestic relations order issued by a court of competent jurisdiction that is not contrary to the terms and conditions of this Plan or applicable Award and in a form acceptable to the Committee. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this Section 17 shall be null and void. Notwithstanding the foregoing, no Award may be transferred for value or consideration.

Section 18

Restrictions

No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

Section 19

Unfunded Plan

This Plan is unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. None of the Company, the Board or the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan. With respect to this Plan and any Awards granted hereunder, Participants

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are general and unsecured creditors of the Company and have no rights or claims except as otherwise provided in this Plan or any applicable Award Agreement.

Section 20

Code Section 409A

20.1 Awards. Awards made under this Plan are intended to be exempt from Code Section 409A, and ambiguous provisions hereof, if any, shall be construed and interpreted in a manner consistent with such intent. Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under this Plan would result in the imposition of an additional tax under Code Section 409A, that Plan provision or Award shall be reformed, to the extent permissible under Code Section 409A, to avoid imposition of the additional tax, and no such action shall be deemed to adversely affect the Participant’s rights to an Award; provided that this Section 20.1 shall not require the Company to incur any costs other than administrative costs.

20.2 Settlement Period. Unless the Committee provides otherwise in an Award Agreement, each Restricted Stock Unit Award, Performance Unit Award or Cash Award (or portion thereof if the Award is subject to a vesting schedule) shall be settled no later than the 15th day of the third month after the end of the first calendar year in which the Award (or such portion thereof) is no longer subject to a “substantial risk of forfeiture” within the meaning of Code Section 409A.

20.3 Specified Employees. If the Participant is identified by the Company as a “specified employee” within the meaning of Code Section 409A(a)(2)(B)(i) on the date on which the Participant has a “separation from service” (other than due to death) within the meaning of Treasury Regulation § 1.409A-1(h), any Award payable or settled on account of a separation from service that is nonqualified deferred compensation subject to Code Section 409A shall be paid or settled on the earliest of (i) the first business day following the expiration of six months from the Participant’s separation from service, (ii) the date of the Participant’s death, or (iii) such earlier date as complies with the requirements of Code Section 409A.

Section 21

Awards to Non-U.S. Employees

Awards may be granted to Employees who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country.

Section 22

Governing Law

This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware.

Section 23

Right to Continued Service or Employment

Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate any Participant’s employment or other service relationship with the Company or its Subsidiaries at any time, nor confer upon any Participant any right to continue in the capacity in which he is employed or otherwise serves the Company or its Subsidiaries.

Section 24

Usage

Words used in this Plan in the singular shall include the plural and in the plural the singular, and the gender of words used shall be construed to include whichever may be appropriate under any particular circumstances of the masculine, feminine or neutral genders.

Section 25

Headings

The headings in this Plan are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Plan.

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Appendix C: Supplemental Information Regarding Participants in the Solicitation

Ingevity, its directors, its director nominees and certain of its executive officers and employees are or may be deemed to be participants in the solicitation of proxies in connection with the Annual Meeting. The following tables (“Directors and Nominees” and “Officers and Employees”) set forth the names of our directors and director nominees and the names and present principal occupations of our executive officers and employees who are considered to be “participants” in our solicitation of proxies from our stockholders in connection with the Annual Meeting (collectively, the “Participants”). We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

Directors and Nominees

The principal occupations of our directors and director nominees, are described in the section titled “Snapshot of the Board’s Director Nominees.” The names of our directors and director nominees are below. The business address of each of the directors and director nominees is 4920 O’Hear Avenue, Suite 400, N. Charleston, SC 29405.

Name
Jean S. Blackwell	Frederick J. Lynch	Daniel F. Sansone
Diane H. Gulyas	Luis Fernandez-Moreno	J. Kevin Willis
Bruce D. Hoechner	Karen G. Narwold	Benjamin G. (Shon) Wright

Officers and Employees

The principal occupations of our executive officers and employees who are considered Participants are set forth below. The principal occupation refers to such person’s position with the Company and the business address of each person is 4920 O’Hear Avenue, Suite 400, North Charleston, SC 29405.

Name	Title
Luis Fernandez-Moreno	Interim President and CEO
Mary Dean Hall	Executive Vice President and Chief Financial Officer
Ed Woodcock	Executive Vice President and President, Performance Materials
Rich White	Senior Vice President and President, Performance Chemicals
Ryan C. Fisher	Senior Vice President, General Counsel and Corporate Secretary
John E. Nypaver, Jr.	Vice President, Treasurer and Investor Relations
Caroline Monahan	Senior Director, Corporate Communications
Mavis G. Huger	Assistant General Counsel and Assistant Secretary
[●]	[●]

132	INGEVITY | 2025 Proxy Statement

Appendix C: Supplemental Information Regarding Participants in the Solicitation

Information Regarding Ownership of the Company’s Securities by Participants

Information Regarding Ownership of the Company’s Securities by Participants

The number of shares of common stock of the Company held as of March 3, 2025 by the Participants who are directors or executive officers is set forth in the section titled “Ownership of Equity Securities— Executive Officers and Directors” of this proxy statement.

The following table sets forth the number of shares of common stock of the Company held as of March 3, 2025 by the additional employees of the Company who are deemed Participants in our solicitation of proxies. The Company is unaware of any Participant who owns any securities of the Company of record that such Participant does not own beneficially, except as described in this proxy statement.

Name	Amount and Nature of Beneficial Ownership(1)
John E. Nypaver, Jr.	1,022
Caroline Monahan	222
Mavis G. Huger	1,060
(1)	Shares reported are directly held by the Participant. For Mr. Nypaver, Jr., the amount includes 540 RSUs that will rest within 60 days of March 3, 2025.

Information Regarding Transactions in Ingevity Securities by Participants - Last Two Years

The following table sets forth information regarding purchases and sales of Ingevity’s securities by each Participant from March 1, 2023 to March 3, 2025. Unless otherwise indicated, all transactions were in the public market or pursuant to our equity compensation plans and none of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Acquisition (A)/ Disposition (D) Code	Transaction Codes(1)
Jean S. Blackwell	04/24/2024	2,800		A	A
	04/28/2023	1,645		A	A
Luis Fernandez-Moreno	10/02/2024	26,696		A	A
	04/24/2024	2,800		A	A
	04/28/2023	1,645		A	A

INGEVITY | 2025 Proxy Statement	133

Appendix C: Supplemental Information Regarding Participants in the Solicitation

Information Regarding Transactions in Ingevity Securities by Participants - Last Two Years

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Acquisition (A)/ Disposition (D) Code	Transaction Codes(1)
Ryan Fisher	02/28/2025	4,715		A	A
	02/28/2025	107		D	F
	02/28/2025	357		D	F
	02/28/2025	195		D	F
	02/28/2025	94		D	F
	02/19/2025	323		A	A
	02/19/2025	158		D	F
	07/05/2024	1,163		A	A
	05/03/2024	756		D	F
	03/25/2024	2,128		A	A
	02/28/2024	650		A	A
	02/28/2024	2,187		A	A
	02/28/2024	187		D	F
	02/28/2024	90		D	F
	02/26/2024	84		D	F
	02/22/2024	724		A	A
	02/22/2024	338		D	F
	03/03/2023	112		D	S
	03/03/2023	106		D	S
	03/03/2023	38		D	S
	03/03/2023	106		D	S
	03/03/2023	90		D	S
	03/03/2023	100		D	S
	03/02/2023	202		D	S
	03/02/2023	175		D	S
	03/02/2023	569		D	S
	03/02/2023	1,147		D	S
	03/02/2023	1,147		A	M
Diane H. Gulyas	04/24/2024	2,800		A	A
	04/28/2023	1,645		A	A

134	INGEVITY | 2025 Proxy Statement

Appendix C: Supplemental Information Regarding Participants in the Solicitation

Information Regarding Transactions in Ingevity Securities by Participants - Last Two Years

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Acquisition (A)/ Disposition (D) Code	Transaction Codes(1)
Mary Dean Hall	02/28/2025	11,108		A	A
	02/28/2025	562		D	F
	02/28/2025	1,369		D	F
	02/28/2025	751		D	F
	02/28/2025	452		D	F
	02/19/2025	1,675		A	A
	02/19/2025	852		D	F
	04/19/2024	2,047		D	F
	04/19/2024	180		D	F
	02/28/2024	321		D	F
	02/28/2024	534		D	F
	02/28/2024	9,013		A	A
	02/28/2024	3,697		A	A
	02/22/2024	1,558		A	A
	02/22/2024	587		D	F
	04/19/2023	1,450		D	F
	04/19/2023	126		D	F
Bruce D. Hoechner	04/24/2024	2,800		A	A
	04/28/2023	1,645		A	A
Mavis G. Huger	02/28/2025	14		D	F
	02/28/2025	179		D	F
	02/28/2025	97		D	F
	02/28/2025	56		D	F
	02/19/2025	130		A	A
	02/19/2025	47		D	F
	10/01/2024	2,244		A	A
	02/28/2024	99		D	F
	02/28/2024	57		D	F
	02/28/2024	1,495		A	A
	02/28/2024	116		A	A

INGEVITY | 2025 Proxy Statement	135

Appendix C: Supplemental Information Regarding Participants in the Solicitation

Information Regarding Transactions in Ingevity Securities by Participants - Last Two Years

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Acquisition (A)/ Disposition (D) Code	Transaction Codes(1)
Steve Hulme	02/28/2025	104		D	D
	02/28/2025	278		D	F
	02/28/2025	152		D	F
	02/28/2025	94		D	F
	02/19/2025	336		A	A
	02/19/2025	158		D	F
	02/28/2024	94		D	F
	02/28/2024	153		D	F
	02/28/2024	1,768		A	A
	02/28/2024	663		A	A
Frederick J. Lynch	04/24/2024	2,800		A	A
	04/28/2023	1,645		A	A
Caroline Monahan	02/28/2025	98		D	F
	02/28/2024	817		A	A
	10/02/2023	1,078		A	A
	06/30/2023	7		A	A(ESPP)
	03/21/2023	9		A	A(ESPP)
Karen G. Narwold	04/24/2024	2,800		A	A
	04/28/2023	1,645		A	A
John E. Nypaver, Jr.	02/28/2025	165
	02/28/2025	16		D	F
	02/28/2025	91		D	F
	05/14/2024	501		D	S
	04/18/2024	198		D	F
	02/28/2024	93		D	F
	02/28/2024	1,379		A	A
	02/28/2024	126		A	A
	09/01/2023	370		D	S
	04/18/2023	171		D	F
	04/28/2023	1,645		A	A
Daniel F. Sansone	04/24/2024	2,800		A	A
	04/28/2023	1,645		A	A

136	INGEVITY | 2025 Proxy Statement

Appendix C: Supplemental Information Regarding Participants in the Solicitation

Information Regarding Transactions in Ingevity Securities by Participants - Last Two Years

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Acquisition (A)/ Disposition (D) Code	Transaction Codes(1)
Rich White	02/28/2025	7,456		A	A
	02/28/2025	218		D	F
	02/28/2025	621		D	F
	02/28/2025	374		D	F
	02/28/2025	167		D	F
	02/19/2025	780		A	A
	02/19/2025	280		D	F
	07/01/2024	191		D	F
	02/28/2024	171		D	F
	02/28/2024	362		D	F
	02/28/2024	6,097		A	A
	02/28/2024	2,139		A	A
	02/26/2024	77		D	F
	02/22/2024	845		A	A
	02/22/2024	310		D	F
	03/07/2023	1,439		D	S
J. Kevin Willis	01/02/2025	570		A	A
	12/17/2024	1,297		A	A
	12/17/2024	519		A	A

INGEVITY | 2025 Proxy Statement	137

Appendix C: Supplemental Information Regarding Participants in the Solicitation

Information Regarding Transactions in Ingevity Securities by Participants - Last Two Years

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Acquisition (A)/ Disposition (D) Code	Transaction Codes(1)
Ed Woodcock	02/28/2025	7,759		A	A
	02/28/2025	374		D	F
	02/28/2025	810		D	F
	02/28/2025	441		D	F
	02/28/2025	304		D	F
	02/19/2025	1,161		A	A
	02/19/2025	510		D	F
	02/28/2024	307		D	F
	02/28/2024	511		D	F
	02/28/2024	6,296		A	A
	02/28/2024	2,905		A	A
	02/26/2024	283		D	F
	02/26/2024	3,192		D	F
	02/22/2024	2,563		A	A
	02/22/2024	1,226		D	F
Benjamin G. (Shon) Wright	04/24/2024	2,800		A	A
	04/28/2023	1,645		A	A
(1)	Transaction Codes:
	A:	Grant, award or other acquisition of securities from the Company (such as an option)
	F:	Payment of exercise price or tax liability by delivering or withholding securities
	G:	Grant of phantom deferred stock units acquired under the Deferred Compensation Program for Directors, under the Company’s Long-Term Incentive Plan
	J:	Acquisition or disposition by Retirement Savings Plan
	M:	Exercise or conversion of derivative security
	P:	Open market or private purchase of non-derivative or derivative security
	S:	Open market or private sale of non-derivative or derivative security

138	INGEVITY | 2025 Proxy Statement

Appendix C: Supplemental Information Regarding Participants in the Solicitation

Miscellaneous Information Regarding Participants in the Solicitation

Miscellaneous Information Regarding Participants in the Solicitation

Except as described in the proxy statement or this Appendix C, to Ingevity’s knowledge: none of the Participants or their associates (i) during the past ten (10) years, has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) beneficially owns, directly or indirectly, any shares or other securities of Ingevity or any of Ingevity’s subsidiaries; or (iii) has a substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting. In addition, other than as set forth in this Appendix C or the proxy statement, neither Ingevity nor any of the Participants has been within the past year party to any contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies. Other than as set forth in this Appendix C or the proxy statement, none of the Participants or any of their associates have (i) any arrangements or understandings with any person with respect to any future employment by Ingevity or its affiliates or with respect to any future transactions to which Ingevity or any of its affiliates will or may be a party; or (ii) a direct or indirect material interest in any transaction or series of similar transactions since the beginning of Ingevity’s last fiscal year or any currently proposed transactions, to which Ingevity or any of its subsidiaries was or is to be a party in which the amount involved exceeded $120,000.

INGEVITY | 2025 Proxy Statement	139

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION PLEASE ACT TODAY! SEE REVERSE SIDE FOR THREE EASY WAYS TO VOTE. ▼ TO AUTHORIZE A PROXY TO VOTE BY MAIL PLEASE DETACH THE WHITE PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE – PAID ENVELOPE PROVIDED ▼ INGEVITY CORPORATION 2025 ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The undersigned hereby appoints Ryan C . Fisher and Mavis G . Huger, or either of them, proxies, with full power of substitution in each, to represent, and to vote the common stock of INGEVITY CORPORATION, which the undersigned is entitled to vote at the 2025 Annual Meeting of Stockholders scheduled to be held at [ ● ] AM Eastern Time on [ ● ], virtually at [ ● ], and at any adjournments or postponements thereof . This proxy, when properly executed, will be voted as specified on the reverse side . If no specification is made, this proxy will be voted “FOR” each of the director nominees recommended by the Board of Directors listed in Proposal 1 , and “FOR” Proposals 2 , 3 and 4 , and in the discretion of the proxies, upon such other business as properly comes before the Annual Meeting . W H I T E P R O X Y (continued and to be signed on the reverse side)

YOUR VOTE IS IMPORTANT Please take a moment now to vote your Ingevity Corporation shares at the upcoming 2025 Annual Meeting of Stockholders. YOU CAN ACT TODAY USING ANY OF THE FOLLOWING METHODS: 1. Vote by Telephone – Call toll - free from the U . S . or Canada at [ ● ], on a touch - tone telephone . If outside the U . S . or Canada, call [ ● ] . Please follow the simple instructions provided . You will be required to provide the unique control number printed below . 2. Vote by Internet – Please access www . proxyvotenow . com/[ ● ], and follow the simple instructions provided . You will be required to provide the unique control number printed below . CONTROL NUMBER: You may vote by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had executed a proxy card. 3. Vote by Mail – If you do not have access to a touch - tone telephone or to the Internet, please sign, date and return the proxy card in the envelope provided, or mail to: [ ● ]. ▼ TO AUTHORIZE A PROXY TO VOTE BY MAIL PLEASE DETACH THE WHITE PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE – PAID ENVELOPE PROVIDED ▼ Please mark your vote as indicated in this example THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” ONLY THE NINE (9) COMPANY NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3 AND 4. The Board recommends that you vote FOR each of the following proposals. FOR AGAINST ABSTAIN 2. Advisory vote on compensation of our Named Executive Officers (Say - on - Pay). FOR AGAINST ABSTAIN 1. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2025 . 1. Election of Directors - YOU MAY VOTE “FOR” NO MORE THAN NINE (9) NOMINEES. You may mark “FOR” with respect to up to nine (9) nominees in total . If you mark “FOR” with respect to fewer than nine (9) nominees, your shares will be voted “FOR” those nominees you have so marked . If you mark “FOR” more than nine (9) nominees, your vote on Proposal 1 regarding election of directors will be invalid and will not be counted . If you sign and return your proxy card and do not specify how you want your shares to be voted, your shares will be voted “FOR” each of the Company nominees only . The Board of Directors recommends that you vote FOR ONLY the following nine (9) Company nominees : FOR WITHHOLD 1a. Jean S. Blackwell Vision One nominees OPPOSED by the Company: FOR WITHHOLD 1j. Julio C. Acero FOR AGAINST ABSTAIN 4. Approve the Ingevity Corporation 2025 Omnibus Incentive Plan FOR WITHHOLD FOR WITHHOLD 1k. Courtney R. Mather 1b. Luis Fernandez - Moreno FOR WITHHOLD FOR WITHHOLD 1l. Merri J. Sanchez 1c. Diane H. Gulyas FOR WITHHOLD FOR WITHHOLD 1m. F. David Segal 1d. Bruce D. Hoechner e. Frederick J. Lynch a. Karen G. Narwold a. Daniel F. Sansone a. J. Kevin Willis FOR WITHHOLD FOR WITHHOLD FOR WITHHOLD FOR WITHHOLD Dated: , 2025 FOR WITHHOLD 1i. Benjamin G. Wright Signature Signature (if held jointly) NOTE : Please sign exactly as your name(s) appear(s) on stock certificates or on the label affixed hereto . When signing as attorney, executor, administrator or other fiduciary, please give full title as such . Joint owners must each sign personally . If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer and give full title as such .